SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

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Xylem Inc.

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2026 Proxy Statement

Notice of Annual Meeting of Shareholders

May 14, 2026

301 Water Street SE

Washington, DC 20003

Dear Shareholders,

Xylem is committed to delivering on both purpose and performance, and in 2025, we excelled on both fronts. This year, Xylem achieved record results — clear evidence that our company’s transformation is gaining momentum. We surpassed $9 billion in revenues, set a new benchmark for profitability, and exceeded all of our 2025 customer sustainability goals ahead of schedule. These results reflect not only strong execution but also a fundamentally stronger Xylem.

On behalf of the Board of Directors, we invite you to attend Xylem’s 2026 Annual Meeting of Shareholders. The meeting will be held at 8.00 a.m. ET on May 14, 2026. It will be held entirely online via live webcast at:
www.virtualshareholdermeeting.com/XYL2026

Transformation driving performance

This performance is the outcome of two years of focused transformation. We have sharpened Xylem’s purpose, simplified our operating model, and built a culture that empowers teams while holding them accountable for results. We have made significant progress modernizing our systems and embedding an ‘80/20’ mindset throughout the Company. Collectively, this work has created tighter alignment across the organization around the priorities that matter most to our customers and to you, our shareholders. In the coming year, this transformation will continue as we execute our ERP program, accelerate our 80/20 initiatives, and make thoughtful moves to optimize our portfolio. These actions strengthen our focus, improve execution speed, and enhance profitability. They are foundational to delivering sustainable, profitable growth.

Building the next phase of profitable growth

With stronger operational foundations in place, we are amplifying our focus on profitable growth. In 2026, while continuing to expand margins, we are investing deliberately in sales force effectiveness, marketing, product management and innovation. Our objective is to create a simpler, faster and more customer-obsessed Xylem that delivers both exceptional customer value and sustained, above-market profitable growth.

To support this next phase, we are also investing in scaling Xylem’s leadership capacity. Our Leadership Accelerator is developing our top 150 leaders through a rigorous program, with each cohort mentored by a member of the Executive Leadership Team. These leaders will, in turn, guide the next layer of talent across the organization, reinforcing the capabilities required to scale growth and performance together.

All of these leaders are receiving intensive training in artificial intelligence (“AI”), a major focus area for the coming year. We have also established a central AI team to drive initiatives aimed at positioning Xylem as an industrial leader in successful AI adoption, many of which are already generating promising outcomes throughout the company.

Water as the foundation of the new economy

The widespread adoption of AI is creating attractive growth opportunities in the water sector. At this year’s World Economic Forum, Xylem launched a report highlighting how AI adoption is driving a sharp increase in water use across data centers, semiconductor manufacturing and power generation, with demand in these sectors projected to rise by 130% over the coming years. AI literally runs on water, and its growth is intensifying pressure on watersheds and elevating concerns around water scarcity.

Our research shows that investments in smart water infrastructure and water reuse can expand supply to accommodate AI-driven water demand. Because Xylem serves municipal utilities and industrial water users in roughly equal measure, we are uniquely positioned to help customers navigate these challenges. Working with our customers and stakeholders, we believe rising water demand can be met through technologies, partnerships, and solutions that reduce losses, improve reuse, and create greater affordability and resilience.

As water becomes an increasingly strategic resource, Xylem’s solutions enable growth and innovation while strengthening water security for communities. This is where our purpose and strategy converge.

Performance and purpose: inseparable by design

Purpose lies at the heart of the high-impact culture we have established at Xylem and makes us not only a more sustainable company but also strengthens our competitive edge.

Every leak we help utilities stop, every gallon of water we help industries recycle, and every dollar of capital cost we help customers avoid contributes to a more water-secure world. As a result, our financial performance and our sustainability impact reinforce each other.

In a year of record financial results, Xylem was also recognized by Barron’s as one of America’s most sustainable companies1. In addition to exceeding all four of our 2025 Customer Sustainability Goals ahead of schedule, we continued to improve our operational sustainability, achieving 100% process water and waste recycling across our major facilities. And, in the time since we set our 2025 Sustainability Goals, our employees contributed more than one million volunteer hours to their communities, principally in water-related causes. ________________________________________

Two years ago, we set higher expectations for Xylem’s performance. Two years on, our results are tracking to deliver on that framework. Xylem is faster, more focused, and well positioned to create durable value by scaling sustainable growth — now and well into the future.

Thank you for your continued investment and partnership.

Sincerely,

Robert F. Friel Board Chair Matthew F. Pine President & Chief Executive Officer

1 https://www.barrons.com/lists-rankings/top-sustainable-companies

301 Water Street SE

Washington, DC 20003

Notice of 2026 Annual Meeting of Shareholders

March 30, 2026

Date and Time	Thursday, May 14, 2026, at 8:00 a.m. ET
Virtual Meeting	www.virtualshareholdermeeting.com/XYL2026
Agenda

1.

Election of nine director nominees named in the Proxy Statement

2.

Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026

3.

Advisory vote to approve the compensation of our named executive officers

4.

Implementation of the Xylem Inc. 2026 Employee Stock Purchase Plan

5.

Transact such other business as may properly come before the meeting

Record Date	March 19, 2026
Mailing or Availability Date	Beginning on March 30, 2026, this Notice of Annual Meeting and the 2026 Proxy Statement are being mailed and made available to shareholders of record as of March 19, 2026.
Voting by Proxy

YOUR VOTE IS VERY IMPORTANT. Whether or not you attend the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the following methods. Make sure you have your proxy card, voting instruction form, or notice of internet availability in hand and follow the instructions.

❖

By Phone: In the U.S. or Canada, vote toll-free by calling 1-800-690-6903

❖

By Internet: Go to www.proxyvote.com

❖

By Mail: Mark, date and sign your proxy card or voting instruction form and return it in the envelope provided.

In the event you attend and participate in the virtual Annual Meeting, you may, if so desired, revoke the proxy by voting your shares during the meeting.

Attending the Virtual-Only Annual Meeting

Shareholders who wish to attend and participate in the virtual Annual Meeting, including to vote, should review the “Voting and Meeting Information” section (starting on page 80) for details on how to do so.

By Order of the Board of Directors,

Kelly C. O’Shea VP, Chief Corporate Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting:

Our 2026 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025 will be available online at www.proxyvote.com and are currently available on our website at www.xylem.com under “Investors.”

Cautionary Note Regarding Forward-Looking Statements

The statements included in this Proxy Statement and materials or websites it may cross-reference regarding future performance and results, expectations, plans, strategies, priorities, intentions, goals, targets, or other statements (including those related to our social, environmental and other sustainability aspirations or goals) that are not historical facts are forward-looking statements within the meaning of the U.S. federal securities laws. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “goal,” “objective,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. Forward-looking and other statements included in this Proxy Statement, or cross-referenced in this document, regarding our environmental and other sustainability efforts, plans and goals are not an indication that these statements are necessarily material to investors, to our business, operating results, financial condition, outlook, or strategy, to our impacts on sustainability matters or other parties, or are required to be disclosed in our filings with the Securities and Exchange Commission (“SEC”) or other regulatory authorities, and are not intended to create legal rights or obligations. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that are difficult to predict, are often beyond our control, and that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in subsequent filings we make with the SEC, and include changes in legal and regulatory requirements, business conditions, and stakeholder expectations. Readers of this Proxy Statement are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, and despite any historical practice of doing so. The information and statements in this Proxy Statement speak only as of the date of this document and are subject to change without notice.

2026 PROXY STATEMENT SUMMARY

Xylem’s Proxy Statement was prepared in connection with the solicitation of proxies by the Board of Directors of Xylem Inc. (“Xylem” or the “Company”) for the 2026 Annual Meeting of Shareholders (the “Annual Meeting”). This summary includes highlights of information contained elsewhere in this document or in our Annual Report on Form 10-K for the year ended December 31, 2025 (“Form 10-K”). We encourage you to read the entire Proxy Statement and Form 10-K before you vote.

2026 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Thursday, May 14, 2026, at 8:00 a.m. ET
Location of Meeting

Online virtual meeting at www.virtualshareholdermeeting.com/XYL2026. Shareholders will need to enter their 16-digit control number included on their Notice of Internet Availability or proxy card in order to participate.

Record Date	March 19, 2026
Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal		Board Recommendation	Page Reference
1.	Election of the nine directors named in the Proxy Statement	FOR (each nominee)	8
2.	Ratification of the appointment of Deloitte & Touche LLP for 2026	FOR	20
3.	Advisory vote to approve named executive officer compensation	FOR	23
4.	Implementation of Employee Stock Purchase Plan	FOR	24

HOW TO CAST YOUR VOTE

Your vote is important! Please cast your vote and play a part in the future of Xylem. You may vote using any of the following methods below if you were a shareholder of record as of the close of business on March 19, 2026. In all cases, you should have your 16-digit control number from your Notice of Internet Availability or proxy card available and follow the instructions.

Internet Before the Annual Meeting at www.proxyvote.com	Call 1-800-690-6903 Toll-free from the U.S. or Canada	Mail Mark, date and sign your proxy card or voting instruction form and return it in the envelope provided	Virtual Meeting Only if you are an eligible shareholder or beneficial owner and have registered and obtained a legal proxy

Please refer to the enclosed proxy material or the information forwarded by your bank, broker, trustee or other intermediary to see which voting methods are available to you.

Xylem 2026 Proxy Statement | 1

2025 PERFORMANCE HIGHLIGHTS

Xylem’s ~22,000 colleagues around the globe are united by our purpose: to empower our customers and communities to build a more water-secure world. In 2025, we continued our transformation journey through updated divisional alignment and achieved record performance across most of our key financial metrics.

Revenue

$9.0B, up 6% reported and 5% organically*

Profitability

Net income margin 10.6%, up 20 bps

Adj. EBITDA margin* 22.2%, up 160bps

EPS

$3.92, up 7%; $5.08 (adj.*), up 19%

Cash Flow

13.7% operating cash flow margin

10.2% adj. free cash flow margin*

*    Non-GAAP financial measures that exclude certain items. For a description of the items excluded from non-GAAP measures and reconciliations of GAAP to non-GAAP, please see Appendix A.

SPOTLIGHT: 2025 Performance Highlights

●

Record orders over $8.9B (reported) supporting a $4.6B backlog

●

Drove above market revenue growth and record adjusted EBITDA margin* through price and productivity

●

Exited 2025 at full $140M Evoqua cost synergy run rate, 1 year ahead of our 3-year target

●

Accelerated margin expansion through targeted efforts to simplify our businesses and take complexity out of our processes and structure, all to streamline our organization, strengthen our competitive positioning and enable us to better serve our customers

●

Transformed our operating model, driving significant structural cost savings through simplification, 80/20 and strategic categorization of divisions

●
Advanced our systems modernization journey to increase operational productivity, which will further bolster margin expansion and position us for more profitable growth

•

Returned $391M in capital to shareholders with our 2025 dividends

•

Advanced our high-impact culture

●

Announced the signing of a definitive agreement to divest our international metering business, expected to close Q1 2026, to drive higher profitability and greater focus on our North America metering business

●

Achieved an Injury Frequency rate of 0.43, a >17% improvement YOY

●

Achieved the Carbon Disclosure Project A-list for Climate Change, reinforcing our leadership in environmental stewardship and translating meaningful progress into best-in-class reporting

●

Impacted our communities with 81% of our ~22,000 colleagues globally volunteering ~255,000 hours for Xylem Watermark, our corporate social responsibility program

Xylem 2026 Proxy Statement | 2

STRATEGY

Our overarching strategy is to help customers solve the world’s greatest water challenges with innovative products, services and solutions to deliver sustainable economic, social and environmental benefits. Our Strategic Pillars guide where and how we focus our efforts and resources to implement this strategy. We made significant progress in 2025 advancing our high-impact culture, which is critical to delivering on our purpose.

SPOTLIGHT: Our Strategic Pillars
Customer Centricity

We are putting the needs and experiences of our customers at the forefront of everything we do, including by listening and understanding their challenges, leveraging the 80/20 principle, creating synergies to enhance customer value, streamlining our operations, and equipping our sales teams with tools, training and insights.

Profitable Growth

Our goal is to deliver consistent financial performance that benefits our shareholders and supports our long-term vision, building a stable and prosperous future for the company. We prioritize profitable growth, including by applying the 80/20 principle, leveraging strategic investments and partnerships, implementing strategic pricing, and focusing on the most impactful opportunities to create significant value.

Operational Excellence

We are committed to being a leading operator and running our company with discipline, maintaining streamlined operations that are aligned with our strategic objectives. We do this by applying the 80/20 principle, modernizing our systems, implementing lean continuous improvement practices, and leveraging our Xylem Management System and Goal Deployment Process.

Sustainability Leadership

We strive to be a sustainability leader by integrating sustainability into our business strategy, with a strong emphasis on advancing favorable long-term financial and sustainability outcomes for our customers through our solutions, while minimizing our environmental impact, promoting resource conservation, and supporting customers and the communities we serve together.

High-Impact Culture

To better serve our customers and create value for our shareholders, we have activated our high-impact culture through three high-impact behaviors: inspired to innovate, accountable to deliver and empowered to lead. Our colleagues learn and innovate every day and understand their role in achieving our purpose and strategy.

While our strategy will evolve in response to the changing world, our four values are the enduring principles that go to the heart of who we are and guide how we conduct ourselves each day:

Respect, Responsibility, Integrity, Creativity

Xylem 2026 Proxy Statement | 3

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to sound corporate governance that promotes the long-term interests of our shareholders and other stakeholders, strengthens Board and management accountability, and helps enhance trust in the Company. The “Corporate Governance” section describes our governance framework, which includes the following highlights:

Independent Board Chair

Overall 2024 Board and committee meeting attendance of >97%

All directors elected annually

Robust director nominee identification and selection process

Board with mix of experience, skills, qualifications, attributes, perspectives and backgrounds

Balanced mix of new and more experienced directors, with ~33% of the director nominees’ tenure >6 years and ~66% <6 years

3 fully independent Board committees

Board and committee oversight of strategy, risk, cybersecurity, and human capital matters

Board oversight of our sustainability approach, including regular management updates to the Nominating & Governance Committee

Regular executive sessions of only the independent directors of the Board and each committee

Annual Board and committee self-assessments, with periodic facilitation by a third-party advisor

Comprehensive orientation program for new directors

SPOTLIGHT: Corporate Governance Highlights
What’s New?

Simplification and continuous improvement is a mindset we bring to all aspects of our Company, including corporate governance, sustainability, culture, compensation and risk management. We regularly review and implement improvements to these aspects of our Company that benefit our shareholders and other stakeholders. This year’s updates include:

•

Implementation of a director skills matrix (see page 9)

•

Consolidated oversight of all cybersecurity and product safety matters with the Board, with the Audit Committee retaining oversight of cybersecurity disclosures in regulatory filings

•

Engaged a third-party to facilitate the 2025 annual Board assessment

Board Matters

•

All current directors are independent except our Chief Executive Officer (89%)

•

Independent Board Chair

•

Overall 2025 Board and committee meeting attendance of 100%

•

All directors elected annually

•

Robust director nominee identification and selection process

•

Board with a mix of experience, skills, qualifications, attributes, perspectives and backgrounds

•

Balanced mix of new and more experienced directors, with ~33% of the director nominees’ tenure >6 years and ~66% <6 years

•

3 fully independent Board committees

•

Directors may not stand for re-election after age 72

•

Board and committee oversight of strategy, risk, cybersecurity, and human capital matters

•

Board oversight of our sustainability approach, including regular management updates to the Nominating & Governance Committee

•

Regular executive sessions of only the independent directors of the Board and each committee

•

Annual Board and committee self-assessments, with facilitation by a third-party advisor for the 2025 assessments

•

Comprehensive orientation program for new directors

Shareholder Matters	• Majority voting with a director resignation policy for directors in uncontested elections • Shareholder proxy access right • Regular engagement with shareholders ● Annual “Say-on-Pay”	• Shareholders have the right to call special meetings • One class of stock • No poison pill

We value the views of our shareholders and believe that fostering positive relationships with our shareholders is critical to our long-term success. To help management and the Board understand and consider the issues that matter most to our shareholders, we regularly engage with shareholders on a range of topics related to the Company’s performance, strategy for long-term growth, governance profile, compensation philosophy, and sustainability and value creation for society. See “Shareholder Engagement Program” in the “Corporate Governance” section for more information.

Xylem 2026 Proxy Statement | 4

DIRECTOR NOMINEES HIGHLIGHTS1

[1]	Based on information provided by each director nominee. Global Origin indicates where director nominees were born and raised. Age and tenure as of Annual Meeting date, May 14, 2026.

			# Public	Director	Committee Memberships
Name and Principal Occupation	Independent	Age**	Boards[1]	Since	Audit	LDCC	NG
Earl R. Ellis EVP & CFO, Panera Bread	✓	60	1	2023	C*
Robert F. Friel Former Chairman, President & CEO, PerkinElmer Inc.	✓Chair*	70	2	2012		✓
Lisa Glatch Former President, LNG & Net-Zero Solutions & Chief Sustainability Officer, Sempra Infrastructure	✓	63	2	2023[2]	✓	✓
Victoria D. Harker Former EVP & CFO, TEGNA Inc.	✓*	61	3	2011		✓	✓
Mark D. Morelli President & CEO, Vontier Corp.	✓	62	2	2022	✓	C
Jerome A. Peribere Former President & CEO, Sealed Air	✓	71	2	2013			C
Matthew F. Pine President & CEO, Xylem Inc.	CEO	54	2	2024
Lila Tretikov Partner, Head of Artificial Intelligence Strategy, New Enterprise Associates	✓	48	4	2020	✓		✓
Uday Yadav CEO, TK Elevator	✓	63	1	2020	✓		✓

*	= Financial Expert C = Committee Chair ** Ages shown as of the date of the 2026 Annual Meeting
[1]	Indicates total number of public company boards on which the nominee currently serves.
[2]	Served on Evoqua Water Technology Corporation’s Board of Directors from 2020 until Xylem’s acquisition on May 24, 2023

Xylem 2026 Proxy Statement | 5

SUSTAINABILITY HIGHLIGHTS

As a leading global water solutions company, we are dedicated to advancing sustainable impact and empowering people who make water work every day. We focus our sustainability efforts on one of the world’s most urgent sustainability challenges – responsible stewardship of our shared water resources. We view sustainability as a driver of economic value and a catalyst for positive societal outcomes. By embedding sustainability into our decision-making, we strive to create long-term value for our shareholders, customers, employees and communities.

SPOTLIGHT: Key 2025-2026 Sustainability Accomplishments

●	Published our 2024 Sustainability Report
●	Successfully completed our 2025 Sustainability Goals
●	Announced additional 2030 Sustainability Goals focused on the water sector, accelerating water stewardship and advancing water security
●	Strengthened community impact through Xylem Watermark, with ~81% of our 22,000 global colleagues contributing more than 255,000 volunteer hours
●	Achieved CDP Climate Change A-List recognition
●	Recognized by Corporate Knights as a global sustainability leader, earning a prominent place on the 2026 Global 100 list of the world’s most sustainable companies

We advance impact across our value chain through strong, collaborative partnerships rooted in integrity, accountability and shared responsibility. By engaging customers, colleagues, suppliers, and community partners, we promote environmental stewardship, social responsibility and resilient business practices. Through our operations, workforce, and community initiatives — including our Xylem Watermark program — we help build resilient, water-secure communities and reinforce sustainability as a core element of our strategy.

Through innovative products and technical expertise, we enable customers and communities to address critical water challenges such as scarcity, quality, resilience, affordability, and availability. Our solutions support reliable, efficient water and wastewater systems that protect public health, sustain essential services, and contribute to a more water-secure world for people and the planet.

Supply Chain

Partnering with suppliers to develop a responsible, resilient, transparent, and diverse supply chain while supporting their own sustainability journey.

Operations

Conducting our business with integrity, minimizing our environmental footprint, protecting health and safety, and promoting employee well-being.

Product

Delivering products that help reduce our customers' environmental impact and delivering on our commitment to product safety and minimizing our products' footprint.

Customers

Helping our customers reduce water scarcity and loss, and optimize water systems to make water more affordable through our wide range of products and application expertise.

Sustainable finance

Leveraging our leadership in sustainability to develop attractive and sustainable financial strategies.

Communities

Promoting sustainability and water stewardship worldwide through thought leadership, innovative solutions, technical expertise, community partnerships, and a commitment to youth education.

Xylem 2026 Proxy Statement | 6

EXECUTIVE COMPENSATION HIGHLIGHTS

We provide our named executive officers (“NEOs”) with short- and long-term compensation opportunities that encourage performance that enhances shareholder value creation while avoiding excessive risk-taking. Our LDCC aligns our NEOs’ compensation with shareholder interests through a balanced and competitive equity program design that uses a mix of restricted stock units, performance share units and stock options. A significant portion of our NEOs’ pay is performance-based, capped and not guaranteed, and in 2025 made up approximately 89% and 73% of total direct compensation for our Chief Executive Officer (“CEO”) and other NEOs, respectively (see charts below). In 2025, we received shareholder support of 87% in our Say-on-Pay advisory vote. See “2025 Say-on-Pay Advisory Vote” in the “Compensation Discussion and Analysis” section.

2025 NEO Total Direct Compensation Mix**:

**	Percentage of pay shown is based on annual target compensation (base salary, target annual incentive compensation and target long-term incentive compensation).

Spotlight: Executive Compensation Highlights

What We Do
✓ Pay-for-performance
✓ Double-trigger change of control provision
✓ Peer group selection
✓ Annual compensation risk assessment
✓ Proactive management of share utilization
✓ Compensation benchmarking
✓ Clawback provisions per policy and equity grant agreements
✓ Balanced compensation design ✓ Stock ownership guidelines ✓ Insider trading policy ✓ Engage an independent compensation consultant ✓ Annual “Say-on-Pay” shareholder vote
What We Don’t Do	✘ No special retirement benefits for NEOs ✘ No tax gross-ups ✘ No fixed-term employment contracts	✘ No repricing of stock options or cash buyouts of underwater stock options ✘ No pledging, hedging or shorting permitted

Xylem 2026 Proxy Statement | 7

PROPOSALS TO BE VOTED ON AT THE 2026 ANNUAL MEETING

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board, through its Nominating & Governance Committee, regularly reviews the experience, skills and qualifications needed to properly oversee the interests of the Company and its shareholders, taking into account the Company’s strategy and evolving global business. The Committee then compares those attributes to those of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals that have the requisite experience, skills, qualifications and background. Directors and candidates should be individuals of the highest personal and professional ethics, integrity and values, with significant accomplishments and recognized stature, who bring a diversity of backgrounds, experiences and perspectives to the Board, and are committed to representing the shareholders’ long-term interests. Our Board believes that the director nominees have the appropriate mix of experience, skills, qualifications and backgrounds needed to lead Xylem at the Board level.

			# Public	Director	Committee Memberships
Name and Principal Occupation	Independent	Age**	Boards[1]	Since	Audit	LDCC	NG
Earl R. Ellis EVP & CFO, Panera Bread	✓	60	1	2023	C*
Robert F. Friel Former Chairman, President & CEO, PerkinElmer Inc.	✓Chair*	70	2	2012		✓
Lisa Glatch Former President, LNG and Net-Zero Solutions and Chief Sustainability Officer, Sempra Infrastructure	✓	63	2	2023[2]	✓	✓
Victoria D. Harker Former EVP & CFO, TEGNA Inc.	✓*	61	3	2011		✓	✓
Mark D. Morelli President & CEO, Vontier Corp.	✓	62	2	2022	✓	C
Jerome A. Peribere Former President & CEO, Sealed Air	✓	71	2	2013			C
Matthew F. Pine President & CEO, Xylem Inc.	CEO	54	2	2024
Lila Tretikov Partner, Head of Artificial Intelligence Strategy, New Enterprise Associates	✓	48	4	2020	✓		✓
Uday Yadav CEO, TK Elevator	✓	63	1	2020	✓		✓

*	= Financial Expert C = Committee Chair **Ages shown as of the date of the 2026 Annual Meeting
[1]	Indicates total number of public company boards on which the nominee currently serves.
[2]	Served on Evoqua Water Technology Corporation’s Board of Directors from 2020 until Xylem’s acquisition on May 24, 2023.

Xylem 2026 Proxy Statement | 8

*	Information provided by each director nominee. Tenure and age as of the date of the 2026 Annual Meeting. Global Origin indicates director nominees born and raised within or outside the U.S.

The Board adopted a skills and experience matrix to facilitate the comparison of its directors’ skills versus those deemed necessary to oversee the Company’s current strategy. The skills included in the matrix are periodically evaluated against the Company’s strategy so that the matrix can serve as an up-to-date tool for identifying director nominees who collectively have the complementary experience, qualifications, skills, and attributes to guide the Company. Xylem’s 2026 skills matrix reflecting the characteristics of its director nominees is below.

Director Nominees	CEO/C-Suite	Financial Expert	Global Business	Growth	Operational Expertise	People & Talent	Public Co. Board	Relevant Industry Expertise	Risk Management	Strategy	Technology & Innovation
Earl R. Ellis	✓	✓	✓	✓	✓		✓		✓	✓
Robert F. Friel	✓	✓	✓	✓		✓	✓		✓	✓	✓
Lisa Glatch	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓
Victoria D. Harker	✓	✓	✓	✓	✓		✓		✓	✓
Mark D. Morelli	✓		✓	✓	✓	✓	✓		✓	✓	✓
Jerome A. Peribere	✓		✓	✓	✓	✓	✓		✓	✓	✓
Matthew F. Pine	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓
Lila Tretikov			✓	✓	✓		✓		✓	✓	✓
Uday Yadav	✓		✓	✓	✓	✓	✓		✓	✓	✓

Xylem 2026 Proxy Statement | 9

Core Skills & Experience Definitions
CEO/ C-Suite Experience

Service as a public company CEO or senior executive provides a practical understanding of large organizations and hands-on leadership experience in driving change and long-term value for shareholders and other stakeholders, as well as experience in other core areas, such as strategic and operational planning, financial reporting, compliance, risk management and people and talent.

Financial Expert	Qualifies as a financial expert under SEC requirements.
Global Business

Experience driving business success in global markets, with an understanding of diverse business environments, economic conditions, geopolitics, cultures, regulatory frameworks and global market opportunities.

Growth

Focus and direct experience developing strategies to grow profitable sales and market share both organically and inorganically, enhance customer value and drive customer centricity, build brand awareness and equity, and enhance enterprise reputation.

Operational Expertise

Leadership and direct experience in operational excellence including product development and management, manufacturing including industry 4.0 technologies, supply chain, continuous improvement and sustainability.

People & Talent	Focus and direct experience identifying, attracting, developing, motivating and retaining top talent to achieve a company’s strategy, enable a high-impact culture and manage succession planning.
Public Company Board / Corporate Governance

Service on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends, as well as insights into board management, relations between the board, the CEO and senior management, agenda setting and succession planning; and promotes strong board and management accountability, transparency and protection of shareholder and other stakeholder interests.

Relevant Industry Expertise

Direct experience in industries and end markets that the Company serves, including water and wastewater utilities, engineering, procurement and construction firms, building services, industrial processing, agriculture and irrigation, and the electric and gas sectors.

Risk Management

Focus and direct experience with risk management processes and managing and mitigating key risks such as cybersecurity, geopolitics, regulatory compliance, competition and disruption, financial, brand and reputation, and intellectual property.

Strategy

Experience developing, implementing, assessing and overseeing a company’s long-term strategy for growth. Experience leading growth through acquisitions and other transactions, with the ability to assess “build or buy” decisions, analyze the fit of a target with a company’s strategy and culture, accurately value transactions, and evaluate operational integration plans.

Technology & Innovation

Focus and direct experience with evolving and emerging technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation, and extend or create new business models.

All director nominees will be elected for a one-year term.

The Board has determined that each nominee, other than our CEO, Mr. Pine, is independent from the Company and management. Each nominee brings experience, expertise and diverse perspectives that will contribute to the overall strength of the Board in its oversight role. Each nominee currently serves on our Board and was last elected by our shareholders at the 2025 Annual Meeting. Each nominee agreed to be named in this Proxy Statement and to serve as a director, if elected. If a director nominee becomes unavailable for election, the persons named as proxies will have the right to use their discretion to vote for a substitute, or the Board may reduce the size of the board. For more information regarding director nominations and qualifications, see the “Board Composition and Refreshment” section. The following are summaries of the business experience and other qualifications of each director nominee.

Our Board of Directors recommends that you vote

FOR the election of each of the director nominees

Xylem 2026 Proxy Statement | 10

INDEPENDENT

EARL R. ELLIS Age: 60 Director Since: 2023 Board Committees ● Audit (Chair)

Principal Occupation

●
Executive Vice President & Chief Financial Officer of Panera Bread, a casual restaurant chain, since October 2025

Prior Professional Experience

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Prior to joining Panera Bread, served as CFO of ABM Industries, a facility services company, from November 2020 to June 2025, followed by his departure from the company in September 2025
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Instrumental in leading the development of ABM’s strategic plan and technological transformation
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Prior to joining ABM, served as Senior Vice President, Finance of Best Buy and Senior Vice President & Chief Financial Officer of Best Buy Canada, from 2016 to November 2020
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Served on the board of directors of Grace Foods Canada (2014 - 2023)

Key Qualifications, Attributes
and Skills

As a sitting CFO, Mr. Ellis brings to our Board extensive business experience with a broad financial background. He also has experience developing, operationalizing and driving strategy and expertise with respect to strategic transactions, technological transformation, operations, procurement, risk management, capital management and allocation, audit and compliance.

Additional Information

●
Member of the Executive Leadership Council since 2019
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Served on the board of directors of the North Minneapolis Achievement Zone and the board of governors of the University of Guelph
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Earlier in his career, held executive leadership roles at a number of other public companies, including Canadian Tire Corporation, Campbell’s Soup, Kraft Foods, and Coca-Cola Bottling

Xylem 2026 Proxy Statement | 11

INDEPENDENT

ROBERT F. FRIEL Age: 70 Director Since: 2012 Board Committees ● Leadership Development & Compensation

Prior Professional Experience

●
Served as Chief Executive Officer of PerkinElmer, Inc., a multinational corporation focused on human and environmental health, from January 2008 until his retirement in December 2019
●
Joined PerkinElmer in 1999 and held a variety of positions, including Executive Vice President & Chief Financial Officer, with responsibility for business development and information technology, in addition to his oversight of the finance function
●
Served as PerkinElmer’s President of Life and Analytical Sciences, and President & Chief Operating Officer
●
Prior to joining PerkinElmer, held several global financial executive positions, including Vice President & Treasurer, for over 19 years with AlliedSignal, Inc. (now Honeywell International Inc.)

Key Qualifications, Attributes
and Skills

As former President, CEO and Chairman of a large public company and a seasoned director, Mr. Friel brings extensive experience in global technology companies as well as deep strategic, financial, tax and board leadership experience. Mr. Friel also brings to our Board expertise in leadership development, risk management, corporate governance, including executive compensation, as well as experience leading and integrating strategic transactions.

Current Public Company Boards

West Pharmaceutical Services, Inc. (2020 - present)

Other Public Company Boards in the Last Five Years

NuVasive, Inc. (2016 - 2023)

Additional Information

●
One of the primary architects of PerkinElmer’s transformation into a global technology leader

Xylem 2026 Proxy Statement | 12

INDEPENDENT

LISA GLATCH Age: 63 Director Since: 2023 Board Committees ● Audit ● Leadership Development & Compensation

Prior Professional Experience

●
President, LNG and Net-Zero Solutions and Chief Sustainability Officer of Sempra Infrastructure, an energy infrastructure company and affiliate of Sempra (formerly Sempra Energy), from November 2021 until her retirement in April 2022
●
Previously held a number of leadership roles at Sempra LNG, a predecessor of Sempra Infrastructure, including as President, Chief Operating Officer and Chief Sustainability Officer
●
Prior to joining Sempra in 2018, served as Executive Vice President & Chief Strategic Development Officer of CH2M (now Jacobs Engineering)

Key Qualifications, Attributes
and Skills

As a former executive and a director of other public companies, Ms. Glatch brings extensive engineering, innovation and technology and industrial expertise, as well as critical strategic and financial perspectives, to our Board. With more than 30 years’ experience in senior leadership roles involving the public and private sectors in the energy, chemicals, environmental, water and transportation industries, she has deep experience in a number of Xylem’s end markets and operational functions, including information technology and cybersecurity, sales and marketing, government relations and sustainability.

Current Public Company Boards

Fluor Corporation (2024 - present)

Other Public Company Boards in the Last Five Years

Hess Corporation (2022 - 2025)

Evoqua Water Technologies Corporation (2020 - 2023)

Infraestructura Energetica Nova, S.A.B. de C.V (2020 - 2021)

Additional Information

●
Earlier in her career, spent more than 20 years at Fluor Corporation in a range of leadership roles, including President of the Government Group and Senior Vice President of Project Operations for the Energy & Chemicals Group

Xylem 2026 Proxy Statement | 13

INDEPENDENT

VICTORIA D. HARKER Age: 61 Director Since: 2011 Board Committees ● Leadership Development & Compensation ● Nominating & Governance

Prior Professional Experience

●
Served as Executive Vice President & Chief Financial Officer of TEGNA, Inc., a media company innovating in the digital age, from June 2015 when TEGNA spun off from Gannett Co., until December 2023, followed by her retirement from the company in March 2024
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CFO of Gannett from July 2012 to June 2015
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Prior to joining Gannett in 2012, served as the CFO and President of Global Business Services of the AES Corporation
●
Prior to joining AES in 2006, held several key leadership roles including Acting CFO and Treasurer of MCI and CFO of MCI Group, a unit of World-Com Inc.

Key Qualifications, Attributes
and Skills

Ms. Harker brings to our Board extensive global business experience with a wide-ranging management and financial background and experience in the digital transformation of businesses. Ms. Harker’s deep experience as both a recently sitting CFO and director of other public companies provides additional critical skills, including with respect to governance, strategic and transformative transactions, cybersecurity, operations, risk management, capital allocation, audit and compliance.

Current Public Company Boards

Philip Morris International (2024 - present)

Huntington Ingalls Industries (2012 - present)

Other Public Company Boards in the Last Five Years

Stride, Inc. (2020 - 2022)

Additional Information

●
Member of the American University Advisory Council for the Kogod School of Business
●
Member of the University of Virginia Health System Board
●
Member of the Board of Trustees of American University
●
Member of the Board of Visitors of the University of Virginia and serves on a number of the University’s advisory boards

Xylem 2026 Proxy Statement | 14

INDEPENDENT

MARK D. MORELLI Age: 62 Director Since: 2022 Board Committees ● Audit ● Leadership Development & Compensation (Chair)

Principal Occupation

●
President & Chief Executive Officer of Vontier Corporation, a global industrial technology company focused on smarter mobility, since January 2020

Prior Professional Experience

●
Served as President & Chief Executive Officer of Columbus McKinnon Corporation from February 2017 to January 2020
●
Prior to joining Columbus McKinnon, served as President & Chief Operating Officer of Brooks Automation, Inc., and President & Chief Executive Officer of Energy Conversion Devices, Inc.

Key Qualifications, Attributes
and Skills

Mr. Morelli brings extensive leadership experience and global perspectives, together with a deep background in industrial technology and innovation, business operations, manufacturing and strategy. With nearly two decades of experience leading companies through transformative growth and innovation, he brings expertise in building smart and sustainable solutions, managing climate-related risks, and shaping high-performance teams.

Current Public Company Boards

Vontier Corporation (2020 - present)

Additional Information

●
Served in a number of roles with United Technologies Corporation, including President, Carrier Commercial Refrigeration
●
Began his career as a U.S. Army officer and helicopter pilot

Xylem 2026 Proxy Statement | 15

INDEPENDENT

JEROME A. PERIBERE Age: 71 Director Since: 2013 Board Committees ● Nominating & Governance (Chair)

Prior Professional Experience

●
President & Chief Executive Officer of Sealed Air from 2013 until his retirement in 2017
●
Led the transformation of Sealed Air from a products-based company to a knowledge-based company, with a more unified organization through the company’s rebranding and renewed commitments to creating customer value and sustainability
●
Previously served as the President & Chief Operating Officer of Sealed Air

Key Qualifications, Attributes
and Skills

As a former President & CEO of a large public company and a seasoned director, Mr. Peribere brings extensive knowledge of leadership, strategy, sustainability, risk management, sales and marketing, and executive compensation. Given his deep experience with global industrial companies, he also brings to our Board expertise in manufacturing and operations, growth, integration of acquisitions, technology and product development.

Current Public Company Boards

Ashland Global Holdings Inc. (2018 - present)

Additional Information

●
From 1977 through 2012, held various leadership roles at The Dow Chemical Company, most recently as Executive Vice President of Dow and President and Chief Executive Officer, Dow Advanced Materials from 2009 through August 2012

Xylem 2026 Proxy Statement | 16

CEO

MATTHEW F. PINE Age: 54 Director Since: 2024

Principal Occupation

●
President & Chief Executive Officer of Xylem Inc. since January 2024

Prior Professional Experience

●
Joined Xylem in 2020, served as Chief Operating Officer from January 2023 to December 2023 and previously led the Applied Water and Measurement and Control Solutions segments, and the Americas Commercial Team
●
Prior to joining Xylem, held senior leadership roles at United Technologies Corporation, including President of Carrier Residential from 2018 to 2020

Key Qualifications, Attributes
and Skills

Mr. Pine brings to our Board valuable global leadership experience, and expertise in sales and marketing, business operations, supply chain, product management, innovation, technology, digital transformation and risk management, as well as extensive knowledge of the water industry and other relevant industries. He also brings deep experience leading and executing complex strategic transactions, including acquisitions and joint ventures. Mr. Pine is passionate about the future of water and developing the next generation of leaders in the water industry. He has led employee network groups throughout his career and champions Xylem’s leadership development, reverse mentoring and sponsorship programs.

Current Public Company Boards

Trane Technologies plc (2025 - present)

Additional Information

●
Earlier in his career, held a number of sales and marketing leadership roles at Vestas Wind Systems, Lennox International Inc., and Trane Residential & Light Commercial Systems
●
Member of the U.S. Business Roundtable
●
Member of the World Economic Forum’s Alliance of CEO Climate Leaders

Xylem 2026 Proxy Statement | 17

INDEPENDENT

LILA TRETIKOV Age: 48 Director Since: 2020 Board Committees ● Audit ● Nominating & Governance

Principal Occupation

●
Partner, Head of Artificial Intelligence Strategy, New Enterprise Associates, a global venture capital firm, since March 2024

Prior Professional Experience

●
Former Corporate Vice President & Deputy Chief Technology Officer of Microsoft, a technology company, from April 2020 to January 2024
●
Joined Microsoft in April 2018 as Corporate Vice President, Artificial Intelligence, Perception & Mixed Reality
●
Served as Senior Vice President of Engie SA, a multinational energy company, and CEO and vice chairman of the Terrawatt Initiative, a non-profit organization launched by Engie and other multinationals with a mission to alter the Earth’s ecology through energy transition to CO2-negative systems, from December 2016 to December 2019

Key Qualifications, Attributes
and Skills

Ms. Tretikov is a leading expert on artificial intelligence and business transformation and brings extensive innovation and technology and cybersecurity experience to our Board, as well as experience in climate accounting and measurement and evaluation of climate technology. She also brings valuable perspectives related to her experience applying a cross-disciplinary approach to creating solutions that address some of the world’s most challenging problems and empower humanity through technology. Ms. Tretikov founded a company in the field of computational genomics while at college and has numerous patents and articles to her name in the field of technology-enabled business transformations.

Current Public Company Boards

Volvo Cars AB (2021 – present)

UBS Group AG (2025 – present)

Capgemini SE (2026 – present)

Other Public Company Boards in the Last Five Years

SOPHIA Genetics SA (2023 - 2024)

nam.R SA (2018 – 2023)

Additional Information

●
Earlier in her career, held a number of leadership positions at technology companies and non-profit organizations, including as CEO and Executive Director of The Wikimedia Foundation, and founder and CEO of a business that was ultimately acquired by Ameritrade
●
Co-founder of nam.R SA, a Paris-based software company

Xylem 2026 Proxy Statement | 18

INDEPENDENT

UDAY YADAV Age: 63 Director Since: 2020 Board Committees ● Audit ● Nominating & Governance

Principal Occupation

●
Chief Executive Officer, TK Elevator, provider of elevator and escalator technology, since May 2022

Prior Professional Experience

●
President & Chief Operating Officer, Electrical Sector, for Eaton, a power management company, from July 2019 to May 2022
●
Joined Eaton in 1999 and held corporate-wide roles as well as leadership positions in all of the company’s operating groups, including in India, China, Europe and the United States
●
Prior to joining Eaton, worked at Aeroquip-Vickers, which was acquired by Eaton, and Lucas Engineering & Systems, based in the UK

Key Qualifications, Attributes
and Skills

Mr. Yadav brings to our Board valuable global leadership experience and expertise in business operations, strategy and risk management, as well as extensive knowledge of emerging markets. He also brings more than 20 years of industrial experience and global P&L leadership serving diverse sectors, including heavy industry, aerospace, and automotive, and deep experience in deploying new product and service solutions and developing new business models, including energy transition.

Additional Information ● Served on the board of Hopewell, a therapeutic farm community addressing mental illness

Xylem 2026 Proxy Statement | 19

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, compensating and overseeing the independent registered public accounting firm that audits the Company’s financial statements and internal control over financial reporting. The Committee has appointed Deloitte & Touche LLP (“Deloitte”) to continue to serve as the Company’s independent auditor for the fiscal year ending December 31, 2026. Although shareholder ratification is not required, the Board believes that submitting the appointment of Deloitte as our independent auditor is good corporate governance.

Criteria for Re-Engaging Deloitte

Annually, the Audit Committee evaluates Deloitte’s performance and independence in determining whether to reappoint the firm, carefully considering factors including: historical performance; the quality of staff, work, controls and processes; independence, objectivity and professional skepticism; global capabilities, particularly given our footprint and the complexity of our business; data related to audit quality and performance, such as Public Company Accounting Oversight Board (“PCAOB”) inspection reports; length of time the firm has been engaged; and appropriateness of fees. Deloitte has served as the Company’s independent auditor since 2011. The Committee believes this tenure results in enhanced audit quality and operational efficiencies gained through Deloitte’s deep institutional knowledge of our global operations and businesses, accounting policies and practices, and internal control over financial reporting. The Committee periodically considers the rotation of the independent auditor because the Committee believes it is important for the registered public accounting firm to maintain independence and objectivity.

In conjunction with the SEC’s mandated rotation every five years of the independent auditor’s lead engagement partner, in 2025 the Audit Committee participated in the selection of the new lead engagement partner for the 2026 fiscal year. The selection process included management vetting potential candidates and recommending a finalist candidate to the Committee. The Committee Chair then interviewed the finalist candidate and, in consultation with the Committee, concurred with management’s recommendation to engage the individual as the new lead audit engagement partner for 2026 who is expected to serve in this capacity through the completion of the 2030 audit.

Fees of Audit and Other Services

In considering the appointment of the independent auditor, the Committee carefully considers the competitiveness and appropriateness of its fees, including impact on audit quality. The aggregate fees for professional services rendered by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the years ended December 31, 2025 and 2024 were approximately as follows:

	2025	2024
	(In thousands)
Audit Fees (1)	$9,165	$8,784
Audit-Related Fees (2)	303	181
Tax Compliance Services	36	101
Tax Planning and Consulting Services	0	0
Total Tax Fees (3)	36	101
All Other Fees (4)	—	8
Total	$9,504	$9,074
(1)	Audit fees consisted of: audit of the Company’s annual financial statements and internal controls over financial reporting; reviews of the Company’s quarterly financial statements; statutory and regulatory audits, consents and other services related to SEC matters; and financial accounting and reporting consultations. The increase in audit fees between 2024 and 2025 is due to: a) an agreed upon inflationary increase, and b) incremental statutory audits.
(2)	Audit-related fees consisted of audits and other attest work related to subsidiaries (other than statutory audits) and other miscellaneous attest services.
(3)	Tax fees consisted of fees for tax compliance services; there were no tax planning and consulting services rendered in 2025 or 2024. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred, to document, compute, and review amounts to be included in tax filings.
(4)	Fees related to the Company’s subscription to research tools.

Xylem 2026 Proxy Statement | 20

Pre-Approval of Audit and Non-Audit Services

Each year, the Audit Committee pre-approves the engagement of the independent auditor and its projected fees for audit, audit-related and tax services, as set forth in the engagement letter. In 2025, all services performed by Deloitte were pre-approved by the Committee in engaging the firm or pursuant to the Committee’s pre-approval policy.

The pre-approval policy provides a framework for pre-approval of specified services to be performed by the independent auditor and related procedures for pre-approval of such services. Under the policy, pre-approval is generally provided for specific categories of audit, audit-related, tax and other services incremental to the normal auditing function, subject to the Chief Financial Officer or Chief Accounting Officer’s determination that such services are included in the policy’s list of pre-approved services and also fall within the policy’s pre-determined aggregate amount. To minimize relationships that could impair, or appear to impair, the independent auditor’s objectivity, the policy also restricts the types of non-audit services that the firm may provide. The Committee considers non-audit fees and services when assessing auditor independence. Audit, audit-related and non-audit services that have not been pre-approved under the policy must be approved by the Audit Committee prior to performance of those services. The Committee Chair is authorized to pre-approve audit and non-audit services up to $100,000 on behalf of the Committee between meetings, provided such decisions are presented to the Committee at its next regularly scheduled meeting.

Shareholder Ratification of Our Selection of Deloitte

The Audit Committee believes that continued engagement of Deloitte as our independent auditor for 2026 is in the best interest of the Company and its shareholders. If the shareholders do not ratify the appointment, the Committee will take that into consideration when determining whether to retain Deloitte for the 2026 audit and also when appointing the independent auditor for the 2027 fiscal year. Even if the shareholders ratify the selection of Deloitte, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

We Expect Deloitte to Attend Our Annual Meeting

Representatives of Deloitte attended all Audit Committee meetings in 2025 and are expected to be present and available to answer pertinent questions during the 2026 Annual Meeting, and to make a statement, if desired.

Our Board of Directors recommends that you vote

FOR the ratification of Deloitte & Touche LLP as the Company’s

Independent Registered Public Accounting Firm for 2026

Xylem 2026 Proxy Statement | 21

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed thereunder.

AUDIT COMMITTEE REPORT

Xylem’s Audit Committee is a standing committee that reports to and acts on behalf of the Board of Directors. It is comprised of five directors, of which one is an “audit committee financial expert” as defined by the SEC rules.

Purpose and Responsibilities

The Committee’s purpose and responsibilities are set forth in its charter, which is approved by the Board and is available on the Company’s website, www.xylem.com, under “About Xylem,” then “Investors” and then “Corporate Governance.” The Committee reviews its charter at least annually and, as appropriate, recommends amendments to the Board. Descriptions of the Committee’s primary responsibilities and the independence and financial expertise of its members are included in this Proxy Statement under “Board Committees — Audit Committee” (see page 40).

The Audit Committee met eight times in 2025 and fulfilled the responsibilities outlined in its charter. It also focused on additional key areas, including, among other things:

SPOTLIGHT: 2025 Key Focus Areas and Activities

●	Reviewed with the independent auditor one Critical Audit Matter
●	Reviewed the performance and effectiveness of the Company’s internal audit function, including the annual performance review of the Chief Internal Auditor
●	Reviewed management’s assessment of Finance talent and succession plans for key roles
●	Monitored the Company’s implementation of Enterprise System upgrades
●	Implemented an updated Code of Conduct

Review and Recommendation Regarding Financial Statements

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls, and the implementation of procedures designed to assure compliance with accounting standards and applicable laws and regulations. Xylem’s independent auditor is responsible for auditing the financial statements and opining on their conformity with US GAAP, and opining on the Company’s internal control over financial reporting.

The Committee reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management and Deloitte. The Committee also discussed with Deloitte the matters required to be communicated under applicable PCAOB and SEC requirements. In addition, the Committee received Deloitte’s written disclosures required by the PCAOB concerning independence and has discussed with Deloitte its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2025 be included in the Company’s 2025 Annual Report on Form 10-K filed with the SEC.

This report is provided by the following independent directors who compose the Audit Committee of the Company’s Board of Directors:

Earl R. Ellis, Chair Lisa Glatch	Mark D. Morelli Lila Tretikov	Uday Yadav

(See Proposal 1- Election of Directors for the biography of each Audit Committee member standing for re-election, including areas of expertise.)

Xylem 2026 Proxy Statement | 22

PROPOSAL 3 — ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Our Board is committed to excellence in governance and recognizes the interest our shareholders have in our executive compensation. As part of that commitment, and as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, our shareholders are being asked to approve a non-binding advisory resolution on the 2025 compensation of our NEOs as disclosed in this Proxy Statement. This proposal provides shareholders the opportunity to express their views on our 2025 executive compensation program and policies. In considering your vote, you should review the information on our compensation policies and decisions regarding the NEOs presented in the “Compensation Discussion and Analysis” section.

At our 2025 Annual Meeting of Shareholders, our shareholders approved our 2024 NEO compensation, with approximately 87% of votes cast in favor of the proposal. We value this endorsement by our shareholders and believe that the outcome signals our shareholders’ support of our executive compensation program. Similarly, during our annual outreach of shareholders to solicit their input on a range of topics related to executive compensation and governance matters, our top shareholders expressed strong support for our executive compensation program. In addition, in the fall of 2024 we undertook targeted engagement with shareholders representing ~21% of our outstanding shares to hear their feedback on changes to our 2025 executive compensation program designs. As a result, we continued our overall executive compensation framework for fiscal year 2025, while making targeted refinements that reflect shareholder feedback and reinforce alignment with our strategic priorities and pay-for-performance philosophy detailed in “Compensation Discussion and Analysis.”

The Company’s LDCC considers the following when designing the executive compensation program:

●	Alignment with shareholder value: Incentive compensation is tied to key financial performance measures that support long-term shareholder value creation
●	Pay-for-performance: Executive compensation outcomes are directly linked to Company financial results and individual performance
●	Balanced performance and risk: A mix of annual and long-term incentives promotes sustained financial performance while discouraging excessive risk-taking
●	Market competitiveness: Compensation opportunities are designed to attract and retain high-performing executive talent in competitive markets
●	Peer comparability: Program design and pay levels are informed by market and peer practices, with flexibility to reflect role scope, experience and performance

The Board recommends you vote FOR the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

While the results of the vote are advisory in nature, the Board and the LDCC value feedback from shareholders and will carefully consider the outcome of the vote as part of the ongoing evaluation of the Company’s executive compensation philosophy and design. For a description of our annual shareholder outreach efforts regarding compensation and governance, see “Shareholder Engagement Program” in the “Corporate Governance” section.

The Board has adopted a policy of providing for annual advisory votes on executive compensation. Unless the Board modifies its policy on the frequency of holding such advisory votes, the next such advisory vote will occur in 2027.

Our Board of Directors recommends that you vote

FOR the Advisory Vote to Approve

Named Executive Officer Compensation

Xylem 2026 Proxy Statement | 23

PROPOSAL 4 — IMPLEMENTATION OF THE XYLEM INC. 2026 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has unanimously approved the adoption of the Xylem Inc. 2026 Employee Stock Purchase Plan (referred to below as the “ESPP”) for the benefit of eligible employees of the Company and its designated subsidiaries. The adoption of the ESPP by the Board of Directors is subject to the approval of our shareholders, which we are seeking in this Proposal 4.

The Board of Directors believes that the Company’s interests are best advanced by aligning shareholder and employee interests. The ESPP is intended to provide the Company’s eligible employees with an opportunity to participate in the Company’s creation of long-term shareholder value by enabling them to acquire an ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of shares of our common stock at a discount from the market price.

The following description of the ESPP is a summary of its principal provisions and is qualified in its entirety by reference to the Plan Document, a copy of which is appended to this proxy statement as Appendix B. References to “common stock” below mean the Company’s common stock, par value $0.01 per share.

Description of the Employee Stock Purchase Plan

Purpose. The purpose of the ESPP is to encourage ownership of our common stock by eligible employees and to incentivize high performance to drive the Company’s long-term value creation. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the “Code”). However, sub-plans that do not meet the requirements of Section 423 of the Code may be established for the benefit of eligible employees of non-U.S. subsidiaries of the Company.

Eligibility. Employees of the Company and its designated subsidiaries who have been employed for at least 90 calendar days and are customarily employed for at least 20 hours per week will generally be eligible to participate in the ESPP. Collectively-bargained employees will not be eligible to participate in the ESPP unless the applicable collective bargaining agreement so provides. In addition, Section 16 officers and other senior executives will not be eligible to participate in the ESPP. As of March 19, 2026, approximately 17,000 employees would have been eligible to participate in the ESPP.

Administration, Amendment and Termination.  The ESPP is administered by the Leadership Development and Compensation Committee of the Board (“Committee”). Subject to the terms of the ESPP, the Committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP; to establish offering periods and designate separate offerings under the ESPP; to determine eligibility; to handle securities, tax, and payroll compliance requirements, including in consultation with advisors; to adjudicate all disputed claims filed under the ESPP; and to establish such procedures that the Committee deems necessary for the administration of the ESPP (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the ESPP by employees who are foreign nationals or employed outside the U.S). The Committee may delegate any duty described in the ESPP to one or more employees of the Company, as the Committee deems necessary or appropriate. Every finding, decision and determination made by the Committee or its delegate will, to the full extent permitted by applicable laws, be final and binding upon all parties.

The Committee, in its sole discretion, may amend, suspend, or terminate the ESPP, or any part thereof, at any time and for any reason. If the ESPP is terminated, the Committee, in its discretion, may elect to terminate all outstanding offering periods either immediately or upon completion of the purchase of shares of common stock on the next exercise date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit offering periods to expire in accordance with their terms.

Term. If the shareholders approve the ESPP, it will be effective on May 14, 2026 and will continue in effect until terminated by the Committee.

Xylem 2026 Proxy Statement | 24

Number of Shares of Common Stock Available under the ESPP. A maximum of 4,000,000 shares of common stock, par value $0.01 per share, will be available for issuance pursuant to the ESPP. In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, or other change in the corporate structure of the Company affecting the common stock occurs, the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, will, in such manner as it may deem equitable, adjust the number and class of common stock that may be delivered under the ESPP and the purchase price per share and the number of shares of common stock covered by each purchase right under the ESPP that has not yet been exercised.

Enrollment and Contributions. Eligible employees voluntarily elect whether or not to enroll in the ESPP. The Committee will determine the length and number of offering periods under the ESPP. Currently, the Committee expects to implement six-month offering periods, beginning on June 1 and December 1 each year. An employee may cancel his or her enrollment at any time, in which case payroll deductions will cease and any remaining accumulated contributions are refunded to the participant.

Employees contribute to the ESPP through payroll deductions. Participating employees may contribute between 1% and 15% of their eligible cash compensation (which initially shall be limited to base compensation, subject to change by the Committee) through after-tax payroll deductions. The Committee may establish different minimum and maximum permitted contribution percentages, modify the definition of eligible compensation, or change the length of the offering periods or the number of shares purchasable in an offering period. After an offering period has begun, an employee may decrease or cancel his or her contributions, but may not otherwise modify his or her election unless permitted by the Committee.

Purchase of Shares. On the last trading day of each offering period, each participating employee’s payroll deductions are used to purchase shares for the employee. The purchase price for the shares will be 85% of the fair market value of the Company’s common stock on either the first or last day of the offering period, whichever is lower. Fair market value under the ESPP generally means the closing price of the Company’s common stock on the New York Stock Exchange for the day in question. As of March 19, 2026, the fair market value of our common stock was $120.50 per share. During any calendar year, no employee may purchase more than $25,000 (or such other limit imposed under the tax code) of shares under the ESPP (based on the fair market value of our common stock on the applicable enrollment date(s)).

Transferability. A participant’s rights with respect to the purchase of shares under the ESPP, as well as a participant’s payroll deductions, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Termination of Participation. Participation in the ESPP terminates when a participating employee’s employment with the Company ceases for any reason, the participant ceases to be an eligible employee under the ESPP, the participant transfers employment to a non-participating affiliate of the Company, the participant cancels his or her enrollment, or the ESPP is terminated. Upon termination of participation, any remaining accumulated contributions are refunded to the participant.

Corporate Transactions. In the event of a merger, sale, or other similar corporate transaction involving the Company, the ESPP will either be assumed and substituted by the successor corporation or the then-current offering period will be shortened by setting a new date prior to consummation of the transaction on which the offering period will end.

New Plan Benefits. The actual number of shares that may be purchased by any eligible employee under the ESPP is not currently determinable because the number is determined, in part, based on future contribution elections of individual participants and the purchase price of the shares, which is not determined until the last day of the offering period.

Xylem 2026 Proxy Statement | 25

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to the purchase of shares under the ESPP are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such purchases. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. In addition, if one or more sub-plans are established for employees of non-U.S. subsidiaries, the tax rules may be different than discussed below.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income generally will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years after the first day of the applicable offering period in which such shares were acquired and more than one year after the applicable date of purchase, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period in which such shares were acquired. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the aforementioned periods (a “disqualifying disposition”), the participant will recognize ordinary income equal to the excess of (i) the fair market value of the shares on the date the shares are purchased over (ii) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a disqualifying disposition.

Our Board of Directors recommends that you vote

FOR the implementation of the Xylem Inc. 2026 Employee Stock Purchase Plan

Xylem 2026 Proxy Statement | 26

CORPORATE GOVERNANCE

ROLE OF THE BOARD

●	Oversee the interests of all shareholders in the Company’s long-term health, business, financial strength and overall success
●	Serve as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders
●	Oversee the Company’s strategy and risk management
●	Oversee the proper safeguarding of the Company’s assets, the maintenance of appropriate financial and internal controls, and the Company’s compliance with applicable laws and regulations
●	Manage CEO development, succession and selection, and Board succession, in conjunction with the appropriate committees

Oversight of Strategy

One of the Board’s key responsibilities is overseeing the Company’s strategy. The Board has deep knowledge and expertise in this area and regularly discusses our strategic priorities and businesses. Understanding that oversight of our strategy is a continuous process, the Board’s approach includes the following:

●	Each director participates in a comprehensive orientation program upon joining the Board (see the “Director Orientation and Continuing Education” section) where the director gains an understanding of Xylem’s strategy, businesses and operations.
●	At each of its meetings, the Board receives information and updates from our CEO, Chief Strategy & External Affairs Officer, Chief Growth & Innovation Officer, business Presidents and other senior leaders, as appropriate, with respect to the Company’s strategy, execution, and competitive landscape, including updates on key areas such as digital, artificial intelligence, innovation and technology, research and development, operations and supply chain, sustainability, and human capital management.
●	Strategic matters are also discussed at committee meetings, as appropriate, given each committee’s specific responsibilities, focus and expertise.
●	One Board meeting per year is dedicated to an intensive review and discussion of the Company’s strategic plans. During this meeting, the Board engages with the CEO, Chief Financial Officer (“CFO”), Chief Strategy & External Affairs Officer, Chief Growth & Innovation Officer, Chief Operations Officer, Chief People & Sustainability Officer (“CP&SO”), business Presidents, other senior leaders and members of management regarding the strategy and long-range plan, business objectives, competitive landscape, risks, market opportunities, market and economic trends, innovation and technology, key talent considerations and other developments. This review also includes our strategic approach to sustainability and human capital management matters, given their importance to Xylem’s strategy and business.
●	The independent directors hold regular executive sessions without management to discuss strategy.
●	The Board’s engagement on oversight of strategy continues between meetings in a variety of ways. For example, our directors may from time to time visit Xylem locations or locations of our strategic innovation partners or customers around the globe.

Our directors also have the opportunity to understand and assess how we communicate our strategy to investors through periodic shareholder engagement updates and Investor Days, most recently held on May 30, 2024.

While the Board and its committees oversee the development and evolution of the Company’s strategy, management is responsible for executing the strategy, and does so with a long-term mindset and focus on assessing both the opportunities for, and risks to, the Company and its stakeholders.

Xylem 2026 Proxy Statement | 27

Oversight of Risk

Management is responsible for day-to-day management of the Company’s risks, including the implementation and maintenance of appropriate risk management programs, policies and practices. Management conducts an enterprise risk management (“ERM”) program, which is an evergreen process using a widely accepted framework to identify, assess, monitor and communicate the Company’s strategic, operational, financial, compliance and reputational risks over the short-, intermediate- and long-term. Through the ERM program, we seek to identify and mitigate risks and enable improved decision-making and prioritization of time and resources. Risk assessments are conducted annually and as needed in line with changes to our business and external factors. We continue to monitor our risks throughout the year, including to understand how internal and external factors may impact our risk profile and inform our mitigation plans. The ERM process also informs the Company’s disclosure and discussion of risks in its SEC filings. Together, the Board, its committees and management work with our businesses, functions, internal and independent auditors, as well as other external advisors, to incorporate ERM into the Company’s strategy, planning and business operations.

As an integral and ongoing part of its work, the Board oversees management’s approach to risk management and execution of its risk management responsibilities. This oversight includes the following:

●	Throughout the year, the Board discusses risk in general terms and in relation to the strategy, businesses and corporate functions, as well as specific proposed actions.
●

The Board receives regular updates from management on the Company’s financial and operating results, strategic execution, annual operating and long-range plans, and key enterprise risks, providing input and perspectives, as appropriate.

●	Management periodically reports to the Board and committees on risks as they arise or as requested by the Board.
●	The Company’s independent directors hold regular executive sessions without management present to discuss risks facing the Company and management’s approach to managing and mitigating them.

Xylem 2026 Proxy Statement | 28

The Board has delegated responsibility for oversight of certain risk categories to its committees based on each committee’s expertise and applicable regulatory requirements, as summarized below. Each committee regularly receives updates on these matters from management and reports on them to the full Board so that the Board has the information necessary to fulfill its risk oversight responsibilities.

SPOTLIGHT: Oversight of Key Areas and Risks
Board of Directors	● Innovation and technology ● Significant legal or reputational matters ● Strategy and execution of strategic priorities ● Supply chain ● Capital deployment, including M&A ● Cybersecurity and product safety	● Artificial intelligence ● Markets, customers and competitive landscape ● Talent and culture; and CEO succession planning (assisted by N&G and LDCC) ● Significant commercial and capital markets risks
Audit Committee	● Financial statements and financial risks ● Accounting, controls and financial disclosures ● Tax strategy and related risks ● Swaps and derivative transactions ● Effectiveness of the Code of Conduct	● Business ethics and anti-corruption program ● Enterprise risk management processes and policies ● Liquidity, credit ratings, debt covenant compliance and leverage targets
Leadership Development & Compensation Committee	● Executive compensation philosophy and program design ● Executive development and leadership ● Leadership succession planning	● Human capital initiatives related to talent management and development, and workplace respect and environment ● Non-employee director compensation
Nominating & Governance Committee	● Board composition and refreshment ● Annual Board and committee assessments ● Corporate governance ● Business continuity, disaster recovery and crisis response	● Compliance programs: conflict minerals, data privacy, environmental, health, safety and security, and trade compliance ● Sustainability and corporate social responsibility

Oversight of Cybersecurity

The Board recognizes the importance of maintaining the trust and confidence of our customers, suppliers, employees and shareholders. In line with its broader strategic oversight, the Board oversees cybersecurity, including strategy, processes, controls and risk management, while the Audit Committee oversees required cybersecurity disclosures. As part of its independent oversight of the key risks, the Board devotes considerable time and attention to the oversight of management’s approach to cybersecurity and related risk mitigation, including strategy, controls, resources, policies, standards, processes and practices. At least semi-annually, the Board receives reports from the Chief Operations Officer, Chief Information Officer or Chief Information Security Officer, which include updates on the Company’s cybersecurity risk profile, assessments of the Company’s enterprise and product security programs, management’s strategy for managing risks, measures implemented to identify and mitigate cybersecurity risks, the status of projects to strengthen the Company’s cybersecurity posture, the emerging cybersecurity threat landscape, and other relevant topics. We have protocols and processes by which certain cybersecurity incidents, as specified by our Cybersecurity Incident Response Plan, are escalated within the Company and, as appropriate, to the Board.

The Board receives a report on the results of the Company’s annual ERM Program risk assessment, as well as periodic updates on the ERM program, including ongoing monitoring of the Company’s risks, as appropriate. The ERM program has identified cybersecurity as one of the Company’s primary risks.

Additional information regarding our approach to cybersecurity is available in the Item 1C. Cybersecurity of our Form 10-K filed with the SEC.

Xylem 2026 Proxy Statement | 29

Oversight of Human Capital Management

Our colleagues around the globe are united by our purpose – to empower our customers and communities to build a more water-secure world – and, as such, are key to the Company’s success and execution of our strategy. We seek to foster a high-impact culture – one in which our colleagues are inspired to innovate, empowered to lead, and accountable to deliver – creating an environment that is purpose-driven, people-centered, respectful and inclusive.

Our commitment to fostering this environment starts with our Board of Directors and executive leadership team, who represent a broad spectrum of backgrounds, identities and perspectives. The Board, through its Nominating & Governance Committee, assesses and manages board composition and refreshment, including consideration of a diverse mix of director backgrounds, experiences, skills, qualifications, viewpoints and education. (See “Board Composition and Refreshment”). We believe that the diversity of backgrounds, experiences and perspectives of our Board and executive leadership team enhances our ability to evolve and execute our business strategy, attract and retain highly skilled talent with backgrounds and insights that reflect and support our customers and communities, foster an inclusive environment, and provide our colleagues with merit-based and equitable access to opportunities.

The Board, with the assistance of its committees, provides oversight of the Company’s human capital strategy and approach as follows:

SPOTLIGHT: Key Areas of Human Capital Oversight
Board	● Board, CEO and leadership talent and succession planning ● Culture and talent management and development to enable achievement of the Company’s strategy
Audit Committee	● Implementation and effectiveness of the Code of Conduct (see “Code of Conduct”) ● Business ethics and anti-corruption program
Leadership Development & Compensation Committee
●
Leadership development and succession planning for executive leadership team
●
Leadership development for potential internal CEO succession candidates
●
Approach to talent management and development, and workplace respect and environment

Nominating & Governance Committee
●
Board composition and succession planning, including director searches
●
Data privacy
●
External market scans for CEO succession talent
●
Environmental, health, safety and security programs
●
Sustainability program, including Xylem Watermark, our corporate social responsibility program

Additional information regarding our approach to human capital management is available in the “Human Capital” section of our Form 10-K filed with the SEC.

Oversight of CEO and Leadership Succession Planning

The Board has primary responsibility for CEO succession planning and selection, as well as oversight of succession planning for the executive leadership team. Key Board and committee activities around succession planning include:

●	The Board, with the assistance of the Nominating & Governance Committee, maintains current contingency plans in the event the CEO is unable to serve for any reason.
●	The Board periodically updates the CEO selection criteria and competencies.

Xylem 2026 Proxy Statement | 30

●	The Nominating & Governance Committee assists the Board with CEO succession planning by conducting periodic external market scans for potential succession talent; while the LDCC assists the Board by focusing on potential internal CEO succession candidates and their development plans.
●	The Board regularly discusses with the CEO recommendations and evaluations of the executive leadership team members, including potential successors to the CEO and executive leadership team roles.
●	The LDCC oversees succession planning for executive leadership team roles.
●	Together with the CEO and CP&SO, the Board and LDCC regularly review executive leadership talent, including readiness to take on additional leadership roles, and developmental opportunities needed to prepare senior leaders for greater responsibilities.

CORPORATE GOVERNANCE POLICIES

We periodically assess our governance framework and our governance approach is informed by various perspectives. We participate in corporate governance organizations and other associations, including the World Economic Forum, the Business Roundtable, the National Association of Corporate Directors, the G100 and the Society for Corporate Governance, which provide valuable interactions with investors, peer companies, policy makers and other interested parties. These interactions provide opportunities for dialogue and knowledge sharing around corporate governance policy and practices.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles that, together with the Company’s articles of incorporation, by-laws, Code of Conduct and Board committee charters, provide a governance framework for the Company and set out general principles regarding the functions and responsibilities of the Board, its committees and directors. The Corporate Governance Principles, which are reviewed by the Board periodically and were last updated in November 2025, emphasize the importance of Board composition and director performance and effectiveness.

The Corporate Governance Principles provide that directors must be able to devote the time required to prepare for and attend regularly scheduled Board and committee meetings and participate in other matters necessary for sound corporate governance, including continuing education, customer interactions, site visits and communication with management.

To help ensure that directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that directors who are executive officers of public companies may not serve on more than three public company boards, including their own board and our Board. Directors that are not executive officers of public companies may serve on no more than four public company boards, including our Board. However, as provided in the Corporate Governance Principles, even when directors have not exceeded these guidelines, any new or proposed directorships or affiliations are reviewed with respect to actual or potential conflicts or other concerns, including the effect on such director’s ability to devote the time required for service on our Board. Accordingly, the Nominating & Governance Committee exercises careful judgment on outside director commitments based on each director’s particular circumstances, taking account of their experience, the depth and quality of their leadership and engagement with management and other Board members, and the timing of other board commitments.

The Corporate Governance Principles also provide that when a director retires, or their principal occupation significantly changes, that director will offer to tender his or her resignation. The Nominating & Governance Committee will make a recommendation to the Board whether to accept or reject the offer to tender resignation. The Corporate Governance Principles are available on our website at www.xylem.com, by selecting “About Xylem,” then “Investors” and then “Corporate Governance.” A copy of the Corporate Governance Principles will be provided free of charge to any shareholder upon written request to our Corporate Secretary.

Xylem 2026 Proxy Statement | 31

Code of Conduct

Our Code of Conduct sets out Xylem’s values and requires all of our directors, officers and employees to act ethically and honestly. Our Code of Conduct is reviewed and updated regularly and includes relevant topics, including safety and health, workplace respect, anti-corruption, conflicts of interest, insider trading, recordkeeping and financial reporting, cybersecurity, data privacy, reputation, responsible use of artificial intelligence and use of social media, sustainability, and reporting concerns. The Code of Conduct, which is available in over 20 languages, can be found on our website at www.xylem.com, by selecting “About Xylem” and then “Our Code of Conduct.” We will disclose within four business days any substantive changes in, or waivers of, the Code of Conduct granted to our directors or executive officers by posting such information on our website rather than by filing a Current Report on Form 8-K. A copy of the Code of Conduct will be provided free of charge to any shareholder upon written request to our Corporate Secretary.

Related Party Transactions

We have a written policy that governs the reporting, review and approval or ratification of transactions with related parties. The policy covers, but is not limited to, the related party transactions and relationships required to be disclosed under SEC rules. The policy supplements our Code of Conduct, which addresses potential conflict of interest situations. Under our policy, directors and executive officers are required to promptly notify the Chair of the Nominating & Governance Committee and our Corporate Secretary of any actual or potential related party transactions so that the transaction can be reviewed and considered for approval or ratification by the Nominating & Governance Committee.

In reviewing related party transactions, the Nominating & Governance Committee will consider the relevant facts and circumstances, including:

●	Whether terms or conditions of the transaction are generally similar to those available to third parties;
●	The level of interest or benefit to the related party;
●	The availability of alternative suppliers or customers; and
●	The benefit to the Company.

Any Nominating & Governance Committee member who is a related party with respect to a transaction under review may not participate in the deliberations about the transaction or vote on its approval or ratification.

The policy provides pre-approval for certain types of transactions that the Nominating & Governance Committee has determined do not pose a significant risk of conflict of interest, either because a related party would not have a material interest in a transaction of that type or due to the nature, size or degree of significance of the transaction to Xylem.

Since January 1, 2025, there have been no related party transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Political Activities

Xylem believes that transparent and responsible participation in the public policy process is an important means of enhancing long-term shareholder value. Furthermore, as a thought leader and a leading global water technology company committed to solving the world’s water challenges, Xylem believes it has a responsibility to participate in the public policy process. Accordingly, we engage in public policy advocacy on issues that are core to our businesses through ongoing, constructive and transparent interactions with government officials, policymakers, industry and trade associations and other stakeholder groups. These engagements are grounded in and guided by our unwavering commitment to strong corporate governance, compliance with our Code of Conduct, and respect and adherence to applicable laws in the jurisdictions in which we operate globally.

Xylem 2026 Proxy Statement | 32

We have a written Political Activities policy, which specifies, among other things, that:

●	Lobbying activities by or on behalf of Xylem will comply with applicable laws, including with respect to registration and the filing of required information;
●	Neither Xylem, nor anyone on its behalf, will make any direct or indirect political contributions in support of candidates or campaigns for political office, political causes or political views; and
●	Xylem will not form, maintain, support or sponsor any Political Action Committees.

We believe that involvement in industry and trade associations is beneficial to our business, and, therefore, we participate as a member in a number of these organizations. Our participation in an organization may be, in whole or in part, to advance collaborative and constructive approaches to industry engagement with policymakers and other stakeholders to help advance the Company’s public policy agenda and related business goals. We pay membership dues to a number of trade associations and industry groups that may use these funds at their discretion to fund political activities. However, our membership in an organization does not imply the Company’s endorsement of all of the policy positions of that particular group. We review these memberships annually to assess their business value and alignment with the Company’s overall public policy agenda. A copy of our Political Activities policy can be found on our website at www.xylem.com, under “About Xylem” and then “Political Activities Policy.”

BOARD LEADERSHIP STRUCTURE

Since the Company’s spinoff from its former parent in October 2011, our Board has been led by an independent Chair. The Board will consider the continued appropriateness of this structure as necessary to meet the best interests of the Company and its shareholders, and in light of the evolving needs of the Company. The Board believes that our current leadership structure strengthens the Board’s role in oversight of the Company. The Board also believes that the current structure allows our CEO to focus on executing the strategy and managing the business, while leveraging our independent Chair’s experience to drive accountability at the Board level.

Mr. Friel currently serves as our independent Chair and will continue in that role contingent upon his successful re-election at the 2026 Annual Meeting. The Board believes Mr. Friel is well suited to serve as independent Chair given his significant managerial, operational and global experience, as well as his board leadership experience. As a result of his broad-based and relevant experience, and his deep knowledge of our business, our Board believes Mr. Friel’s background positions him to carry out the responsibilities of the independent Chair, lead the Board and provide constructive, independent, and informed guidance and oversight to management.

Among Mr. Friel’s responsibilities as the independent Chair are the following:

●

Oversees the Board’s annual meeting calendar and work plan

•

In consultation with the CEO and other directors, sets Board meeting agendas, and chairs and leads the discussion at each meeting

•

Initiates and presides over the independent directors’ executive sessions without management

•

Has the authority to call meetings of the Board and the independent directors

•

Chairs the Annual Shareholder Meeting

•

Participates in engagements with our shareholders, upon request and as appropriate

•

Assists with the formulation of the Company’s strategy and drives Board oversight of management’s execution

•

Provides guidance and oversight to and liaises with management

•

Works with the LDCC to enable the independent directors’ annual performance review of the CEO

•

With all of the other directors, participates in the annual Board and committee assessment process

•

Performs such other functions and responsibilities as set forth in the Company’s Corporate Governance Principles or as requested by the Board from time to time

Xylem 2026 Proxy Statement | 33

Our Corporate Governance Principles provide that if the Board decides to appoint an individual as Board Chair who is not an independent director, the independent directors will also appoint a Lead Independent Director.

The Lead Independent Director will have the following rights and responsibilities:

•

Call meetings of the Board and the independent directors

•

Preside at executive sessions of the independent directors

•

Preside at Board meetings in the Board Chair’s absence

•

Review and approve Board meeting agendas

•

Serve as a liaison between the independent directors and the Board Chair

•

Be available for consultation and direct communication with shareholders, if requested and as appropriate

•

Perform such other duties as assigned from time to time by the Board

Xylem 2026 Proxy Statement | 34

BOARD EFFECTIVENESS

The effectiveness of the Board and its committees is critical to Xylem’s success and the protection of the long-term interests of our shareholders and other stakeholders. Each year our Nominating & Governance Committee initiates a comprehensive assessment of the effectiveness of the Board and each of our committees and, at its option, individual directors. The objective of the annual assessment process is to identify and assess areas where the Board functions effectively and areas where it can improve.

The Nominating & Governance Committee conducts the annual assessment either via a self-assessment process through Board and committee surveys, followed by director interviews by the Committee Chair; or, on a periodic basis, the Committee considers engaging a third-party advisor to facilitate the assessment. A third-party advisor was engaged in 2025.

Our assessment process generates robust discussion at both the Board and committee level. These discussions create alignment among our directors and inform changes that the Board implements which are designed to increase its effectiveness, processes and efficiency. For example, over the past few years, the Board has implemented changes related to meeting materials and boardroom dynamics, has identified areas and topics for additional focus and discussion, assessed the responsibilities of the committees, and prioritized opportunities for site visits, customer interactions, and director education or other engagements with external experts on relevant topics.

ASSESSMENT

For self-assessments, each director completes the Board and relevant committee surveys, and also engages in a 1:1 interview with the Nominating & Governance Chair. For facilitated assessments, each director and several senior leaders complete surveys and engage in in-depth interviews with the third-party advisor.

ASSESSMENT RESULTS

The Nominating & Governance Chair, and, in the case of a facilitated assessment, the third-party advisor presents the assessment results and key themes to the full Board for robust discussion. The Chair or advisor may also provide feedback to individual directors, if and as appropriate.

IMPLEMENT KEY LEARNINGS

The Board identifies areas for continued focus and improvement and incorporates the learnings into its processes and annual workplan. Between assessments, the Board periodically reviews its progress implementing key outcomes from the assessments.

ASSESSMENT PROCESS

SPOTLIGHT: ASSESSMENT TOPICS

●	Sufficiency of time and attention to strategy, succession planning, risk management and other strategic matters
●	Board size and composition
●	Meeting logistics, agendas, materials and minutes
●	Meeting presentations and discussions
●	Board dynamics, culture and leadership
●	Board and management relationship
●	Director onboarding, education and other resources

Xylem 2026 Proxy Statement | 35

DIRECTOR INDEPENDENCE

8 of 9

current directors
are

independent

Our Corporate Governance Principles require a majority of our Board to be comprised of directors who are independent, in accordance with the listing standards of the New York Stock Exchange (“NYSE”). The Board conducts an annual review and has determined that eight of our nine current directors (Earl R. Ellis, Robert F. Friel, Lisa Glatch, Victoria D. Harker, Mark D. Morelli, Jerome A. Peribere, Lila Tretikov and Uday Yadav) meet the independence requirements in the NYSE’s listing standards. Matthew F. Pine is not independent because he has served as our President & CEO since January 1, 2024.

All of our current Directors and nominees are independent,
with the exception of our CEO

BOARD COMPOSITION AND REFRESHMENT

Board Tenure

7.3

years average

tenure of
nominees

When assessing the appropriate balance of experience, continuity and fresh perspectives with respect to director nominees and candidates, the Board considers, among other factors, length of tenure. The average tenure of the director nominees as of the Annual Meeting is approximately 7.3 years. Following the Annual Meeting, assuming all director nominees are elected, there will be six directors, comprising ~66% of the Board, who joined within the last six years (approximately), adding valuable fresh perspectives to the Board’s oversight and deliberations; with the remaining three director nominees, comprising ~33% of the Board, serving between ~13 and ~14.5 years and bringing a wealth of experience and knowledge concerning Xylem to the boardroom.

The Board has established a director retirement age policy of 72, as reflected in our Corporate Governance Principles. The Board believes that it is important to monitor its composition, skills and needs in the context of the Company’s long-term strategic goals. The Board further believes that it is important to balance refreshment with the need to retain directors who have, over time, developed significant insights into the Company, its operations and evolution, and who continue to make valuable contributions that benefit our shareholders and other stakeholders.

Board Refreshment

On a regular basis, careful consideration is given to the composition of our Board in order to maintain an appropriate mix of experiences and qualifications, introduce fresh perspectives, and broaden and diversify the views and backgrounds represented on the Board. The Nominating & Governance Committee is responsible for identifying and evaluating potential director candidates and reviewing and making recommendations with respect to the Board and committees’ compositions. The Nominating & Governance Committee seeks to identify candidates who possess the experience, skills, qualifications and attributes that will provide a broad range of personal characteristics to the Board, including diversity of thought and background, C-suite experience, financial expertise, and experience in key strategic areas including technology and innovation, global business and cybersecurity. In fulfilling its refreshment responsibilities, the Board and the Nominating & Governance Committee use an evergreen approach as follows:

Xylem 2026 Proxy Statement | 36

SPOTLIGHT: Board Refreshment
Board Composition and Retirement	The Nominating & Governance Committee regularly reviews the board size and composition, including tenure and upcoming retirements given the Board’s mandatory retirement age of 72.
Director Recruitment

In identifying and evaluating candidates, the Nominating & Governance Committee considers whether and to what extent attributes and experiences complement the existing Board, including the impact on Board composition from upcoming director refreshment, and the needs driven by Xylem’s evolving strategy and diverse and global businesses and operations.

Board and Committee Assessments	Through its annual assessment process, the Board evaluates whether the mix of directors is appropriate given the Company’s strategy and evolution.
Committee Rotation

The Nominating & Governance Committee considers the periodic rotation of committee members and committee chairs in order to enhance perspectives and broaden and diversify the views and experiences represented on the committees.

Director Onboarding

All new directors participate in a comprehensive orientation program to provide them with a strong foundation in Xylem’s strategic and financial performance, executive compensation program, culture, approach to sustainability and corporate governance policies and practices.

Board Composition

Xylem and its Board believe diverse backgrounds, experience and perspectives in the boardroom are critical to the success of the Company and its ability to create long-term value for our shareholders and other stakeholders. Our Corporate Governance Principles specify that directors should possess the skills, experience and attributes necessary given the Company’s needs, strategy and global operations, and should reflect a diversity of backgrounds and personal characteristics. Directors should be persons of the highest personal and professional ethics, integrity and values, with significant accomplishments and recognized stature, and should bring a diversity of perspectives to the Board and a commitment to representing the long-term interests of the shareholders. The Board is committed to actively seeking highly qualified individuals with a diverse mix of skills, experience, attributes and backgrounds to include in the pool of candidates from which Board nominees are selected as part of each Board search. Our Nominating & Governance Committee strives to have a varied slate of candidates and considers the Board’s composition when conducting the annual Board assessment. After extensive searches, since 2020 we have added five independent directors who are standing for election at the Annual Meeting. Each brings additional diverse and fresh perspectives, as well as deep experience to our Board:

●	Lila Tretikov (2020) brings global perspectives and experience in innovation and technology, including artificial intelligence, business transformation and cybersecurity.
●	Uday Yadav (2020) brings global perspectives and leadership experience, together with expertise in operations, strategy and industrial transformation.
●	Mark D. Morelli (2022) brings leadership experience and global perspectives, along with expertise in industrial technology and innovation.
●	Earl R. Ellis (2023) brings extensive business experience with broad financial expertise and background.
●	Lisa Glatch (2023) brings strategic and financial perspectives from senior leadership roles involving the public and private sectors, including in the water, energy and environmental industries, and from her experience as a director on Evoqua’s Board of Directors from 2020 until joining Xylem’s Board at the time of the Evoqua transaction in May 2023.

Xylem 2026 Proxy Statement | 37

Our nine director nominees reflect the Board’s careful approach to succession planning, resulting in a balanced and diverse mix of attributes, skills, experiences, backgrounds and perspectives in our boardroom, including:

[1]	Based on information provided by each director nominee. Global Origin indicates where director nominees were born and raised. Average tenure as of Annual Meeting date, May 14, 2026.

Director Orientation and Continuing Education

We have a comprehensive orientation program for all new directors with respect to their role as members of the Board and the particular committees on which they will serve. This orientation program includes one-on-one meetings with management and other directors, and extensive written materials, all of which provide a strong foundation in Xylem’s strategy, industry, business, financial performance, executive compensation program and corporate governance policies and practices. The orientation program may also include visits to Xylem sites.

Our Board believes that director education is vital to the ability of our directors to fulfill their roles and supports directors’ ongoing learning. We have continuing education programs to help directors enhance their skills and knowledge, and recognize and deal appropriately with issues, risks and opportunities that may arise. These programs are typically part of regular Board and committee meetings and may be provided by management or third parties on various topics. The directors also periodically visit Xylem sites or those of our customers or innovation partners; such visits provide them with an opportunity to see firsthand the execution and impact of the Company’s strategy, and engage with Xylem employees, customers and partners to deepen their understanding of our business, products, services and solutions, culture, and the competitive landscape in which we operate. In addition, the Board encourages directors to participate in external continuing education programs, and the Company pays for all reasonable expenses incurred by directors to attend such programs.

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BOARD MEETINGS

Regular attendance at Board meetings and attendance at each Annual Shareholder Meeting is expected of each director. The independent directors hold regularly scheduled executive sessions without Company management present. Key members of management regularly attend and participate in Board meetings, presenting on important topics. We periodically hold meetings at Xylem facilities so that directors can see our operations firsthand and meet with employees, and we encourage our directors to visit our sites outside of meetings. Our Board also prioritizes engagement with key advisors, thought leaders, customers, partners and other stakeholders.

SPOTLIGHT: 2025 Key Meeting Information
Meetings & Attendance

•

Five Board meetings and 16 committee meetings.

•

Each director nominee attended 100% of the total number of Board and applicable committee meetings.

•

All directors who stood for re-election at the 2025 Annual Meeting attended the Meeting.

•

The Board visited our Valencia, Spain location and also held a portion of its meeting at a customer site there.

•

At each of its meetings, the Board engaged externally, including with economic and geopolitical experts, the investment community, and key customers. These engagements provided valuable director education opportunities and also enabled the Board to see and learn about Xylem’s solutions in action or directly hear the voice of the customer.

Executive Sessions

•

Executive sessions of the independent directors were held at four of the five Board meetings with the independent Board Chair presiding during these sessions.

•

Matters discussed included: operations, strategy and execution of strategic priorities, capital deployment, including M&A, CEO performance, leadership succession planning and talent development, Board succession planning, and other key governance topics.

Management Participation

•

Regular management attendees included the CFO; Chief Legal Officer; Chief People and Sustainability Officer; Chief Growth and Innovation Officer; Chief Strategy and External Affairs Officer; Chief Operations Officer; and business Presidents.

•

In addition, other senior leaders and executives also participated in the Board and committee meetings, as appropriate.

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BOARD COMMITTEES

Our Board has established three committees to assist in discharging its duties: the Audit Committee, the Leadership Development & Compensation Committee, and the Nominating & Governance Committee. Written charters of these committees are approved by the Board and are reviewed at least annually and updated, as appropriate. Each committee’s charter is available on our website at www.xylem.com by selecting “About Xylem,” then “Investors” and then “Corporate Governance.” The charters provide the full responsibilities of each committee. Outlined below are brief descriptions of each committee’s membership, purpose and key attributes and responsibilities.

Audit Committee	8 Meetings in 2025

CURRENT MEMBERS

Earl R. Ellis (Chair)

Lisa Glatch

Mark D. Morelli

Lila Tretikov

Uday Yadav

INDEPENDENT

All Committee members meet the independence requirements of the NYSE, SEC, and our Corporate Governance Principles

FINANCIAL EXPERTISE

All Committee members are financially literate per NYSE listing standards, and Earl R. Ellis is an “audit committee financial expert” under SEC rules

Purpose

The primary purpose of the Committee is to assist the Board with oversight of the Company’s financial reporting processes and controls, independent auditor, internal audit function, and compliance with legal and regulatory requirements.

Key Responsibilities

●
Determine the independence, appointment, compensation, evaluation and retention of the independent auditor.
●
Review and discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements.
●
Oversee the performance of the Company’s internal audit function and the scope and progress of audits.
●
Review significant findings or unsatisfactory internal audit reports, audit problems or difficulties encountered by independent auditors in the course of its audit and review significant issues regarding the Company’s accounting principles and internal controls.
●
Review the business ethics and anti-corruption program, and the implementation and effectiveness of the Code of Conduct.

Additional information on the Audit Committee’s processes and procedures for consideration in the ratification of our appointment of the independent auditor can be found in the Audit Committee Report on page 22.

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Leadership Development & Compensation Committee	4 Meetings in 2025

CURRENT MEMBERS

Mark D. Morelli (Chair)

Robert F. Friel

Lisa Glatch

Victoria D. Harker

INDEPENDENT

All Committee members are independent per NYSE listing standards and our Corporate Governance Principles, and are “non-employee directors” under SEC rules

Purpose

The primary purpose of the Committee is to provide oversight of compensation, benefits, development and succession for the CEO, executive officers and other executive leadership team members.

Key Responsibilities

●
Approve and oversee administration of the executive compensation program, including annual and long-term incentive plans
●
In consultation with the Board’s independent directors, set annual performance goals for the CEO, evaluate CEO performance against such goals, and approve annual CEO compensation actions
●
Approve individual compensation actions for executive officers and other senior leadership team members
●
Oversee the establishment and administration of the benefit programs and severance policies for executive officers and other executive leadership team members
●
Oversee succession planning for executive officers and other executive leadership team members, as well as the Company’s leadership and development programs
●
Recommend to the Board the compensation of non-employee directors
●
Review the Company’s approach to human capital management
●
Engage and assess the performance and independence of an outside compensation consultant annually

Compensation Risk Oversight

To assist the Board with its risk oversight responsibilities, the LDCC regularly considers the risks associated with the Company’s compensation programs. In addition, each year our management team undertakes a comprehensive review of the Company’s compensation policies and practices and presents the results of this review to the LDCC. Following the presentation of the results of the 2025 review, the LDCC concluded that the overall structure of our compensation program is designed with the appropriate balance of risk and reward in relation to our overall business strategy, and that there were no compensation-related risks reasonably likely to have a material adverse effect on the Company. The following table summarizes the risk mitigation factors for each element in our executive compensation program:

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SPOTLIGHT: Compensation Risk Mitigation Factors
Base Salary	● Fixed component, representing a relatively small percentage of total compensation
Annual Incentive Plan (“AIP”)
●
Determined based on multiple performance factors to align executives globally on key business priorities
●
Assessment of the pay and performance relationship of AIP’s performance targets and range of potential payouts for appropriate pay-for-performance alignment

●
Final payouts made after a validation process to confirm business results and applicable earned payout
●
Capped performance scores and awards payable
●
Payouts for executive officers and executive leadership team members subject to a clawback policy

Long-Term Incentive Plan (“LTIP”)
●
LTIP awards are valued on the effective date of the grant
●
Balanced mix of performance metrics (one internal absolute metric at 50% and one external relative metric at 50%) intended to facilitate pay-for-performance based on Company goals and directly linked to delivering shareholder value
●
Assessment of the relationship of LTIP performance targets and range of potential payouts to enable appropriate pay-for-performance alignment

●
Repricing or exchange of stock options without shareholder approval is prohibited
●
Payouts for executive officers and executive leadership team members subject to clawback policy and LTIP grant agreement clawback provisions
●
Stock ownership guidelines applicable to executive leadership team members (see “Stock Ownership Guidelines” section)
●
Strong insider trading policy, including prohibition of hedging, pledging and shorting or our securities

See “Compensation Discussion and Analysis” for additional information on the LDCC’s role and responsibilities.

LEADERSHIP DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The Leadership Development & Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Leadership Development & Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Leadership Development & Compensation Committee of the Company’s Board of Directors:

Mark D. Morelli, Chair Robert F. Friel	Lisa Glatch Victoria D. Harker

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Nominating & Governance Committee	4 Meetings in 2025
CURRENT MEMBERS Jerome A. Peribere (Chair) Victoria D. Harker Lila Tretikov Uday Yadav INDEPENDENT All Committee members are independent per NYSE listing standards and our Corporate Governance Principles

Purpose

The primary purpose of the Committee is to see that the Board of Directors is appropriately constituted to meet its fiduciary obligations to our shareholders, and to take a leadership role in shaping the corporate governance of the Company.

Key Responsibilities

●
Develop, review and recommend to the Board updates to the Corporate Governance Principles
●
Evaluate and recommend to the Board the composition, governance and structure of the Board of Directors and composition of the Board committees, including the chairs
●
Administer the annual Board and committee assessment process
●
Conduct searches for prospective directors and identify, evaluate and propose nominees for election to our Board of Directors.
●
Review corporate governance developments and the Company’s shareholder engagement strategy
●
Lead the CEO succession process to evaluate, screen and recommend to the Board potential external candidates, and recommend to the Board contingency plans in the event the CEO is unable to serve for any reason
●
Oversee specialty compliance programs and other risks, including business continuity, crisis response, conflict minerals, data privacy, environmental, health, safety and security, and trade compliance.
●
Review the corporate social responsibility and sustainability programs

SHAREHOLDER ENGAGEMENT PROGRAM

Our Board values the input and insights of the Company’s shareholders and believes that effective Board-shareholder communication strengthens its role as an active, informed and engaged fiduciary. We view engagement as a year-round conversation with shareholders about creating long-term sustainable value. Accordingly, the Board seeks to maintain a framework for deep, frequent, and productive conversations with the Company’s shareholders.

In January 2026, we invited our largest shareholders to engagement meetings. A number of shareholders declined invitations for engagement, noting that they had no concerns with our governance and compensation practices. These engagement meetings are an opportunity to discuss key aspects of the Company’s governance profile, compensation philosophy and program, and performance around sustainability and social value creation, among other things. These meetings also provide a forum for management to solicit feedback regarding the practices and policies that are important to our shareholders.

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SPOTLIGHT: 2026 Shareholder Engagement Snapshot
Who We Engaged With	● Institutional shareholders ● Retail shareholders ● Investor roundtables	● Proxy advisory firms ● Sustainability rating organizations
How We Engaged	● Annual Meeting ● In-person and virtual meetings ● Quarterly earnings calls ● Investor conferences ● Response to surveys and data requests	● Investor Relations’ response to individual shareholder inquiries and correspondence ● Website postings of presentations, earnings releases, sustainability reports, and other financial information
Engagements Included
●
Independent Board Chair, to provide our largest shareholders with the Board’s perspective on corporate governance, including board succession, board composition, and the Board’s oversight of critical areas such as strategy, risk management, cybersecurity, sustainability and corporate transactions.
●
Senior management
●
Functional representatives, including Investor Relations, Legal, Executive Compensation, Sustainability and Cybersecurity

Governance Topics Discussed
●
Board oversight of risk, including cybersecurity
●
Board policy on outside directorships
●
Board-shareholder engagement
●
Board succession and composition
●
CEO and executive leadership succession
●
Corporate governance profile
●
Board leadership structure
● Strategy ● Disclosure and transparency ● Executive compensation philosophy and design ● Sustainability approach, goals and value creation for society ● Supply chain

Management reviews with the Board the key themes and insights from shareholder engagement meetings, as well as broader governance trends, all of which the Board considers in making decisions regarding our governance practices and policies and executive compensation. We may from time to time hold follow-up conversations with shareholders to address important issues that will be considered at the Annual Meeting. The outreach and engagement by our management team may also include additional director participation when the topic or the nature of the shareholder request makes this a more meaningful outreach approach.

In addition to shareholder engagement, we also participate in corporate governance organizations and other associations that provide valuable opportunities to meet with a variety of investors, peer companies, policy makers and other interested parties to engage in dialogue around corporate governance policy and practices.

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Say-On-Pay Engagement

We review our executive compensation program at each Leadership Development & Compensation Committee meeting throughout the year. We also regularly engage with our shareholders to understand factors they consider to be most important when evaluating our Company. This feedback and our Say-on-Pay voting results are crucial to our continued assessment of our compensation programs, policies and decisions. In the fall of 2024, to inform the Committee’s work on 2025 executive compensation design, we undertook proactive and targeted engagement, extending invitations for one-on-one discussions to 13 shareholders representing over 26% of our outstanding shares and engaging with nine shareholders representing over 21% of our outstanding shares. During these engagements, we presented potential changes to our 2025 executive compensation program designs and heard the shareholders’ feedback on these changes. With the benefit of these insights, the Committee implemented several key changes to our 2025 executive compensation program designs to enhance alignment with the Company’s strategic priorities, simplify the programs, and further drive accountability in line with our pay-for-performance, detailed on in the “Compensation Discussion & Analysis” section. In 2025, approximately 87% of our shareholders voted in favor of our Say-On-Pay.

We engage with shareholders throughout the year to update them and solicit their feedback on a range of topics, including corporate governance, executive compensation, performance, strategy for long-term growth, sustainability and creating value for society.

COMMUNICATING WITH THE BOARD OF DIRECTORS

The Board has established a process to facilitate communication between shareholders and other interested parties with the Company’s independent directors. Communications intended for the Board, or for any individual member or members of the Board, should be sent by:

Mail:	E-mail:

Xylem Inc.	independentdirectors@xylem.com
Attn: Corporate Secretary
301 Water Street SE
Washington, DC 20003

In general, any shareholder communication delivered to management for forwarding to the Board or specific directors will be forwarded in accordance with the shareholder’s instructions. Correspondence addressed to “Non-Employee Directors” will be forwarded to our independent Board Chair. Junk mail, advertisements, resumes, spam and surveys will not be forwarded to the Board, Board Chair or individual directors, nor will abusive, threatening or otherwise inappropriate materials.

Xylem 2026 Proxy Statement | 45

COMMITMENT TO SUSTAINABILITY

SPOTLIGHT: Sustainability and Our Strategy

At Xylem, sustainability is at the center of who we are and what we do – from our own operations to the solutions we provide to customers that impact communities around the world. We strive to be a sustainability leader by integrating sustainability into our business strategy. We believe our financial performance and commitment to sustainability go hand in hand. Xylem approaches business sustainability as a way to generate economic value while also creating value for society, thus meeting the needs of both.

As a leading global water solutions company, we are dedicated to advancing sustainability and empowering people who make water work every day. We focus our sustainability efforts on one of the world’s most urgent sustainability challenges: responsible stewardship of our shared water resources. We advance impact across our value chain through strong, collaborative partnership rooted in integrity, accountability and shared responsibility. By engaging customers, colleagues, suppliers and community partners, we promote environmental stewardship, social responsibility and resilient business practices.

Our Communities

Through our technologies, expertise, and partnerships, we support water stewardship and sustainable development in the communities where we operate. Through our corporate social responsibility program, Xylem Watermark, we collaborate with non-profit partners, customers, suppliers, business partners and colleagues to expand access to clean water, sanitation and water education. These efforts contribute to resilient, water-secure communities and long-term societal and economic well-being.

Our Customers

We partner with water operators, utilities, and industrial customers to address water scarcity, quality, resilience, affordability and availability by delivering a broad portfolio of solutions and technical expertise that optimize water and wastewater systems, protect public health and the environment, and support reliable industrial operations and essential services.

Our Company

We operate our business with integrity and accountability, focusing on reducing environmental impacts, enhancing product quality and sustainability, and maintaining high standards for safety, well-being and inclusion. Our colleagues and operating practices are central to delivering innovative, reliable water.

Three strategic pillars – Decarbonize the Water Sector, Accelerate Corporate Water Stewardship, and Advance Water, Sanitation and Hygiene (“WASH”) Access - guide our actions for creating the greatest impact in support of our commitment to water security. These pillars address the most pressing challenges our stakeholders face and reflect where Xylem and our solutions are uniquely positioned to create lasting, positive impact. Our sustainability strategy and progress toward our goals are detailed in our annual Sustainability Report.

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Sustainability Governance

Robust governance structures are critical to supporting the effectiveness and credibility of our sustainability programs, commitments, goals and reporting. From our Board to our teams operationalizing sustainability across our businesses, we seek to maintain a governance structure that provides strong oversight with responsiveness to operational needs. Strong governance over the Company’s approach to sustainability starts with our Board with the assistance of its committees. Our CEO, Chief People and Sustainability Officer, and members of the senior leadership team lead execution of our sustainability strategy and drive progress toward our strategically aligned goals.

SPOTLIGHT: Sustainability Governance
Board of Directors

•

Reviews the Company’s approach to sustainability as a strategic enabler for value creation

•

Regularly discusses with management sustainability, including risks and opportunities, implications for our strategy, and progress toward sustainability commitments

•

Reviews the Company’s businesses, including sustainability-focused activities, products and services, and innovation and technology

•

Receives regular reports from its committees on their oversight of sustainability matters

•

Periodically reviews responsibilities delegated to its committees to ensure appropriate and effective oversight of sustainability matters given broader trends and the evolving regulatory landscape

Nominating & Governance Committee

The Board has delegated to the Committee oversight of:

•

The Sustainability program

•

Corporate social responsibility, including Xylem Watermark

•

Business continuity and disaster recovery programs, and crisis response

•

Compliance programs, including environmental, health, safety and security, data privacy, conflict minerals and trade compliance

Leadership Development & Compensation Committee

The Board has delegated to the Committee oversight of:

•

Executive compensation, including linkage to sustainability performance

•

Leadership development and succession planning

•

Approach to aspects of human capital management, including regarding talent and the workplace

Audit Committee

The Board has delegated to the Committee oversight of:

•

Financial reporting processes and controls

•

Compliance with legal and regulatory requirements, including business ethics and anti-corruption, and cybersecurity disclosures and reporting

Xylem 2026 Proxy Statement | 47

Sustainability-Linked Financing

Over the past decade, we have continued to align positive environmental and social impacts with strong economic outcomes, reinforcing our commitment to placing sustainability at the core of our business strategy. This reflects our belief that advancing environmental stewardship and contributing to a more resilient society go hand in hand with financial success. In recent years, we further advanced our sustainable financing initiatives and the key performance indicators that support them. Examples of key initiatives include:

●	A five-year revolving credit facility entered into in 2023 featuring pricing adjustments based on Xylem’s achievement of specific sustainability targets, alongside its credit rating.
●	A demand deposit account with yields on deposits linked to the achievement of our 2025 Sustainability Goals.
●	An anchor investment in T.RowePrice’s inaugural Emerging Markets Blue Economy Bond fund, in alignment with our ambition to advance global water security.
●	Continued alignment of supply chain finance agreements with sustainable frameworks, providing incentives for participating suppliers to initiate and improve their EcoVadis (or equivalent) scores.

We remain committed to advancing our sustainability-focused financing strategy and aligning our capital deployment with our mission to drive meaningful environmental and societal outcomes.

Sustainability-Linked Compensation

Sustainability objectives formed part of the annual goals established for the CEO and executive leadership team in 2025. Although these objectives were not a separate or weighted component of the annual incentive compensation formula, the LDCC considered progress against key sustainability priorities in its overall performance assessment. These priorities included maintaining Xylem’s sustainability leadership through progress against its 2030 environmental and social commitments — such as water sector decarbonization, corporate water stewardship, and WASH access — as well as improving Xylem’s women in leadership representation through merit-based hiring, promotion and pools of candidates from a range of backgrounds and demographics for all professional positions to attract and retain the most qualified talent.

In addition, Xylem’s 2021 special, one-time performance share unit awards, granted to all named executive officers and a broader group of senior executives, remained outstanding through 2025, the final year of the five-year performance period. These awards were tied to the achievement of five long-term sustainability goals aligned with the Company’s 2025 sustainability objectives.

Sustainability Impact

Our sustainability initiatives are designed to create long-term value for all stakeholders and contribute to a more water-secure world. Ultimately, we strive to enable sustainability across our entire value chain, so that this aspect of our operations aligns with our commitment to a sustainable future.

In 2019, we established a comprehensive set of 2025 Sustainability Goals, which we completed in 2025. In 2024, we introduced a new set of 2030 Goals, which we further expanded in 2025.

In 2021, Xylem committed to setting science-based emissions reduction targets aligned with a 1.5ºC reduction scenario, in line with the Paris Agreement, with a target year of 2030, and to achieve net-zero greenhouse gas emissions across Scope 1, 2 and 3 by 2050. Following the acquisition of Evoqua, we resubmitted our 2030 science-based targets to the Science Based Target initiative (SBTi), based on an updated 2023 baseline for the combined company. In December 2024, SBTi validated and approved our 2030 science-based targets. The 2025 Sustainability Report will be the first to report progress toward these goals.

Each year, we assess and monitor the risks and opportunities related to the impact of volatile weather patterns on our business. In 2024, we performed an updated climate scenario analysis under the Task Force on Climate-related Financial Disclosures framework. Additional details can be found in our Climate Action Plan on our website.

Our sustainability strategy and goals are guided by the United Nations Sustainable Development Goals (“SDGs”), which provide a globally recognized framework for shaping our priorities and actions. Alignment with the SDGs substantiates

Xylem 2026 Proxy Statement | 48

our contribution to global objectives and supports transparent stakeholder communication by clearly articulating our commitment to building a more sustainable future. While Xylem embraces all 17 of the SDGs, we have a special focus on SDG6: Clean Water and Sanitation.

To further strengthen our management of sustainability-related risks and opportunities, we align with and implement the core principles of the United Nations Global Compact, CEO Water Mandate, Race to Zero, and the Women’s Empowerment Principles, among others.

Xylem’s ongoing commitment to sustainability and the measurable results we have achieved have earned us inclusion in several of the world’s leading sustainability equity indices. In 2025, we continued to benefit from independent assessment of our sustainability program, which helps inform areas for our continued focus and improvement. Notably, we achieved CDP Climate Change A-List recognition and were named a global sustainability leader by Corporate Knights, earning a prominent place on the 2026 Global 100 list of the world’s most sustainable companies.

As a signatory to several sustainability-related compacts, pledges and mandates, Xylem is committed to continuous improvement as this helps us better understand and manage our own opportunities and risks in the environmental and social domains with a focus on long-term value creation. Additional details can be found in our annual Sustainability Report and on our website at www.xylem.com.

Corporate Social Responsibility

Xylem Watermark, our corporate social responsibility program, has a mission to provide education and access to safe water to enable healthy lives, help build resilient communities and inspire and attract the next generation of leaders. The program continues to expand its humanitarian disaster response, youth empowerment and skills-based volunteering. We are proud of the program’s expanded scope to engage a larger ecosystem of stakeholders, as well as the fact that in 2025, ~81% of Xylem colleagues volunteered ~255,000 hours. This employee-led volunteerism and broad engagement enhance the Company’s commitment to employee retention, recruiting and collaboration in the communities in which we live and work.

STOCK OWNERSHIP

CERTAIN BENEFICIAL OWNERS

Set forth below is information regarding any person known to the Company as of February 13, 2026 to be a beneficial owner of more than five percent of our outstanding common stock as of December 31, 2025. As of December 31, 2025, the Company had 243,569,360 shares of common stock outstanding. In providing the information below, we have relied on the most recent Schedule 13G/A filings with the SEC by the beneficial owners.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class*
BlackRock, Inc. (1)
50 Hudson Yards	24,255,217	10.0
New York, New York 10001
The Vanguard Group (2)
100 Vanguard Boulevard	28,047,688	11.5
Malvern, Pennsylvania 19355

(1)	As of December 31, 2023, BlackRock, Inc. had sole voting power with respect to 21,690,536 shares and sole dispositive power with respect to 24,255,217 shares. The foregoing information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 24, 2024. *Percent of class based on the total shares outstanding as of December 31, 2025 as indicated above.
(2)	As of December 31, 2023, The Vanguard Group had sole dispositive power with respect to 27,062,906 shares, shared voting power with respect to 298,538 shares and shared dispositive power with respect to 984,782 shares. The foregoing information is based solely on Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024. *Percent of class based on the total shares outstanding as of December 31, 2025 as indicated above.

Xylem 2026 Proxy Statement | 49

Directors and Named Executive Officers

The following table shows the number of shares of our common stock beneficially owned by each director and NEO, and by all current directors and executive officers as a group as of March 6, 2026. The percentage of class shown is based on an outstanding share number of 242,748,449 as of that date. The number of shares beneficially owned by each director and NEO has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has the power to vote or the power to transfer, and any shares the person has the right to acquire within 60 days by the exercise of any stock option or other right. Unless otherwise indicated, each individual has sole voting and investment power, or shares those powers with their spouse.

	Total Shares	Percentage
	Beneficially	of
Name of Beneficial Owner	Owned (1)	Class
Earl R. Ellis	3,027	*
Robert F. Friel	36,225	*
Lisa Glatch	3,863	*
Victoria D. Harker	15,575	*
Mark D. Morelli	5,015	*
Jerome A. Peribere (2)	28,735	*
Matthew F. Pine (3)	299,154	*
Lila Tretikov	7,391	*
Uday Yadav	7,326	*
Rodney O. Aulick	102,719	*
William K. Grogan	34,486	*
Claudia S. Toussaint (4)	110,857	*
Hayati Yarkadas	51,721	*
All Current Directors and Executive Officers as a Group (17 persons)	786,605	*

*	Less than 1%
(1)	The shares shown include the following vested but deferred restricted stock units (“RSUs”): Robert F. Friel, 8,375; Mark D. Morelli, 2,968; Jerome A. Peribere, 2,736; and all directors as a group, 14,079.
(2)	Shares shown include 25,999 shares held in the Jerome A. Peribere 2016 Revocable Trust of which Mr. Peribere is the trustee.
(3)	Shares shown include 34,007 shares held in the Matthew F. Pine and Angeles Lopez Guerrero Living Trust of which Mr. Pine is a co-trustee.
(4)	Shares shown include 31,250 shares held in the Claudia S. Toussaint Revocable Trust of which Ms. Toussaint is the trustee.

Stock Ownership Guidelines

We believe that stock ownership guidelines are an important governance feature because they promote senior executive and director commitment to the Company, strengthen the alignment between compensation and shareholder interests, minimize excessive risk-taking to achieve short-term returns at the expense of long-term value creation, and build an ownership mentality among the Company’s senior executives and directors. Our guidelines provide for stock ownership levels for directors and senior executives as follows:

Chief Executive Officer	6 X Annual Base Salary
NEOs and Other Executive Leadership Team Members	3 X Annual Base Salary
Chief Accounting Officer	1 X Annual Base Salary
Directors	5 X Annual Cash Retainer

Executives and directors are encouraged to retain all shares acquired through the vesting of RSUs or performance share units (“PSUs”) and through the exercise of stock options until their applicable ownership levels are met. In addition to this expectation, the Company requires executives subject to the guidelines to retain a minimum of 50% of the net (after-tax) shares acquired through the vesting of RSUs and PSUs to meet the applicable ownership level.

Compliance with the guidelines is monitored periodically. Shares counted toward these guidelines include any shares held directly or indirectly, including unvested time-based RSUs. Unearned PSU awards and unexercised options are not counted toward these guidelines. We take the individual’s tenure into account in determining compliance. A director or executive is given five years from the date the individual first becomes subject to a

Xylem 2026 Proxy Statement | 50

particular level of stock ownership to meet the applicable requirement. As of March 6, 2026, all directors and executives have met, or are on track to timely meet, the ownership guidelines.

Insider Trading and Rule 10b5-1 Trading Plans Policy

We have adopted a robust insider trading policy, including related procedures, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. The policy applies to our directors, officers and employees and their respective family members (as defined in the policy), and entities over which such individuals have or share the ability to manage or control investment decisions, as well as contractors and consultants. The policy also applies to the Company itself when conducting transactions in its own securities (e.g., share repurchase transactions).

The policy prohibits all covered individuals and entities from trading in Xylem securities while in possession of material, non-public information. The policy provides guidance as to what constitutes material information and when information becomes public and it discusses the potential consequences of an insider trading violation. In addition, for certain individuals, the policy specifies quarterly blackout periods, open trading windows, and pre-clearance procedures for market transactions. The policy also provides for the implementation of special blackout periods, as appropriate; discusses additional trading restrictions and certain reporting requirements applicable to directors, officers, and designated key employees; and contains guidelines and requirements related to establishing Rule 10b5-1 trading plans in accordance with the safe harbor requirements of Securities Exchange Act Rule 10b5-1.

Our insider trading policy has been filed with the SEC as Exhibit 19.0 to our Form 10-K.

Prohibition on Hedging, Pledging and Shorting Xylem Stock

Our insider trading policy prohibits all covered individuals and entities, including directors, officers and employees, from engaging in any hedging transactions with respect to Company securities. This includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of Company securities. Our insider trading policy also prohibits short sales of Company securities, derivative or speculative transactions in Company securities, and the pledging of Company securities in order to secure personal loans or other obligations.

DIRECTOR COMPENSATION

Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors. Our Board sets director compensation based on the recommendation of the LDCC.

Guiding Principles

Our non-employee director compensation program is based on the following principles:

●	Fairly compensate directors for their time and effort with a compensation program consistent with peer companies.
●	Pay directors solely in the form of cash and equity.
●	Align the interests of our directors with the interests of our shareholders by providing a substantial portion of the total value in equity and establishing robust stock ownership guidelines.
●	Impose limits on non-employee director compensation.
●	Have a transparent process by which directors can evaluate the compensation program in a deliberate and objective way.

Each non-employee director receives an annual cash retainer and an annual equity award in the form of RSUs, which are granted on the annual shareholder meeting date and vest the day before the next annual shareholder meeting. To reflect their additional responsibilities, the chair of each committee receives an additional cash retainer. The

Xylem 2026 Proxy Statement | 51

independent Board Chair receives an additional retainer consisting of cash and RSUs. Mr. Pine, as an employee director, does not receive any compensation for his service as a director.

Review Process

The Board delegated to the LDCC the responsibility to review and recommend any proposed changes to non-employee director compensation. In connection with such review, the LDCC periodically engages its independent compensation consultant to assist with benchmarking and analysis (changes are generally made on a periodic basis). The compensation review consists of analysis of competitive market data from the peer group used for our executive compensation benchmarking, and a selected group of general industry companies that are similarly situated to Xylem from a revenue and market capitalization perspective. Based on the 2025 review, the following changes to the director compensation program were made effective as of the 2026 Annual Meeting.

Compensation Element*	2025	2026
Standard Board Compensation**
Annual Cash Retainer	$105,000	$115,000
Annual Equity Award	$165,000	$200,000
Board and Committee Chair Retainers
Independent Board Chair	$140,000	$180,000
	($70,000 cash; $70,000 RSUs)	($90,000 cash; $90,000 RSUs)
Audit Committee Chair	$25,000	$25,000
LDCC Chair	$20,000	$20,000
All other Committee Chairs	$15,000	$20,000

* The compensation for a director who joins or leaves the Board during the year (or assumes additional responsibilities) is pro-rated for the months of service completed.

**An excess meeting fee is provided if there are more than 30 meetings per calendar year ($2,000 for in person attendance and $1,000 for telephonic attendance).

Limit on Director Compensation

Our Board compensation policy limits the total annual compensation for non-employee directors to $750,000 per year. This limit is inclusive of the value of the applicable annual cash retainer(s), excess meeting fees (if any) and the grant date fair value of the annual equity award.

Deferred Compensation Plan for Directors

Directors have the ability to defer up to 100% of their annual compensation as follows:

●	Cash retainers: may be deferred until earliest of termination of the director’s Board service, a specified distribution date, or death; deferred amounts could be credited with a fixed rate of interest, or adjusted periodically based on the value of our common stock until paid.
●	Settlement of RSUs: deferred until termination of the director’s Board service or an earlier specified distribution date.

Other Board Compensation

The Company reimburses directors for certain expenses incurred in connection with attending Board, committee and shareholder meetings, including travel, hotel accommodations, meals and other reasonable incidental expenses for the director (and their spouse or domestic partner, if specifically invited to attend). The Company may also from time to time provide directors and their spouses or domestic partners with token gifts of nominal value. Directors are reimbursed for reasonable expenses associated with other Company-related business activities, including participation in director education programs.

Xylem 2026 Proxy Statement | 52

Directors are eligible to participate in the Company’s matching gifts program on the same terms as our employees. Under this program, the Company will match or, in certain cases, double match, up to $10,000 in a director’s annual donations made to Xylem Watermark or its non-profit partners.

Indemnification and Insurance

We indemnify our directors to the fullest extent permitted by law and maintain insurance to protect the directors from liabilities, including certain instances where the Company could not otherwise indemnify them. All directors are also covered under a non-contributory group travel insurance policy that provides travel assistance benefits and services, including medical insurance, evacuation and accidental death and dismemberment. Non-employee directors also participate in a non-contributory group life insurance plan that provides $100,000 of coverage.

DIRECTOR COMPENSATION TABLE

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($) (1)	($) (2)	($) (3)	($)
Jeanne Beliveau-Dunn (4)	26,250	—	55	26,305
Earl R. Ellis	130,000	165,000	5,132	300,132
Robert F. Friel	175,000	235,000	10,132	420,132
Lisa Glatch	105,000	165,000	2,332	272,332
Victoria D. Harker	105,000	165,000	5,132	275,132
Mark D. Morelli	125,000	165,000	1,632	291,632
Jerome A. Peribere	120,000	165,000	3,132	288,132
Lila Tretikov	105,000	165,000	132	270,132
Uday Yadav	105,000	165,000	132	270,132
(1)	The amounts represent cash compensation received in respect of service on our Board, as applicable, in 2025. Fees earned may be paid, at the election of the director, in cash or deferred cash. Non-employee directors may irrevocably elect deferral into an interest-bearing cash account or an account that tracks the performance of Xylem common stock. Messrs. Ellis and Friel elected to defer their annual cash retainer.
(2)	All directors received an annual equity grant of 1,300 RSUs on May 13, 2025, the date of the Company’s 2025 Annual Meeting of Shareholders (other than Ms. Beliveau-Dunn who did not stand for re-election). Mr. Friel received an additional 551 RSUs for his service as independent Board Chair. Messrs. Friel, Morelli and Peribere elected to defer their 2025 RSU grants. The amounts shown reflect the grant-date fair value of the awards computed in accordance with FASB ASC 718, and are calculated using the Company’s closing stock price of $126.93 on May 13, 2025, as reported by the NYSE. Assumptions used in the valuations are discussed in Note 17 to the Company’s audited consolidated financial statements for the year ended December 31, 2025 in our Form 10-K filed with the SEC on February 25, 2026.
(3)	Amounts shown are comprised of the annual premium for group life insurance provided to non-employee directors described in “Indemnification and Insurance,” plus matching contributions to Xylem Watermark, our corporate social responsibility program, that Xylem made on behalf of directors who contributed up to a maximum of $10,000. All Other Compensation provided in excess of $1,000 pertaining to Xylem Watermark matching contributions are as follows: Mr. Ellis $5,000, Mr. Friel $10,000, Ms. Glatch $2,200, Ms. Harker $5,000, Mr. Morelli $1,500 and Mr. Peribere $3,000.
(4)	Ms. Beliveau-Dunn served as a director on the Board until May 13, 2025 and did not stand for re-election at the 2025 Annual Meeting.

DIRECTOR STOCK AND OPTION AWARDS OUTSTANDING AT 2025 FISCAL YEAR END

The following table reflects stock awards for non-employee directors outstanding as of December 31, 2025 (no stock options were outstanding).

	Outstanding	Outstanding Other
Name	Stock Awards (1)	Deferred Shares (2)
Earl R. Ellis	1,300
Robert F. Friel (3)	1,851	12,186
Lisa Glatch	1,300
Victoria D. Harker	1,300
Mark D. Morelli (3)	1,300	2,968
Jerome A. Peribere (3)	1,300	2,736
Lila Tretikov	1,300
Uday Yadav	1,300
(1)	Amounts shown reflect unvested RSUs granted to all non-employee directors for Board service in the 2025-2026 year, starting May 13, 2025.
(2)	The amounts shown reflect vested but deferred RSUs that the non-employee director previously elected to defer under Xylem’s Deferred Compensation Plan for Directors.
(3)	The non-employee director elected to defer settlement of the vested 2025 RSU award under Xylem’s Deferred Compensation Plan for Directors.

Xylem 2026 Proxy Statement | 53

EXECUTIVE COMPENSATION

TABLE OF CONTENTS:

Named Executive Officers (“NEOs”)

Matthew F. Pine
President & Chief Executive Officer (“CEO”)

William K. Grogan
Executive Vice President (“EVP”), Chief Financial Officer (“CFO”)

Hayati Yarkadas
EVP & President, Water Infrastructure (“WI”)

Rodney O. Aulick
EVP & President, Water Solutions and Services (“WSS”)

Claudia S. Toussaint
EVP, Chief People and Sustainability Officer (“CP&SO”)

Compensation Discussion and Analysis	54
1. Executive Summary	54
2. Our Executive Compensation Program	57
3. Additional Compensation Elements	66
4. Compensation Decision-Making Process	67
5. Additional Information	68
Summary Compensation Table	68
All Other Compensation Table	70
Grants of Plan-based Awards Table	70
Outstanding Equity Awards Table	71
Option Exercises and Stock Vested Table	73
Non-Qualified Deferred Compensation	73
Potential Post-Employment Compensation	74
CEO Pay Ratio	77
Pay versus Performance	77

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The CD&A section describes the compensation programs and philosophy for our NEOs in 2025:

1. EXECUTIVE SUMMARY

Elements of Executive Compensation

Our executive compensation program consists of a competitive mix of elements aligned with our compensation philosophy and is designed to attract, motivate and retain the best talent. The majority of NEO compensation is performance-based in line with our high-impact culture and pay-for-performance focus.

Element	Purpose	Target	Form of Delivery
Base Salary	Base level of compensation	Fixed $	Cash
Annual Incentive Plan (“AIP”) Awards	Drive near-term performance	% of salary	Cash
Long-Term Incentive Plan (“LTIP”) Awards	Drive long-term performance as well as shareholder alignment, and retention	$ value equity opportunity	PSUs RSUs Stock Options

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2025 Executive Compensation Highlights

Based on our executive total rewards philosophy, the LDCC took the following compensation actions in 2025:

●	Base Salary: The LDCC approved base salary merit increases of 2.3% to 4% for our NEOs based on a review of market data and performance.
●	AIP Awards: Our 2025 AIP was linked 100% to the Company’s annual Team Performance composed of Adjusted EBITDA Margin, Organic Revenue, and Adjusted Free Cash Flow (“FCF”) Margin. For executives who have responsibility for a segment, their AIP design includes a mix of global and segment weightings.

Metric definitions and additional details are provided in “Our Executive Compensation Program” section under the “Annual Incentive Plan” subsection.

For 2025, the LDCC approved Team Performance scores ranging from 110% to 126% based on actual performance against the financial metrics.

●	LTIP Awards: Our LTIP awards are designed to align executive pay with long-term value creation for our shareholders, while reinforcing performance against key long-term financial metrics. The 2025 annual LTIP awards for NEOs were composed of: (1) 50% Performance Share Units (“PSUs”), of which 25% are earned based on a 3-year TSR metric relative to the S&P 500 Industrials Index (“rTSR”) and 25% are earned based on a pre-set three-year cumulative Adjusted Earnings per Share metric, (2) 25% time-based Stock Options, and (3) 25% time-based Restricted Stock Units (“RSUs”). This multi-dimensional approach to long-term incentives provides a balanced focus on long-term financial performance, shareholder alignment, and retention.

alue of 2024 LTIP awards for NEOs, as disclosed in the Summary Compensation Table, was set to generally align with a reasonable range around market median and to reflect individual performance and long-term potential.

The grant date value of 2025 LTIP awards for NEOs, as disclosed in the Summary Compensation Table, was set to generally align within a reasonable range around market median and to reflect individual performance and long-term potential.

Additional details about LTIP awards are in “Our Executive Compensation Program” under the “Long-Term Incentive Plan” subsection.

Xylem 2026 Proxy Statement | 55

2025 Say-on-Pay Advisory Vote and Shareholder Engagement

Our Board values the input and insights of the Company’s shareholders and believes that effective Board-shareholder communication strengthens the Board’s role as an active, informed and engaged fiduciary. We engage regularly with our shareholders to understand factors they consider to be most important when evaluating our Company. This feedback and our Say-on-Pay voting results are crucial to our continued assessment of our compensation programs, policies and decisions. In 2025, 87% of our shareholders voted in favor of our Say-on-Pay. The LDCC believes this result conveyed our shareholders’ overall support of the existing executive compensation program designs. As such, no changes were made to our executive compensation program as a result of the Say-on-Pay vote.

Similarly, during our annual outreach of shareholders to solicit their input on a range of topics related to executive compensation and governance matters, our top shareholders expressed strong support for our executive compensation program. As a result, we continued our general approach to our executive compensation program through fiscal year 2026.

Best Practices

Our executive compensation program incorporates the following practices:

SPOTLIGHT: What We Do

✓

Pay-for-Performance: A significant portion of our NEO pay is performance-based and variable

✓

Double-Trigger Change of Control Provision: Double-trigger vesting upon a change of control for our severance plans and LTIP awards

✓

Peer Group Selection: Annual review of compensation peer companies (“Peer Group”)

✓

Annual Compensation Risk Assessment: Global risk assessment of incentive-based compensation to identify any issues that could have a material adverse impact on the Company

✓

Balanced Compensation Design: Program designed to align with business strategy and shareholders’ interests, in the context of market compensation practices, and to balance short- and long-term incentives, cash and equity, and fixed and variable pay

✓

Compensation Benchmarking: Benchmarking exercises on a regular basis to validate that our compensation programs are competitive and well-balanced

✓

Clawback: Recoupment policy applies to any incentive-based compensation received by executive officers, as required by SEC Rule 10D-1. Also, LTIP agreements provide for recoupment at the LDCC’s discretion of time-based and performance-based equity compensation

✓

Proactive Management of Share Utilization: Regular review of share utilization for reasonable overhang and annual burn rate levels

✓

Stock Ownership Guidelines: Directors, NEOs and other executive leadership team members are expected to hold stock valued at a multiple of base salary or cash retainer, as applicable

✓

Insider Trading Policy: Robust insider trading policy

✓

Independent Compensation Consultant: Independent compensation consultant advises LDCC on executive officer and director compensation matters

✓

Say-on-Pay: Annual shareholder advisory vote

✓

Use of Tally Sheets: Clear visibility for LDCC on total NEO compensation as well as potential future payouts upon termination of employment

Xylem 2026 Proxy Statement | 56

SPOTLIGHT: What We Don’t Do

x

No Special Retirement Plan for NEOs: NEOs receive the same benefits, including retirement benefits, available to the broader population of salaried employees

x

No Tax Gross-Ups: Not provided except in the case of taxable relocation expenses or non-permanent international assignment support. No Section 280G excise tax gross-ups under our plans

x

No Fixed-Term Employment Contracts: No fixed-term employment contract with any of our NEOs

x

No Re-pricing of Stock Options or Cash Buyouts of Underwater Stock Options: No re-pricing or exchange of outstanding stock options that are priced above the prevailing market price with lower-priced stock options, stock or cash, without shareholder approval

x

Prohibition on Pledging, Hedging and Shorting: Insider Trading Policy prohibits employees and directors from pledging Xylem securities, purchasing financial instruments, or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Xylem securities

2. OUR EXECUTIVE COMPENSATION PROGRAM

Philosophy and Objectives

Our 2025 executive compensation program is based on the following principles:

Linked to Strategy

Simple, flexible, and
sustainable to support
ongoing business
transformation, including:

●	Increasing our focus on technology
●	Positioning us as a leader in integrating sustainability into our business strategy
●	Driving segment accountability while advancing “One Company” execution

Long Term

Design should:

●	Reward for balanced long- term growth and profitability
●	Emphasize pay-for-performance
●	Be reasonable, fair, and strongly aligned with long-term shareholder value creation

Market Competitive

Target compensation (base salary, target annual incentive compensation and target long-term incentive compensation) opportunities should generally reflect a reasonable range around the market median (with flexibility on long-term incentive compensation, as needed, to attract, retain or motivate key talent)

Avoids Excessive Risk

Compensation should be designed and structured so that unnecessary or excessive risk-taking behaviors are discouraged

Target compensation may be adjusted for individual performance, strategic impact, level of responsibility, potential, industry or functional expertise, tenure, internal pay equity, or special recruitment considerations for newly hired executives. Actual compensation and incentive award payouts should vary with annual and long-term performance.

Xylem 2026 Proxy Statement | 57

NEO Total Direct Compensation Mix

To align compensation levels for our NEOs with the Company’s performance and shareholder interests, our pay mix emphasizes variable compensation, including performance-based annual and long-term incentive awards. The following chart illustrates the 2025 target total direct compensation mix for our NEOs. The percentages of target total direct compensation reflected in the charts below were calculated using each NEO’s fiscal year 2025 base salary, target annual incentive compensation and target long-term incentive compensation.

Compensation Benchmarking

Executive compensation is benchmarked using the compensation levels and practices for the NEOs at companies in our Peer Group and data from multiple broad-based compensation surveys. Each year, the LDCC reviews and selects companies to comprise the Peer Group for the next performance year based on various criteria, including: business attributes, extent of global presence, revenue size, market capitalization and talent pool.

In August 2024, the LDCC reviewed the current Peer Group and added Emerson Electric Co. for the 2025 performance year based on analysis against our Peer Group selection criteria. Our 2025 Peer Group includes the following companies:

2025 PEER GROUP
Agilent Technologies, Inc.	Lincoln Electric Holdings, Inc.
AMETEK, Inc.	Parker-Hannifin Corporation
Dover Corporation	Pentair plc
Ecolab Inc.	Rockwell Automation, Inc.
Emerson Electric Co. (+)	Roper Technologies, Inc.
Flowserve Corporation	Snap-on Incorporated
Fortive Corporation	TE Connectivity plc
IDEX Corporation	Trane Technologies plc
Illinois Tool Works Inc.	Veralto Corporation
Ingersoll Rand Inc.
*	Based on reported GAAP revenues for the most recent four quarters ended on or prior to December 31, 2025
**	As of December 31, 2025

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In August 2025, the LDCC reviewed the 2025 Peer Group and made the following changes for the 2026 performance year based on analysis against our Peer Group selection criteria: removed Agilent Technologies, Inc. and Roper Technologies, Inc. and added Oshkosh Corporation and Stanley Black & Decker, Inc. Our 2026 Peer Group includes the following companies:

2026 PEER GROUP

AMETEK, Inc.	Oshkosh Corporation (+)
Dover Corporation	Parker-Hannifin Corporation
Ecolab Inc.	Pentair plc
Emerson Electric Co.	Rockwell Automation, Inc.
Flowserve Corporation	Snap-on Incorporated
Fortive Corporation	Stanley Black & Decker, Inc. (+)
IDEX Corporation	TE Connectivity plc
Illinois Tool Works Inc.	Trane Technologies plc
Ingersoll Rand Inc.	Veralto Corporation
Lincoln Electric Holdings, Inc.
*	Based on reported GAAP revenues for the most recent four quarters ended on or prior to December 31, 2025
**	As of December 31, 2025

In addition to using the Peer Group for benchmarking NEO compensation, the LDCC uses data from multiple broad-based compensation surveys for assessing the competitiveness of our NEOs’ compensation. Survey data sources include Aon Hewitt’s Total Compensation Measurement and Willis Towers Watson’s Rewards Data Intelligence. Each survey includes approximately 500 to 1,000 participants. The LDCC does not select the companies that participate in these broad-based surveys and does not consider the specific participants in the surveys as a factor in its compensation determinations. Available information regarding compensation levels at our Peer Group companies and in surveys are both considered while developing “market median” consensus data.

Our NEOs’ target compensation opportunity is designed to approximate the market median (with flexibility on long-term incentive compensation, as needed, to attract, retain or motivate key talent), and may be adjusted for other factors such as outstanding performance, strategic impact, level of responsibility, potential, industry or functional expertise, tenure, internal pay equity, or special recruitment considerations for newly-hired executives. Our NEOs’ actual compensation outcomes are intended to vary on a yearly basis in accordance with actual annual and long-term performance.

Xylem 2026 Proxy Statement | 59

Elements of Our Executive Compensation Program — Overview

Our executive compensation program offers a mix of compensation elements with a significant focus on variable pay. As an executive’s grade increases, the proportion of variable pay increases. There are three core elements of the compensation program for our NEOs for 2025:

	Element	Design	Purpose
Fixed	Base Salary	● Fixed component	• Designed to be competitive with our Peer Group, and the markets from which we recruit, allowing us to attract and retain the best talent
At Risk	Annual Incentive Plan	• Variable component • A cash incentive plan intended to recognize results in a single performance year	• Designed to link pay to Xylem’s annual financial performance and strategic priorities
At Risk	Long-Term Incentive Plan

•

Variable component composed of:

PSUs: 50% PSUs with a three-year cliff vesting schedule, based on achievement against internal and external performance metrics

RSUs: 25% time-based RSUs, vesting in equal annual installments over three years

Stock Options: 25% stock options, vesting in equal annual installments over three years

• Designed to link pay to long-term performance, to align executive incentives with shareholder value creation, and to help facilitate retention and stock ownership

Base Salary

Base salary is a fixed and core element of our executive compensation program designed to be competitive in the marketplace in order to attract and retain the best talent. Key factors that help determine base salary include:

●	Scope, breadth, complexity and level of responsibility of the role
●	Level and consistency of individual performance
●	Proficiency in the position, including skill set and knowledge for the position
●	Tenure in the position
●	Specific recruitment circumstances for newly hired executives

Base salaries are reviewed annually for potential merit increase. For 2025, the average total global merit increase was 3.9%. In February 2025, the LDCC provided the following base salary increases for our NEOs based on a review of market median and performance:

Name	2024 Base Salary ($)	2025 Base Salary ($)	Increase %
Matthew F. Pine	1,100,000	1,125,000	2.3%
William K. Grogan	725,000	754,000	4.0%
Hayati Yarkadas(1)	643,585	659,674	2.5%
Rodney O. Aulick	551,250	570,540	3.5%
Claudia S. Toussaint	548,530	570,470	4.0%
(1)	Converted from Swiss Francs (CHF) to US Dollars (USD).

Xylem 2026 Proxy Statement | 60

Annual Incentive Plan

Our AIP is a cash-based incentive program designed to link compensation to Xylem’s annual performance against financial and strategic objectives. The LDCC determined to move from the prior 75% financial / 25% individual weighting to 100% financial metrics and introduced segment financial metrics to sharpen alignment with financial performance, reinforce accountability for enterprise or segment results, depending on the executive’s role, and provide greater transparency.

The “Target AIP Award” opportunity for our NEOs (expressed as a percentage of base salary) is set to generally align with market median. Actual “AIP Payout” is determined as follows:

Base Salary ($)	X	Target AIP Award (% of Salary)	X	Team Performance Score	=	AIP Payout ($)

Each AIP performance metric is capped at 200% of target and results are interpolated between Threshold and Target and Target and Maximum for Team Performance results.

For Mr. Pine, the LDCC increased the percentage of base salary reflected in his Target AIP Award from 135% to 140% for 2025 to better align with the market median for his position. For the other NEOs, the percentage of base salary reflected in their 2025 Target AIP Awards was unchanged from 2024.

Team Performance Metrics (100%)

For 2025, financial metrics were selected to reflect the importance of top line growth, profit margin, and management of free cash flow as the foundation for building shareholder value.

The performance objectives for the financial metrics were based on internal operating plans that were established taking into consideration the high end of the range of the 2025 guidance we communicated to shareholders. This supports performance targets that are challenging, but achievable in order to motivate our NEOs and the broader employee base. For executives who have responsibility for a segment, their 2025 AIP design includes a mix of global and segment weightings.

Definition, weighting, and payout percentage for each performance metric based on actual performance relative to target performance are summarized below:

Weighting
Metrics	Team	Global Role	Segment Role
Adjusted EBITDA Margin (1)	Global Segment (WI, WSS)	40% NA	20% 20%
Organic Revenue (2)	Global Segment (WI, WSS)	35% NA	17.5% 17.5%
Adjusted FCF Margin (3)	Global	25%	25%

			Actual Performance vs. Target for Payout Levels
Metric	Team	Target	Threshold Payout (4) (50% of Target)	Target Payout (100% of Target)	Maximum Payout (200% of Target)
	Global	21.9%	20.6%	21.9%	22.6%
Adjusted EBITDA Margin	WI	23.2%	21.9%	23.2%	23.9%
	WSS	24.0%	22.7%	24.0%	24.7%
	Global	$8,699M	96.9% of Target	100% of Target	104% of Target
Organic Revenue	WI	$2,534M	95% of Target	100% of Target	104% of Target
	WSS	$2,451M	95% of Target	100% of Target	104% of Target
Adjusted FCF Margin	Global	10.2%	8.2%	10.2%	12.2%

(1)	Defined as Adjusted EBITDA Margin, as externally reported and provided in Appendix A, excluding currency translation impact outside of a pre-set collar, as a percentage of GAAP basis revenue.
(2)	Defined as revenue excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures, as compared to target.

Xylem 2026 Proxy Statement | 61

(3)	FCF defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures (adjusted to hold cash paid for capital-related expenditures at target). Adjusted FCF Margin is defined as FCF adjusted for significant cash paid or received for non-operational tax, acquisition or divestiture activities; divided by revenue.
(4)	Actual performance below Threshold level will result in 0% payout.

2025 AIP Payouts in 2026

Determination of 2025 Team Performance Score

The LDCC evaluated actual Team Performance against the pre-established objectives to determine the percentage of target earned with respect to each underlying financial metric (see below table).

Metrics	Team	2025 Target Performance	2025 Actual Performance	Actual vs. Target	Actual Payout %
	Global	21.9%	22.1%	+20 bps	130%
Adjusted EBITDA Margin	WI	23.2%	23.5%	+30 bps	145%
	WSS	24.0%	24.0%	-	100%
	Global	8,699M	8,795M	101.1%	128%
Organic Revenue	WI	2,534M	2,516M	99.3%	93%
	WSS	2,451M	2,424M	98.9%	89%
Adjusted FCF Margin	Global	10.2%	10.3%	+10 bps	105%
	Team Performance Score (1)		Global: 123%	WI: 120%	WSS: 110%

(1)	For 2025, enterprise performance resulted in a Global Team Score that was higher than the Team Score for certain operating segments. Under our AIP design, segment performance goals are established independently and reflect the specific operating environment, growth profile, and financial priorities of each segment.

Determination of Actual 2025 AIP Payouts

The following table summarizes the actual 2025 AIP Payouts to the NEOs paid in March 2026:

Name	Base Salary ($)	Target AIP Award (% of Salary)	Target Annual Incentive ($)	Range of Potential Payouts Based on Team Performance ($)	Team	Team Performance Score	Actual AIP Payout ($)
Matthew F. Pine	1,125,000	140%	1,575,000	0 - 3,150,000	Global	123%	1,937,250
William K. Grogan	754,000	90%	678,600	0 - 1,357,200	Global	123%	834,678
Hayati Yarkadas(1)	659,674	75%	494,755	0 - 989,511	WI	120%	593,706
Rodney O. Aulick	570,540	70%	399,378	0 - 798,756	WSS	110%	439,316
Claudia S. Toussaint	570,470	70%	399,329	0 - 798,658	Global	123%	491,175

(1)	Amounts paid to Mr. Yarkadas converted from Swiss Francs (CHF) to US Dollars (USD).

Xylem 2026 Proxy Statement | 62

Long-Term Incentive Plan

Our LTIP is designed to link an executive’s compensation to long-term shareholder value creation as well as achievement of key financial priorities. The 2025 LTIP awards for NEOs included the following components:

Component	% of Award	Vesting period	Rationale

PSUs		Performance-based cliff vesting at the end of three years

Two balanced performance criteria (relative TSR and cumulative Adjusted Earnings per Share) are designed to provide pay-for-performance linkage. Cliff vesting supports long-term alignment with shareholder value creation and retention of the Company’s NEOs.

RSUs		Time-based vesting in three annual installments	Three-year vesting supports long-term alignment with shareholders, and retention of the Company’s NEOs and helps facilitate stock ownership per our guidelines.

Stock Options		Time-based vesting in three annual installments

Three-year vesting supports long-term alignment with shareholder value and retention of the Company’s NEOs. Actual value materializes only if the share price appreciates over the stock options’ exercise price before the stock options expire. Supports share price performance and long-term alignment with shareholder value creation over the ten-year life of the option.

PSU awards underscore our pay-for-performance philosophy, provide alignment with key long-term financial metrics, and strengthen the performance-based aspects of our compensation program for executive officers and other direct reports to the CEO. The LDCC also considers RSUs and stock options to be performance-based, at-risk pay because their value depends on stock price performance. The mix and balance of LTIP awards were chosen based on the LDCC’s belief in performance-based compensation elements in the context of the Company’s business strategy, as well as market trends and relevant practices among peer companies. The target LTIP award value for each NEO is established each year to be generally in alignment with the market median value for long-term incentives, but also considers potential, performance, retention, and certain other considerations.

Performance Share Units

PSUs are stock awards that are settled in shares of Xylem’s common stock subject to three-year cliff vesting and achievement against objectives set with respect to performance metrics. New for 2025, cumulative Adjusted Earnings Per Share (“EPS”) was introduced as a metric to replace both Adjusted EBITDA and Revenue. The comparator for the Relative TSR metric was changed to S&P 500 Industrials Index, which is more comparable from a business perspective and still provides a robust constituency.

2025 - 2027 PSU metrics and objectives are as follows:

●	Relative TSR (“rTSR”): 50% of the PSUs were granted at target (100%) with actual payout (0% - 200% of the target number of shares) based on Xylem’s three-year TSR relative to companies in the S&P 500 Industrials Index. We believe rTSR helps us to further align the interests of our NEOs with those of our shareholders, and along with cumulative Adjusted EPS, provides a balanced approach to address both internal and external performance. The potential payout levels (as a percentage of the target number of shares) based on actual performance are summarized below (results are interpolated between Threshold and Target and Target and Maximum). Payouts are capped at 100% of target if Xylem’s 2025 - 2027 TSR is negative. Beginning and ending price of the TSR calculation is based on daily average closing price for the month of December prior to the beginning and ending of the performance period, respectively.

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	2025‑2027	Payout as a % of Target
Performance Level	Relative TSR Rank	Shares
Maximum	83rd Percentile and Above	200%
Target	50th Percentile	100%
Threshold	25th Percentile	25%
Below Threshold	Below 25th Percentile	0%

Similar to the multiple broad-based compensation surveys in our compensation benchmarking, the S&P 500 Industrial Index is not a self-selected customized benchmark and provides a comprehensive and relevant comparison for our stock price performance against the broader market.

●	Adjusted EPS: 50% of the PSUs were granted at target (100%) with actual payout (0%-200% of the target number of shares) contingent upon the achievement of a pre-set three-year cumulative Adjusted EPS target. We believe EPS is a metric that reinforces a focus on internal financial performance and supports long-term shareholder value creation through sustained growth.

Key elements of the 2025 - 2027 PSUs were as follows:

●	Earned PSUs will be settled in shares upon vesting
●	PSUs do not grant holders voting rights
●	Dividend equivalents are accrued and paid in cash only if and to the extent PSUs vest
●	If an employee resigns or their employment is terminated prior to vesting, the PSUs are forfeited entirely, including any accrued dividend equivalents
●	If an employee qualifies for retirement, dies or becomes disabled, a pro-rated portion of the PSUs vest based on actual performance
●	PSUs will vest in full (assuming target performance) upon a termination of employment by the Company without “cause” or by the employee for “good reason” within two years of a change of control, or if the buyer does not assume or replace the awards in connection with a change of control

Determination of 2023 - 2025 PSU Payouts

On March 1, 2026, the LDCC determined payouts for the 2023 PSUs for all NEOs. The 2023 PSUs were earned at approximately 126.5% of target based on performance over the 2023 - 2025 performance period as shown below.

2023 PSU Award for Completed Performance Cycle in 2025

Performance Metrics	Weighting	Performance Level		Actual Result	Actual Payout
		Maximum:	75th Percentile
rTSR	50%	Target:	50th Percentile	52nd Percentile	106%
		Threshold:	25th Percentile
		Maximum:	2,006M
Adjusted EBITDA	25%	Target:	1,824M	2,009M	175%
		Threshold:	1,459M
		Maximum:	9,426M
Revenue	25%	Target:	8,767M	8,938M	119%
		Threshold:	7,891M
Total Final Payout: 126.5% of target

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On March 1, 2026, the LDCC also determined payouts for the 2021 Environmental, Social and Governance (“ESG”) PSUs for all NEOs. The 2021 ESG PSUs were earned at 80% of target based on performance over the 2021-2025 performance period as shown below.

Performance Metrics	Weighting	Targets	Actual Result	Actual Payout
Women in Leadership	20%	33%	29%	0%
Process Water Recycling (# of major facilities)	20%	20	21	100%
CO2e Reduction (metric meter tons; cumulative difference)	20%	1.7	7.2	100%
Pollution Prevention (billion cubic meters; cumulative difference)	20%	4.2	10.5	100%
Non-Rev Water Reduction (billion cubic meters; cumulative difference)	20%	2.4	3.5	100%
		Total Final Payout: 80% of target

Restricted Stock Units

RSUs are stock awards that are settled in shares of Xylem’s common stock subject to vesting requirements.

Key elements of the 2025 RSU awards were as follows:

●	RSUs awarded typically vest in three equal installments over three years
●	RSUs do not grant holders voting rights
●	Dividend equivalents are accrued and paid in cash only upon vesting/settlement of the awards
●	If an employee resigns or their employment is terminated prior to vesting, the RSUs are forfeited entirely, including any accrued dividend equivalents
●	If an employee qualifies for retirement, a pro-rated portion of the RSUs with a vesting date within 12 months of the employee’s retirement vest and applicable dividend equivalents will be paid upon retirement
●	If an employee dies or becomes disabled, the RSUs vest in full
●	RSUs will vest in full upon termination of employment by the Company without “cause” or by the employee for “good reason” within two years of a change of control, or if the buyer does not assume or replace the awards in connection with a change of control

Stock Options

Non-qualified stock options permit participants to purchase shares of Xylem’s common stock in the future at a price equal to the stock’s value on the date the stock options were granted, which is the stock option exercise price.

Key elements of the 2025 non-qualified stock option awards were as follows:

●	Stock options typically vest in three equal annual installments over three years with a 10-year term and cannot be exercised prior to vesting
●	If an employee resigns or their employment is terminated prior to vesting, the unvested portions of the stock options are forfeited entirely. Vested stock options expire the earlier of three months following the termination date or the original expiration date
●	If an employee qualifies for retirement, a pro-rated portion of the unvested stock options with a vesting date within 12 months of the employee’s retirement vest and remain exercisable until the earlier of three years following the retirement date or the original expiration date
●	If an employee dies or becomes disabled, unvested stock options vest in full and remain exercisable until the earlier of three years following the death or disability date or the original expiration date

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●	Unvested stock options will vest in full upon termination of employment by the Company without “cause” or by the employee for “good reason” within two years of a change of control, or if the buyer does not assume or replace the awards in connection with a change of control

Earnings Black-Out Periods and Timing of Stock-Based Grants

The Company’s Insider Trading policy specifies a quarterly blackout period during which individuals designated as “Restricted Insiders” (as defined in the policy) are prohibited from trading in the Company’s securities. In consideration of the timing around when the Company and Restricted Insiders may be in possession of quarterly performance-related material, non-public information, the trading blackout period commences several weeks prior to the end of each fiscal quarter and re-opens several market trading days following our earnings releases.

In addition, the Company also follows an annual equity grant blackout calendar applicable to the award of options and other equity awards to NEOs, other executives and directors. The LDCC makes its annual compensation cycle decisions related to NEOs’ LTIP awards at the Committee’s first quarter meeting, typically in February. In consideration of our equity grant blackout calendar, annual LTIP awards to NEOs are granted no earlier than the second trading day following the Company’s filing of its Annual Report on Form 10-K. In addition, the Committee generally takes into consideration the annual equity grant blackout calendar with respect to the timing of any off-cycle LTIP awards to NEOs and other executives.

During 2025, the LDCC used market competitive data, potential, individual performance, retention and certain other considerations when it determined equity grants to be awarded to NEOs under the LTIP. In 2025, the LDCC did not grant stock options to any NEO during the period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-K, Form 10-Q or Form 8-K that disclosed material non-public information. In general, LTIP awards are granted to NEOs, other executives and directors on the approved grant effective date, during an open trading window and in alignment with the annual equity grant blackout calendar. For new hire NEOs, LTIP awards are granted on the latter of the LDCC approval date, the start of employment, or other applicable date as required by our equity grant blackout calendar.

3. ADDITIONAL COMPENSATION ELEMENTS

The primary focus of our executive compensation program is on base salary, AIP and LTIP awards, but we also provide other limited benefits that are market-competitive and deemed necessary to attract, motivate and retain a high-quality management team.

Retirement and Benefit Plans

NEOs (excluding Mr. Yarkadas) participate in the same U.S. retirement and benefit plans as the broader population of salaried employees, as applicable.

●	Retirement plans generally include the tax-qualified retirement savings plan, the non-qualified retirement savings plan, and the deferred compensation plan. We do not provide defined benefit retirement plans to the U.S. salaried population.
●	Benefit plans generally include group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance, and short- and long-term disability insurance.

Mr. Yarkadas participates in the same retirement plan as the broader population of Switzerland-based salaried employees, as applicable.

Severance Plan Arrangements

Xylem offers severance plan arrangements to provide transitional assistance to NEOs who are terminated either without cause or due to a qualifying termination following a change of control. Xylem maintains two severance plans for its senior executives: the Xylem Senior Executive Severance Pay Plan and the Xylem Special Senior Executive Severance Pay Plan. These plans are described in detail in the “Potential Post-Employment Compensation” section.

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4. COMPENSATION DECISION-MAKING PROCESS

Role of the Leadership Development & Compensation Committee

The LDCC is responsible for the design of our compensation program to enable the Company to attract, motivate and retain executive and other top talent critical to our long-term success. The LDCC reviews management performance, internal succession planning, executive development and talent management programs and initiatives on a regular basis. The Committee’s role includes providing overall direction for the total rewards philosophy and overseeing the total rewards programs for our NEOs and broader executive population. The LDCC annually reviews the executive compensation structure to confirm that it properly aligns with the Company’s strategic and business objectives and maintains a strong link to long-term shareholder value creation.

During the first quarter of each year, the LDCC reviews executive and company performance for the prior three-year period when determining PSU payout, and annual performance for the prior year when determining AIP Payout. The LDCC also approves compensation actions (currently in February), including base salaries, AIP targets and LTIP target awards for the current year, as well as payout of performance-based incentives for the prior performance cycles (typically on or about March 1). The LDCC is provided with tally sheets, which provide a comprehensive picture of each NEO’s total compensation and context for making pay decisions.

The LDCC establishes the total compensation for NEOs after seeking input from the CEO and CP&SO regarding each NEO’s performance, as well as the LDCC’s independent compensation consultant. CEO compensation decisions are determined by the LDCC in consultation with the Board’s independent directors, based on performance against objectives and market benchmarking factors. The LDCC also has oversight of the establishment and administration of executive benefit programs and severance policies. For a full discussion of LDCC authority and responsibilities, please refer to the LDCC charter that is on our website at www.xylem.com, under “About Xylem,” then “Investors” and then “Corporate Governance.”

Role of the Compensation Consultant

The LDCC has retained Meridian Compensation Partners (“Meridian”) as its independent compensation consultant since May 2024. Prior to engaging Meridian each year, the LDCC reviews Meridian’s independence. The LDCC has determined that Meridian is independent and Meridian’s work does not raise any conflicts of interest pursuant to the SEC’s rules and the NYSE listing standards.

In 2025, at the request of the LDCC, Meridian attended all regular LDCC meetings and also met with the LDCC without management present at these meetings. Meridian provided the LDCC with assessments of and recommendations on our executive compensation philosophy and program design and assisted with the selection of our Peer Group. At the direction of the LDCC, Meridian conducted the annual compensation benchmarking exercise for both executives and the non-employee director compensation program. The LDCC has sole authority to retain and terminate the compensation consultant and is directly responsible for overseeing and compensating the consultant.

Role of Management

Management routinely provides the LDCC with current and projected results of performance-based compensation plans, and external survey data that the LDCC may consider in making decisions with respect to total rewards for NEOs. At the request of the LDCC, LDCC meetings are regularly attended by the CEO, the CP&SO and the Vice President, Total Rewards, who are responsible for leading discussions about the Company’s performance, succession planning, leadership development and total rewards programs. The LDCC discussions regarding incentive compensation design and the Company’s performance are typically also attended by the CFO. The CEO makes recommendations to the LDCC regarding total compensation to be paid to the Company’s executive officers and other executive leadership team members, other than himself, but all decisions are ultimately made by the LDCC.

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5. ADDITIONAL INFORMATION

Change of Control Agreements

Our NEOs do not have stand-alone change of control agreements. However, the Company’s short- and long-term incentive plans, severance arrangements and non-qualified deferred compensation plan provide additional or accelerated benefits in connection with a change of control. These benefits are described in detail in the “Potential Post-Employment Compensation” section. The Company does not provide any tax gross-ups related to Section 280G of the Internal Revenue Code (“IRC”).

Consideration of Tax and Accounting Impacts

The LDCC annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each NEO. The LDCC believes that its primary responsibility is to provide a compensation program that attracts, retains, motivates and rewards the executive talent necessary for our success. Consequently, the LDCC may pay or provide compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Clawback Policy

We maintain a policy that provides for recoupment of any incentive-based compensation received during the applicable recovery period (generally the prior three completed fiscal years) that would otherwise not have been paid in the event that due to material non-compliance with any financial reporting requirement under the U.S. federal securities laws, the Company is required to either: a) prepare an accounting restatement of the Company’s financial statements, or b) make any correction that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the then-current period or left uncorrected in the then-current period. Our policy complies with the NYSE’s final listing standards implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act clawback requirements and related SEC rules, as applicable. The clawback policy covers all current and former executive officers and is in addition to any other recovery rights provided under applicable law. A copy of our policy is provided as an exhibit to our Form 10-K.

In addition, our equity grant agreements provide for recoupment of time-based and performance-based equity compensation related to violations of Company policy or conduct materially adverse to the best interests of the Company.

SUMMARY COMPENSATION TABLE (“SCT”)

The following table summarizes the compensation for our NEOs for each of the years shown.

Name and		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Matthew F. Pine	2025	1,120,193	—	6,190,308	1,825,034	1,937,250	214,021	11,286,806
President and CEO	2024	1,091,346	—	5,559,102	1,625,012	2,085,311	218,806	10,579,577
	2023	647,896	—	1,542,460	500,006	890,175	105,413	3,685,950
William K. Grogan	2025	748,423	—	1,908,026	562,490	834,678	94,986	4,148,603
EVP and CFO	2024	725,000	—	1,710,453	500,018	916,273	98,476	3,950,221
	2023	195,192	350,000	3,792,692	—	275,301	11,712	4,624,898
Hayati Yarkadas(6)	2025	656,992	—	1,017,790	299,997	593,706	126,695	2,695,180
EVP and President, WI	2024	606,260	—	1,026,232	299,988	630,719	120,650	2,683,848
	2023	596,891	—	1,311,059	425,003	741,669	119,889	3,194,510
Rodney O. Aulick	2025	577,432	300,000	720,898	212,499	439,316	71,172	2,321,317
EVP and President, WSS	2024	546,202	375,000	726,859	212,511	528,649	75,275	2,464,495

Claudia S. Toussaint	2025	566,252	—	890,236	262,493	491,175	74,020	2,284,175
EVP, Chief People and Sustainability Officer
(1)	The 2025 amount for Mr. Aulick represents the payout of the second tranche of a special deferred cash award made to offset a change in total compensation for the transition from Evoqua to Xylem in May 2023.

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(2)	Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the PSU and RSU awards excluding the effect of estimated forfeitures. The grant date fair value of the PSUs included in these amounts is determined based on the probable outcomes of the applicable performance objectives as of the date of grant. Assuming the maximum performance is achieved for the 2025 PSU award, the maximum grant date fair value is $8,730,665 for Mr. Pine; $2,691,035 for Mr. Grogan; $1,435,467 for Mr. Yarkadas; $1,016,733 for Mr. Aulick; and $1,255,568 for Ms. Toussaint. A discussion of the awards and assumptions used in calculating the values of 2025 PSU and RSU awards may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026.
(3)	Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the stock option awards excluding the effect of estimated forfeitures. A discussion of assumptions used in calculating the values of 2025 stock option awards may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026.
(4)	Amounts represent AIP Payouts earned for each performance year.
(5)	Amounts represent items specified in the “All Other Compensation Table” below.
(6)	Mr. Yarkadas is based in Switzerland and his cash compensation (comprised of the amounts disclosed in the Salary, Non-Equity Incentive Plan Compensation, and All Other Compensation columns) are provided in Swiss Francs. His 2025 cash compensation was converted to U.S. dollars based on the daily average exchange rate of 1.207 USD for 1 Swiss Franc during 2025.

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ALL OTHER COMPENSATION TABLE

Name	Company Contribution to Tax-Qualified Retirement Savings Plan ($)(a)	Company Contribution to Non-Qualified Retirement Savings Plan ($)(b)	Company Contribution to Deferred Compensation Plan ($)(c)	Other ($)(d)	Total All Other Compensation ($)
Matthew F. Pine	24,500	189,521	—	—	214,021
William K. Grogan	21,000	48,946	25,040	—	94,986
Hayati Yarkadas	—	—	—	126,695	126,695
Rodney O. Aulick	24,500	46,672	—		71,172
Claudia S. Toussaint	24,500	49,520	—	—	74,020

(a)	These amounts include contributions in fiscal year 2025, as well as contributions for the 2025 AIP Payouts earned in 2025 and paid in 2026.
(b)	These amounts include contributions in fiscal year 2025, as well as contributions for the 2025 AIP Payouts earned in 2025 and paid in 2026. Xylem contributions are unfunded and participants have access to the same investment funds available to participants in the tax-qualified retirement savings plan.
(c)	These amounts include contributions for the 2025 AIP award earned in 2025 and paid in 2026 to the participants under the Xylem Deferred Compensation Plan.
(d)	For Mr. Yarkadas the amount consists of car and child education allowances of $29,970 and retirement contributions of $96,725 aligned with local Swiss policy that is based on local market practice.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding equity and non-equity awards made to our NEOs during the year ended December 31, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)(4)	Awards ($/Sh)(5)	Awards ($)(6)
Matthew F. Pine		787,500	1,575,000	3,150,000							—
PSU - TSR	3/5/25				7,037	14,074	28,148				2,540,357
PSU - EPS	3/5/25				7,037	14,074	28,148				1,824,976
RSU	3/5/25							14,074			1,824,976
Option	3/5/25								49,392	129.67	1,825,034
William K. Grogan		339,300	678,600	1,357,200							—
PSU - TSR	3/5/25				2,169	4,338	8,676				783,009
PSU - EPS	3/5/25				2,169	4,338	8,676				562,508
RSU	3/5/25							4,338			562,508
Option	3/5/25								15,223	129.67	562,490
Hayati Yarkadas		247,378	494,755	989,511							—
PSU - TSR	3/5/25				1,157	2,314	4,628				417,677
PSU - EPS	3/5/25				1,157	2,314	4,628				300,056
RSU	3/5/25							2,314			300,056
Option	3/5/25								8,119	129.67	299,997
Rodney O. Aulick		199,689	399,378	798,756							—
PSU - TSR	3/5/25				820	1,639	3,278				295,840
PSU - EPS	3/5/25				820	1,639	3,278				212,529
RSU	3/5/25							1,639			212,529
Option	3/5/25								5,751	129.67	212,499
Claudia S. Toussaint		199,665	399,329	798,658							—
PSU - TSR	3/5/25				1,012	2,024	4,048				365,332
PSU - EPS	3/5/25				1,012	2,024	4,048				262,452
RSU	3/5/25							2,024			262,452
Option	3/5/25								7,104	129.67	262,493
(1)	Amounts reflect the annualized minimum, target, and maximum payment levels, respectively, for potential award payouts achieved under the 2025 AIP described under “Compensation Discussion and Analysis - Annual Incentive Plan.” No payout if results are below Threshold. These potential payments were based on achievement against specific performance objectives and were therefore completely at risk. The actual

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earned payouts for each NEO under the 2025 AIP are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)	Amounts reflect the minimum, target, and maximum number of shares issuable in respect of PSUs granted in 2025, which were determined using the closing price of Xylem common stock on the grant date. The lines represent the regular 2025 annual awards which cliff vest three years after March 5, 2025 (“Grant Date”) to the extent that they are earned based on pre-set relative TSR and EPS performance goals and provided that the executive remains an employee as of the vesting date.
(3)	Amounts reflect the number of RSUs granted in 2025, which was determined using the closing price of Xylem common stock on the grant date. The 2025 annual awards vest in three equal installments on each of the first, second, and third anniversaries of the grant date provided that the executive remains an employee as of each vesting date.
(4)	Amounts reflect the number of stock options granted in 2025, which were determined using the binomial lattice value on the grant date. These awards vest in three equal installments on each of the first, second, and third anniversaries of the grant date provided that the executive remains an employee as of each vesting date. The options expire ten years after the grant date.
(5)	The stock option exercise price equals the closing price of Xylem common stock on the grant date.
(6)	Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 for PSU, RSU and stock option awards granted to the NEOs in 2025, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs included in these amounts is determined based on the probable outcomes of the applicable performance objectives as of the date of grant. A discussion of the awards and assumptions used in calculating the values of PSU, RSU and stock option awards may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding all outstanding stock options and unvested RSU and PSU awards held by each NEO as of December 31, 2025.

	Option Awards					RSU Awards		PSU Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, or Units or Other Rights of Stock that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units or Other Rights of Stock that Have Not Vested ($)(4)
Matthew F. Pine	5/7/20	14,635	—	63.55	5/7/30	24,191	3,294,330	121,768	16,582,366
	5/7/20	145,856	—	63.55	5/7/30
	3/1/21	11,853	—	102.23	3/1/31
	3/1/22	15,106	—	86.76	3/1/32
	3/1/23	11,470	5,736	101.09	3/1/33
	3/1/24	14,322	28,645	127.94	3/1/34
	3/5/25	—	49,392	129.67	3/5/35
William K. Grogan	3/1/24	4,407	8,814	127.94	3/1/34	16,545	2,253,098	46,235	6,296,282
	3/5/25	—	15,223	129.67	3/5/35
Hayati Yarkadas	3/1/22	5,036	—	86.76	3/1/32	5,280	719,030	31,031	4,225,774
	3/1/23	3,250	3,250	101.09	3/1/33
	3/1/23	1,625	1,625	101.09	3/1/33
	3/1/24	2,644	5,288	127.94	3/1/34
	3/5/25	—	8,119	129.67	3/5/35
Rodney O. Aulick	2/14/19	9,254	—	26.40	2/14/29	4,162	566,781	13,198	1,797,304
	2/16/21	17,376	—	51.59	2/16/31
	3/1/24	1,873	3,746	127.94	3/1/34
	3/5/25	—	5,751	129.67	3/5/35
Claudia S. Toussaint	2/21/18	11,641	—	75.18	2/21/28	3,939	536,413	22,523	3,067,155
	2/20/19	12,456	—	74.07	2/20/29
	2/27/20	14,036	—	80.66	2/27/30
	3/1/21	9,698	—	102.23	3/1/31
	3/1/22	12,588	—	86.76	3/1/32
	3/1/23	5,162	2,581	101.09	3/1/33
	3/1/24	1,983	3,966	127.94	3/1/34
	3/5/25	—	7,104	129.67	3/5/35

(1)	All unvested stock option awards vest in three equal installments over the three-year period following the grant date.
(2)	The following table provides the vesting schedules (vesting typically occurs on the applicable anniversary of the grant date):

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	Grant	Vesting Schedule (#)
Name	Date	2026	2027	2028
Matthew F. Pine	3/1/23	5,736	-	-
	3/1/24	14,322	14,323	-
	3/5/25	16,464	16,464	16,464
William K. Grogan	3/1/25	4,407	4,407	-
	3/5/26	5,074	5,074	5,075
Hayati Yarkadas	3/1/23	3,250	-	-
	3/1/23	1,625	-	-
	3/1/24	2,644	2,644	-
	3/5/25	2,706	2,706	2,707
Rodney O. Aulick	3/1/24	1,873	1,873	-
	3/5/25	1,917	1,917	1,917
Claudia S. Toussaint	3/1/23	2,581	-	-
	3/1/24	1,983	1,983	-
	3/5/25	2,368	2,368	2,368

(3)	The following table provides the vesting schedule (vesting typically occurs on the applicable anniversary of the grant date):

	Grant	Vesting Schedule (#)
Name	Date	2026	2027	2028
Matthew F. Pine	3/1/23	1,649	-	-
	3/1/24	4,234	4,234	-
	3/5/25	4,691	4,691	4,692
William K. Grogan	9/18/23	9,601	-	-
	3/1/24	1,303	1,303	-
	3/5/25	1,446	1,446	1,446
Hayati Yarkadas	3/1/23	934	-	-
	3/1/23	468	-	-
	3/1/24	782	782	-
	3/5/25	771	771	772
Rodney O. Aulick	12/9/22	1,415	-	-
	3/1/24	554	554	-
	3/5/25	546	546	547
Claudia S. Toussaint	3/1/23	742	-	-
	3/1/24	586	587	-
	3/5/25	674	675	675
(4)	Market values were determined based on the Company’s closing stock price of $136.18 on December 31, 2025.
(5)	Amounts reflect the 2021 ESG PSU and 2023 PSU awards that vested on March 1, 2026 with payout at 80% and approximately 126.5% of target, respectively, and 2024 and 2025 unvested PSUs estimated at 200% of target.

The following table provides the vesting schedule (vesting occurs on the three-year anniversary of the grant date, other than with respect to the 2021 ESG PSUs, which vest on the five-year anniversary of the grant date):

	Grant	Vesting Schedule (#)
Name	Date	2026	2027	2028
Matthew F. Pine	3/1/21	2,152	-	-
	3/1/23	12,514	-	-
	3/1/24	-	50,806	-
	3/5/25	-	-	56,296
William K. Grogan	9/18/23	13,251	-	-
	3/1/24	-	15,632	-
	3/5/25	-	-	17,352
Hayati Yarkadas	3/1/21	1,761	-	-
	3/1/23	7,091	-	-
	3/1/23	3,545	-	-
	3/1/24	-	9,378	-
	3/5/25	-	-	9,256
Rodney O. Aulick	3/1/24	-	6,642	-
	3/5/25	-	-	6,556
Claudia S. Toussaint	3/1/21	1,761	-	-
	3/1/23	5,632	-	-
	3/1/24	-	7,034	-
	3/5/25	-	-	8,096

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OPTION EXERCISES AND STOCK VESTED

The following table provides the values realized by our NEOs upon the exercise of Xylem stock options and the vesting of PSUs and RSUs in 2025. None of our NEOs exercised stock options in 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)(1)
Matthew F. Pine	15,611	2,025,996
William K. Grogan	10,903	1,534,044
Hayati Yarkadas	11,911	1,545,810
Rodney O. Aulick	12,695	1,612,731
Claudia S. Toussaint	9,437	1,224,734

(1)	These amounts reflect the value realized upon the vesting of PSUs and RSUs based upon the closing price of Xylem common stock on the date of vesting.

NON-QUALIFIED DEFERRED COMPENSATION

Xylem Deferred Compensation Plan

The Xylem Deferred Compensation Plan is a deferred compensation plan that permits eligible U.S. executives with a base salary of at least $225,000 to defer between 2% and 75% of their AIP payments. Amounts deferred are unsecured general obligations of the Company and will rank with other unsecured and unsubordinated indebtedness of the Company.

Xylem Supplemental Retirement Savings Plan (“SRSP”)

The SRSP is designed to provide retirement benefits that exceed the limits applicable to the Company’s tax-qualified retirement savings plan under federal law. Benefits under the SRSP are generally paid directly by Xylem. The SRSP is a non-qualified, unfunded plan, and amounts credited under the plan represent general unsecured obligations of the Company, payable from its general assets.

The table below shows the activity within the SRSP (Non-Qualified Savings) for the NEOs for 2025. Mr. Yarkadas does not participate in the U.S.-based SRSP. He participates in the local defined contribution retirement plan in Switzerland and received an employer contribution of $96,725 in 2025.

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2025 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Matthew F. Pine
Deferred Compensation	—	—	—	—	—
Non-Qualified Savings	—	189,521	82,032	—	577,245
Total	—	189,521	82,032	—	577,245
William K. Grogan
Deferred Compensation	417,339	25,040	—	—	—
Non-Qualified Savings	—	48,946	18,931	—	138,641
Total	417,339	73,986	18,931	—	138,641
Rodney O. Aulick
Deferred Compensation	—	—	—	—	—
Non-Qualified Savings	—	46,672	9,183	—	83,153
Total	—	46,672	9,183	—	83,153
Claudia S. Toussaint
Deferred Compensation	—	—	—	—	—
Non-Qualified Savings	—	49,520	74,663	—	582,170
Total	—	49,520	74,663	—	582,170

(1)	Amounts represent the deferred portion of the 2025 AIP, which was credited to NEO’s account in 2026 and is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table”.
(2)	Amounts consist of the contributions to the participants under the Xylem Deferred Compensation Plan and SRSP for the 2025 AIP, which were credited to the NEOs’ accounts in 2026. These amounts are reflected in the Non-Qualified Retirement Savings Plan and Deferred Compensation Plan contribution columns in the “All Other Compensation Table” and are included in the “Summary Compensation Table".
(3)	The Company does not provide preferential or above-market rates as defined in applicable SEC rules. As a result, the aggregate earnings are not included in the Summary Compensation Table.
(4)	The amounts represent account balances at 2025 fiscal year end and exclude contributions that were credited in 2025 but not actually contributed until after the end of the year. The aggregate balance for SRSP that has been reported as compensation since 2012 is $578,378 for Mr. Pine; $135,152 for Mr. Grogan; $97,797 for Mr. Aulick; and $393. 899 for Ms. Toussaint.

POTENTIAL POST-EMPLOYMENT COMPENSATION

The Potential Post-Employment Compensation table included in this section reflects the amounts of compensation payable to each of the NEOs in the event of employment termination under several different circumstances, including death, disability, termination without cause or a qualifying termination in connection with a change of control. The severance plans listed below apply to the Company’s senior executives, including NEOs (unless otherwise provided below), as defined by Section 409A of the IRC. The severance plans do not allow for excise tax gross-ups and include a cap on severance benefits.

The amounts shown in the Potential Post-Employment Compensation tables are estimates, assuming that the triggering event was effective as of December 31, 2025, and include amounts that would be earned through such date (or that would be earned during a period of severance). The Company’s obligation to continue severance payments ceases if the executive does not comply with Xylem’s Code of Conduct or applicable non-compete provisions. The amounts shown below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment and include: accrued salary and vacation pay, as applicable; certain severance benefits as described below; and distributions of balances under the retirement savings plans.

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Xylem Senior Executive Severance Pay Plan

The purpose of the Xylem Senior Executive Severance Pay Plan (“SESPP”) is to provide a period of transition following termination of employment for senior executives but not including termination in connection with a change of control. The plan generally provides for severance payments if Xylem terminates a senior executive’s employment without cause, except where the executive accepts employment (or refusal of comparable employment) with a successor business, or voluntarily terminates employment prior to the date their employment term with the Company is scheduled to end. All NEOs are eligible to participate in this plan.

The amount of severance payable (“Severance Pay”) under this plan depends on the executive’s salary and years of service at the time of the termination of employment. The plan provides 12 months of base salary for executives who have performed up to three years of service and one additional month of salary for each additional year of service thereafter with a cap of 24 months of base salary, payable in the form of salary continuation or a lump sum as determined by the Company. The SESPP also provides for continued health and life insurance benefits during the severance period at the same coverage levels and employee contribution rates in effect immediately prior to termination, subject to any plan changes applied consistently to other executives.

For purposes of the SESPP, “cause” generally means an executive’s willful and continued failure to substantially perform his or her duties or the willful engagement in conduct that materially injuries the Company or its Affiliates (as this term is defined in the SESPP).

Xylem Special Senior Executive Severance Pay Plan

The purpose of the Xylem Special Senior Executive Severance Pay Plan (“SSESPP”) is to provide compensation in the case of a qualifying termination of a senior executive’s employment in connection with a change of control (as defined in the SSESPP). All NEOs are eligible to participate in this plan.

Under this plan, if an NEO’s employment is terminated (1) without “cause” in contemplation of a change of control that ultimately occurs; or (2) without “cause” or the NEO resigns for “good reason” within two years after a change of control, the following will be provided (collectively, the “Severance Payments”):

Benefit	Amount
“Severance Pay” as a multiple of annual base salary and most recent annual bonus paid or earned*	2 Times
Continuation of health and life insurance benefits at the same cost and level of coverage as other in-service executives	2 Years
Other Benefits	● Severance Pay times the current eligible percentage rate of Xylem’s contributions to applicable retirement savings plans ● One year of outplacement services

*	For any executive who is newly hired and has not yet completed a full performance year, “Severance Pay” shall equal the multiple of annual base salary and target annual bonus.

Severance Pay and the Other Benefits described in the table shall be payable in a lump sum within 30 days of a qualifying termination of employment.

In the event Severance Payments under the plan would constitute an “excess parachute payment” within the definition of Section 280G of the IRC, payments would be provided based on whichever option would provide a better after-tax benefit to the NEO:

●	the aggregate of all Severance Payments reduced so the present value of payments does not exceed the Safe Harbor Amount as defined by the IRC; or
●	the aggregate of all Severance Payments without a reduction.

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For purposes of the SSESPP, “cause” generally means an executive’s willful and continued failure to substantially perform his or her duties or the willful engagement in conduct that materially injuries the Company or its Affiliates (as this term is defined in the SSESPP). “Good reason” generally means (1) a reduction in annual target total cash compensation (base salary and target AIP), (2) the assignment of any duties inconsistent in any material adverse respect with the executive’s position, authority, duties or responsibilities, (3) any action by the Company or an Affiliate which results in a material diminution in position, authority, duties or responsibilities, or (4) the Company or an Affiliate requiring the executive to relocate to a work location 50 miles or more from the location where the executive was principally working immediately prior to the Change in Control (as this phrase is defined in the SSESPP).

Potential Post-Employment and Change of Control Compensation

The following table reflects the estimated amount of compensation payable to each of the Company’s NEOs upon termination of employment under various scenarios. The amounts shown are calculated using an assumed termination date effective as of December 31, 2025. Although the calculations are intended to provide reasonable estimates of the potential compensation payable upon termination, they are based on assumptions outlined in the footnotes and may not represent the actual amount payable if an eligible termination event were to occur.

Name	Death/ Disability ($ in millions)(1)	Termination Not for Cause ($ in millions)(2)	Change of Control Termination Not for Cause/ With Good Reason ($ in millions)(3)
Matthew F. Pine	9.0	1.3	20.2
William K. Grogan	5.1	0.8	10.0
Hayati Yarkadas	3.1	0.8	6.4
Rodney O. Aulick	1.0	1.9	3.8
Claudia S. Toussaint	2.1	2.6	5.1

(1)	This is a potential lump-sum payment related to the acceleration of unvested equity awards which would have occurred upon an NEO’s death or termination due to disability as of December 31, 2025. Equity awards vest according to the terms described in “Our Executive Compensation Program - Long-term Incentive Plan.” The amounts shown reflect the market value of RSUs, PSUs (pro-rated based on actual performance), and unvested in-the-money stock options based on the Company’s December 31, 2025 common stock closing price of $136.18.
(2)	The amounts shown consist of the following potential payments if an NEO had been terminated not for cause as of December 31, 2025:
(a)	Severance Pay under the SESPP. The amounts are paid in the form of periodic payments according to the regular payroll schedule over the severance period.
(b)	The Company’s portion of health and life insurance premiums paid monthly for the duration of the severance period under the SESPP.
(3)	The amounts shown consist of the following potential payments upon termination not for cause or with good reason within two years of change of control:
(a)	Severance Pay under the SSESPP, which is paid in the form of a lump sum.
(b)	A lump-sum payment for unvested equity awards that would vest according to the terms described in “Our Executive Compensation Program — Long-term Incentive Plan.” The amount reflects the market value of RSUs, PSUs (assuming 80% payout for the 2021 ESG PSU award, 126.5% payout for the 2023 award and target performance for the 2024 and 2025 annual awards) and in-the-money stock options, in each case based on the Company’s December 31, 2025 common stock closing price of $136.18.
(c)	A lump-sum payment equal to Severance Pay times the then current eligible percentage for the Company’s contribution to the Xylem retirement savings plans as provided under the SSESPP. In addition, this includes the Company’s portion of health and life insurance premiums under the SSESPP.
(d)	A lump-sum payment equal to the cost of outplacement services for one year following the termination under the SSESPP.

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CEO PAY RATIO

Mr. Pine’s annual total compensation for 2025 was $11.3 million as disclosed in the Summary Compensation Table. The annual total compensation of the employee identified as our median compensated employee was $66,535 calculated using the same methodology used to calculate annual total compensation for our NEOs as set forth in the Summary Compensation Table. As a result, the ratio of these amounts was 170:1.

We identified the median compensated individual of all our employees (excluding the CEO) through the following process:

●	We used the global employee population active as of December 31, 2025. This included all full-time, part-time, temporary and seasonal workers.
●	To identify the median compensated employee, we used the following consistently applied compensation measure for 2025: salary, annual incentive, commission, bonus, overtime pay, and grant date fair value of any long-term incentive awards. For regular full-time and part-time employees (other than temporary, seasonal or other non-permanent employees) who were not employed for the full year 2025, compensation was annualized.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following table and related information regarding the relationship between “compensation actually paid” and certain financial performance of the Company for compliance purposes. Neither the LDCC nor the executives of our Company directly use the information in this table or the related disclosures when making compensation decisions. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A section above.

For purposes of this Pay versus Performance section, all references to “compensation actually paid” mean such amount as computed in accordance with Item 402(v) of Regulation S-K, which is different from pay amounts discussed in the CD&A section and elsewhere in this Proxy Statement.

Pay Versus Performance Table

	PEO (Mr. Pine in 2024-2025 Mr. Decker in 2021-2023)		Non-PEO NEOs		Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table ($)(1) (b)	Compensation Actually Paid (CAP) ($)(2) (c)	Average Summary Compensation Table ($) (3) (d)	Average Compensation Actually Paid (CAP) ($) (4) (e)	Total Shareholder Return ($) (5) (f)	Peer Group Shareholder Return ($) (6) (g)	Net Income ($M) (7) (h)	Revenue ($M) (8) (i)
2025	11,286,806	13,704,919	2,862,319	4,922,831	149	189	957	9,035
2024	10,579,577	9,467,754	3,007,865	2,774,227	119	158	890	8,562
2023	10,825,450	9,674,561	3,517,747	3,572,262	116	135	609	7,364
2022	10,148,865	7,158,884	2,564,752	2,042,657	111	114	355	5,522
2021	10,441,670	13,341,645	2,665,368	4,175,346	119	121	427	5,195

(1)	The dollar amounts reported in column (b) are the amounts reported for Mr. Pine and Mr. Decker (the Company’s CEO in 2021-2023) for each of the corresponding years in the “Total” column of the Summary Compensation Table (“SCT”).

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(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Pine and Mr. Decker, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by Mr. Pine and Mr. Decker. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the SCT for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Numbers disclosed in 2025 Proxy Statement were updated to correct a minor calculation error.

Compensation Actually Paid to PEO ($M)	2025	2024	2023	2022	2021
SCT Total	11,287	10,580	10,825	10,149	10,442
Less, value of “Stock Awards” and “Option Awards” reported in SCT	8,015	7,184	6,893	5,969	7,725
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	8,232	5,832	7,889	9,548	9,459
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	1,646	(76)	(301)	(1,983)	2,297
Plus (less), change in fair value of equity awards granted in prior years that vested in the year	555	316	(1,845)	(4,587)	(1,131)
Compensation Actually Paid to PEO	13,705	9,468	9,675	7,159	13,342

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Pine or Mr. Decker as CEO) in the “Total” column of the SCT in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: : (i) for 2025, Mr. Grogan, Mr. Yarkadas, Mr. Aulick and Ms. Toussant; (ii) for 2024, Mr. Grogan, Ms. Emmerich, Mr. Yarkadas, and Mr. Aulick; (iii) for 2023, Mr. Grogan, Mr. Pine (as COO), Mr. Yarkadas, Mr. Franz Cerwinka (former SVP and President, Applied Water (“AW”)), and Ms. Sandra Rowland (former CFO); (iii) for 2022, Ms. Rowland, Ms. Capers (former SVP and General Counsel), Mr. Yarkadas, and Mr. Pine (as SVP and President, Americas and Measurement and Control Solutions (“MCS”)); and (iv) for 2021, Ms. Rowland, Mr. Colin Sabol (former SVP and President, MCS), Mr. Pine (as SVP and President, AW), and Mr. Yarkadas.
(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Pine or Mr. Decker as CEO), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the SCT for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Numbers disclosed in 2025 Proxy Statement were updated to correct a minor calculation error.

Compensation Actually Paid to Non-PEO NEOs ($M)	2025	2024	2023	2022	2021
Average SCT Total	2,862	3,008	3,518	2,565	2,665
Less, average value of “Stock Awards” and “Option Awards” reported in SCT	1,469	1,569	2,015	1,209	1,577
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	1,508	1,255	2,344	1,908	1,931
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	1,832	(32)	(45)	(435)	1,026
Plus (less), average change in fair value of equity awards granted in prior years that vested in the year	189	113	(230)	(786)	130
Less, average prior year-end fair value for any equity awards forfeited in the year	—	—	—	—	—
Average Compensation Actually Paid to Non-PEO NEOs	4,923	2,774	3,572	2,043	4,175

(5)	Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.
(6)	The peer group used for this purpose is the S&P 500 Industrials Index.
(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)	Revenue was the Company-Selected Measure for the most recently completed fiscal year. The dollar amounts reported represent the amount of Revenue reflected in the Company’s audited financial statements for the applicable year.

Description of Certain Relationships between Information Presented in the Pay versus Performance Table

As described in more detail in the CD&A section, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, only one of those Company measures is presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

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Compensation Actually Paid, Cumulative TSR and Peer Group TSR

Compensation Actually Paid and Net Income

Compensation Actually Paid and Revenue

Additional Financial Performance Measures

As described in greater detail in the CD&A section, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important additional financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

Financial Performance Measures
Organic Revenue
Adjusted EBITDA Margin
Adjusted Free Cash Flow Margin

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information related to the shares of Xylem common stock that may be issued under equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders (1)	1,979,814	(2)	$95.75	(3)	4,747,423
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	1,979,814		$95.75	(3)	4,747,423

(1)	Includes the Xylem 2011 Omnibus Incentive Plan (Amended and Restated as of February 24, 2016) and the Evoqua Water Technologies 2017 Equity Plan.
(2)	The 2011 Omnibus Incentive Plan includes 1,142,489 stock options, 505,945 units of underlying RSUs, and 331,380 units of underlying PSUs at target.
(3)	Represents weighted average exercise price of outstanding stock options only.

VOTING AND MEETING INFORMATION

Who is entitled to vote?

You can vote if you owned shares of Xylem’s common stock as of the close of business on March 19, 2026, the record date. On the record date, 240,826,446 shares of Xylem common stock were outstanding. Each share is entitled to one vote.

What is the difference between a registered owner and a beneficial owner?

If the shares you own are registered in your name directly with our transfer agent, Equiniti Trust Company, you are the “registered owner” and the shareholder of record with respect to those shares.

If the shares you own are held in a stock brokerage account, bank, one of Xylem’s employee retirement savings plans or by another holder of record, you are considered the “beneficial owner.” As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form or by following their instructions for voting by telephone or on the Internet.

How do I vote?

We encourage you to vote as soon as possible, even if you plan to attend this year’s virtual Annual Meeting to be held exclusively via webcast.

●	If you are a “registered owner,” you can vote either online during the Annual Meeting or by proxy.
●	If you are a “beneficial owner,” but do not hold your shares through one of Xylem’s employee retirement savings plans, you can vote by submitting voting instructions to your bank, broker, trustee or other nominee. If you are a beneficial owner and would like to vote online during the virtual Annual Meeting, you can use the control number indicated on your notice or the instructions that accompanied your proxy materials if your notice or instructions indicate that you may vote those shares at www.proxyvote.com; otherwise you will need to obtain a written proxy, executed in your favor, from the shareholder of record (your bank or broker).
●	If your shares are held through one of Xylem’s employee savings plans, you can vote by submitting voting instructions to your plan trustee, as described below. Your shares cannot be voted online during the Annual Meeting.

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If you choose to vote by proxy, you can do so in one of three ways:

before the Annual Meeting at www.proxyvote.com

1-800-690-6903 (United States and Canada only)

Mark, date and sign your proxy card or voting instruction form and return it in the envelope provided

How do I vote if I am a participant in one of Xylem’s employee retirement savings plans?

If you participate in any of the Xylem retirement savings plans for employees, your plan trustee will vote the Xylem shares credited to your savings plan account in accordance with your voting instructions. The trustee will vote the savings plan shares for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares in the same savings plan for which the trustee receives voting instructions. Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of Xylem shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the savings plan to vote these shares, in person or by proxy at the Annual Meeting. Xylem plan participants should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, at 51 Mercedes Way, Edgewood, New York 11717, or vote by telephone or the Internet. Instructions for shares in Xylem savings plan accounts must be received by Broadridge no later than 11:59 p.m. Eastern Time on May 11, 2026.

Can I vote by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it.

How will my shares be voted at the Annual Meeting?

If you decide to vote by proxy, the persons indicated on your proxy card or voting instruction form (the “proxies”) will vote your shares in accordance with your instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by our Board of Directors. If any other matters not described in this Proxy Statement are properly brought before the Annual Meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

Can I revoke my proxy?

You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or by casting a new vote on the Internet or by telephone. You can also send a written notice of revocation to our Corporate Secretary at Xylem Inc., 301 Water Street SE, Washington, DC 20003. You can also revoke your proxy by attending the Annual Meeting and voting online during the Annual Meeting. If you are a registered owner, you can vote your shares online during the Annual Meeting. If you are a beneficial owner (other than a holder of shares through one of Xylem’s employee retirement savings plans), you should contact the bank, broker, trustee or other nominee that holds your shares for specific instructions on how to change or revoke your vote.

What is a quorum for the Annual Meeting?

A quorum is required in order to hold a valid meeting. To have a quorum, shareholders entitled to cast a majority of votes at the online Annual Meeting must be present online at the Annual Meeting or by proxy. Broker non-votes and abstentions do not affect the determination of whether a quorum is present.

How do I attend and participate in the online Annual Meeting?

The Annual Meeting is being held exclusively online via webcast. If you are a shareholder of record as of the close of business on March 19, 2026, you may attend, vote, ask questions and view the list of shareholders of record as of March 19, 2026 during the meeting, by logging into the meeting at www.virtualshareholdermeeting.com/XYL2026.

To log in, you will need your unique 16-digit control number, which is found on your Notice, proxy card or the instructions that accompanied your proxy materials (in the box marked by an arrow). If you are a beneficial owner and have any questions about your control number, please contact the bank, broker, trustee or other nominee that holds your shares.

Xylem 2026 Proxy Statement | 81

If you have questions during the Annual Meeting that are pertinent to Xylem and the meeting matters, you may type them at any point during the meeting into the dialog box provided (until the floor is closed to questions). As part of the Annual Meeting, we will hold a live webcast Q&A session, during which we intend to answer all pertinent questions submitted in accordance with the meeting’s rules of conduct (to be provided at the start of the meeting), as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to Annual Meeting matters or Xylem’s business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The audio broadcast of the Annual Meeting will be archived and available for replay for at least one year at: www.virtualshareholdermeeting.com/XYL2026.

What are broker non-votes?

Brokers are not permitted to vote on certain items and may elect not to vote on any of the items, unless you provide voting instructions. A broker “non-vote” occurs when a nominee (such as a bank, broker or other nominee) holding shares for a beneficial owner votes on one or more but less than all items. This can occur when the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Broker non-votes will not be tabulated in determining whether any of the items presented at the Annual Meeting has obtained the requisite vote to be approved. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the items.

What if a director nominee fails to be elected by a majority of votes cast?

Our By-laws provide that in uncontested elections, any director nominee who fails to be elected by a majority of votes cast, but who also is a director at the time, shall promptly provide a written resignation, as a holdover director, to the independent Board Chair or the Corporate Secretary. Our Nominating & Governance Committee will promptly consider the resignation and all relevant facts and circumstances concerning any vote, and the best interests of the Company and our shareholders, and will make a recommendation as to whether the Board should accept such resignation. The Board will act on the Nominating & Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) will count the votes and an agent of Broadridge will act as one of our Inspectors of Election for the online Annual Meeting. The other Inspector of Election will be an employee of the Company.

Who will pay for the costs of this proxy solicitation?

Xylem will pay the cost incurred in connection with the solicitation of proxies. We have engaged Sodali & Co to assist with the solicitation of proxies for a fee of $11,000. In addition, we may reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees also may solicit proxies in person, by mail, by telephone or through electronic communications. They will not receive any additional compensation for these activities.

I participate in a Xylem employee retirement savings plan and I am a shareholder of record of shares of Xylem common stock. How many proxy cards will I receive?

You will receive only one proxy card. Your Xylem savings plan shares and any shares you own as the shareholder of record will be set out separately on the proxy card.

How many shares are held by participants in the Xylem employee retirement savings plans?

As of the close of business on March 19, 2026, the record date, Fidelity Investments, the trustee of the Company stock in the Xylem employee retirement savings plans, held approximately 182,257 shares of Xylem common stock (approximately 0.08% of the outstanding shares).

Where can I find the voting results?

Preliminary results will be reported during the Annual Meeting. We will timely report final results in a filing with the SEC via a Current Report on Form 8-K.

Xylem 2026 Proxy Statement | 82

VOTING REQUIREMENTS

Proposal	Vote Required (1)	Board Recommendation
Election of Directors	Majority of votes cast. Votes cast “for” a director must exceed the votes cast “against” that director	FOR (each nominee)
Ratification of the appointment of Deloitte & Touche LLP for 2026	Votes cast “for” the proposal must exceed votes cast “against” the proposal	FOR

Advisory vote to approve named executive officer compensation	Votes cast “for” the proposal must exceed votes cast “against” the proposal	FOR

Implementation of Employee Stock Purchase Plan	Votes cast “for” the proposal must exceed the votes cast “against” the proposal	FOR

(1)	Abstentions and broker non-votes are not considered as votes cast and will have no effect on the vote outcome for these matters.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with SEC rules, we are using the Internet as our primary means of providing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our 2026 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025, and voting via the Internet. We expect to mail the Notice and to begin mailing our proxy materials on or about March 30, 2026.

Electronic Delivery of Proxy Materials. If you received a paper copy of this Proxy Statement and would like to receive future proxy statements and annual reports on Form 10-K electronically, you can submit your request at www.proxyvote.com, the Internet voting site hosted by Broadridge. Registering for electronic delivery enables you to receive Xylem’s Annual Report on Form 10-K and Proxy Statement more quickly and to access them at your convenience, while conserving natural resources and lowering printing and mailing costs. We also make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.xylem.com) and select “About Xylem” and then select “Access Financial Information” under the “Investors” heading, and then select “Access Financial Information.” Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules, are also available without charge to shareholders by writing to our Corporate Secretary at Xylem Inc., 301 Water Street SE, Washington, DC 20003.

HOUSEHOLDING — REDUCE DUPLICATE MAILINGS

To reduce duplicate mailings, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial shareholders who have the same address and same last name and who do not participate in electronic delivery or Internet access of proxy materials, will receive only one copy of the Company’s Annual Report on Form 10-K and Proxy Statement unless one or more of these shareholders notifies the Company that they wish to continue to receive individual copies. By reducing duplicate mailings, we are able to conserve natural resources and lower the costs of printing and distributing our proxy materials.

If you are currently receiving multiple copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank or other institution if you are a beneficial owner. If you are a registered owner, you may contact us by writing to our Corporate Secretary or by emailing investor.relations@xylem.com.

Xylem 2026 Proxy Statement | 83

Each shareholder who participates in householding will continue to receive a separate proxy card or Notice. Your consent to householding is perpetual unless you revoke it. If your household received a single Notice of Annual Meeting of Shareholders or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact the Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

2027 SHAREHOLDER PROPOSALS

Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in our proxy statement for the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”), shareholder proposals must be submitted in accordance with SEC Rule 14a-8 and must be received by our Corporate Secretary at Xylem Inc., 301 Water Street SE, Washington, DC 20003 by no later than the close of business on November 30, 2026.

Director Nominations for Inclusion in our Proxy Materials (Proxy Access). Under our By-laws, notice of proxy access director nominees must be received by our Corporate Secretary at the address noted above no earlier than the close of business on October 31, 2026, and no later than the close of business on November 30, 2026 and must fully comply with the requirements of our By-Laws. In the event that the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year’s Annual Meeting, such notice must be received by the close of business (i) not earlier than 150 calendar days prior to the 2027 Annual Meeting and (ii) not later than 120 calendar days prior to the 2027 Annual Meeting or 10 calendar days following the date on which public announcement of the 2027 Annual Meeting is first made, whichever is later.

Director Nominations and Other Proposals to be Brought Before the 2027 Annual Meeting of Shareholders. Under our By-laws, if a shareholder wishes to present other business or nominate a director candidate directly at the 2027 Annual Meeting, rather than for inclusion in our proxy statement, a timely notice of such business or nomination must be received by our Corporate Secretary at the address noted above no earlier than the close of business on November 30, 2026 and no later than the close of business on December 30, 2026. In the event that the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year’s Annual Meeting, such notice must be received by the close of business (i) not earlier than 120 calendar days prior to the 2027 Annual Meeting and (ii) not later than 90 calendar days prior to the 2027 Annual Meeting or 10 calendar days following the date on which public announcement of the 2027 Annual Meeting is first made, whichever is later. Such notice must comply with the requirements of our By-laws. SEC rules permit management to vote proxies at its discretion in certain cases if the shareholder does not comply with the advance notice provisions of our By-laws.

Xylem 2026 Proxy Statement | 84

APPENDIX A

Xylem Inc. Non-GAAP Measures

Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures that we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.

“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustments to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.

“Adjusted EBITDA Margin” defined as adjusted EBITDA divided by total revenue.

“Adjusted Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, net income attributable to Xylem and earnings per share attributable to Xylem, adjusted to exclude restructuring and realignment costs, amortization of acquired intangible assets, gain or loss from sale of businesses, gain on remeasurement of previously held equity interest, special charges and tax-related special items, as applicable.

“Adjusted Operating Margin” defined as adjusted operating income divided by total revenue.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.

“Free Cash Flow Margin” defined as free cash flow, adjusted (as applicable) for significant cash paid or received for non-operational tax, acquisition or divestiture activities; divided by revenue.

“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.

“Special charges” defined as non-recurring costs incurred by the Company, such as those related to acquisitions and integrations, divestitures and non-cash impairment charges.

“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem 2026 Proxy Statement | A1

Xylem Inc. Non-GAAP Reconciliation

Reported v. Organic and Constant Currency Revenue ($Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
			Change	% Change			Change	% Change
			2025 v.	2025 v.	Acquisitions /	FX	Adj. 2025 v.	Adj. 2025 v.
	Revenue	Revenue	2024	2024	Divestitures	Impact	2024	2024
	2025	2024
Year Ended December 31
Xylem Inc.	9,035	8,562	473	6%	17	(71)	419	5%	5%

Xylem Inc. Non-GAAP Reconciliation

EBITDA and Adjusted EBITDA ($ Millions)

2025
Total
Net Income attributable to Xylem	957
Net Income margin	10.6%
Depreciation	267
Amortization	308
Interest Expense (Income), net	2
Income Tax Expense	231
EBITDA	1,765
Share-based Compensation	53
Restructuring & Realignment	131
Special Charges	36
Loss/(Gain) from sale of business	31
Loss attributable to non-controlling interest	(7)
Adjusted EBITDA	2,009
Revenue	9,035
Adjusted EBITDA Margin	22.2%

2024
Total
Net Income	890
Net Income margin	10.4%
Depreciation	258
Amortization	304
Interest Expense (Income), net	16
Income Tax Expense	197
EBITDA	1,665
Share-based Compensation	56
Restructuring & Realignment	91
Special Charges	57
Gain on joint venture remeasurement	(152)
Loss/(Gain) from sale of businesses	46
Adjusted EBITDA	1,763
Revenue	8,562
Adjusted EBITDA Margin	20.6%

Xylem 2026 Proxy Statement | A2

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow ($ Millions)

	2025	2024
Net Cash - Operating Activities	$1,241	$1,263
Capital Expenditures - PPE
Capital Expenditures - Software	(262)	(263)
Capital Expenditures	(69)	(58)
	(331)	(321)

Free Cash Flow	$910	$942
Cash Paid for Significant Divestiture Activities	15	—

Adjusted Free Cash Flow for Margin Calculation	$925	$942

Revenue	$9,035	$8,562

Operating Cash Flow Margin	13.7%	14.8%
Free Cash Flow Margin	10.2%	11.0%

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

($ Millions, except per share amounts)

	2025				2024
	As				As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total Revenue	9,035	—		9,035	8,562	—		8,562
Operating Income	1,223	389	a	1,612	1,009	364	a	1,373
Operating Margin	13.5%			17.8%	11.8%			16.0%
Interest Expense	(29)	—		(29)	(44)	—		(44)
Other Non-Operating Income (Expense)	18	—		18	16	—		16
Gain on remeasurement of previously held equity interest	—	—		—	152	(152)	b	—
Gain/(Loss) From Sale of Business	(31)	31	c	—	(46)	46	c	—
Income before Taxes	1,181	420		1,601	1,087	258		1,345
Provision for Income Taxes	(231)	(137)	d	(368)	(197)	(107)	d	(304)
Net Income	950	283		1,233	890	151		1,041
Net Loss Attributable to Non-controlling Interests	7	—		7	—	—		—
Net Income Attributable to Xylem	957	283		1,240	890	151		1,041
Diluted Shares	244.0			244.0	243.5			243.5
Diluted EPS	$3.92	$1.16		$5.08	$3.65	$0.62		$4.27

a	Adjustments

Restructuring & realignment costs: 2025 - $133 million and 2024 - $91 million

Special charges: 2025 - $28 million of acquisition, divestiture & integration costs and $8 million of intangible asset impairment charges; 2024 - $50 million of acquisition & integration related costs and $7 million of intangible asset impairment charges

Purchase accounting intangible amortization: 2025 - $220 million and 2024 - $216 million

b	Gain on joint venture remeasurement as per income statement
c	Gain/(Loss) from sale of business as per income statement for all periods presented
d

2025 – Net tax impact on pre-tax adjustments (notes a and c) of $85 million and other tax special benefit items of $52 million, primarily deferred tax benefits from internal reorganizations; 2024 - Net tax impact on pre-tax adjustments (notes a, b and c) of $88 million and other tax special items of $19 million

Xylem 2026 Proxy Statement | A3

APPENDIX B

XYLEM INC. 2026 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1 – PURPOSE

The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Xylem Inc. (“Xylem” or the “Company”) and certain designated subsidiaries and affiliates of the Company with the opportunity to purchase Shares of the Company’s common stock through payroll deductions. The Plan is intended to encourage employee stock ownership, increase alignment with long-term shareholder value, and support the Company’s talent and total rewards strategy.

The Plan includes:
(a) a U.S. tax-qualified component intended to meet the requirements of Section 423 of the U.S. Internal Revenue Code (the “423 Component”), and
(b) a Non-Section 423 component (the “Non-423 Component”) for eligible employees of the Company or Affiliates outside the U.S. or where Section 423 treatment is not practicable.

Except as otherwise provided, the 423 Component and Non-423 Component together constitute the “Plan.”

ARTICLE 2 – DEFINITIONS

The following terms have the meanings set forth below:

“Affiliate” means any entity that is a subsidiary of the Company, or any other entity designated by the Committee for participation in the Plan.
“Board” means the Company’s Board of Directors.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Committee” means the Leadership Development and Compensation Committee of the Board or a delegate of the Committee.
“Compensation” means base wages or salary, unless modified by the Committee for specific offerings.
“Effective Date” means the date the Plan is adopted by the Board, subject to approval by the Company’s shareholders.

“Eligible Employee” means an employee of the Company or an Affiliate who meets the eligibility requirements of Article 3.
“Enrollment Date” means the first day of an Offering Period.
“Fair Market Value” means the closing price of a Share on the principal exchange on which the Shares are listed.
“Offering Period” means a six-month period beginning on each June 1 and December 1 (unless otherwise determined by the Committee).
“Purchase Date” means the final trading day of each Offering Period.
“Share” means a share of the Company’s common stock.

ARTICLE 3 – ELIGIBILITY

3.1 423 Component

Except as otherwise provided, each employee of the Company or an Affiliate is eligible to participate in the 423 Component as of the Enrollment Date, provided the employee:

●	has been employed by the Company or an Affiliate for at least 90 calendar days, and
●	is customarily employed for at least 20 hours per week or such other threshold permitted under Section 423.

Xylem 2026 Proxy Statement | B1

The Executive Vice President, Chief People and Sustainability Officer of Xylem, or successor thereto, will from time to time, determine which of the Company’s employees (including employees of Affiliates) will be eligible to participate in the Plan. Notwithstanding the foregoing, Eligible Employees shall not include: (i) any employee represented by a collective bargaining unit (unless participation in the Plan is specifically provided for under the terms of a collective bargaining agreement), and (ii) any Section 16 officer or senior executive of the Company. Eligible Employees who elect to participate in the Plan shall hereinafter be referred to as “Participants.”

3.2 Non-423 Component

The Committee may designate separate offerings or sub-plans under the Non-423 Component covering employees of specific countries or jurisdictions. Such offerings may include different eligibility rules, payroll processes, withholding requirements, or purchase limitations, as appropriate and provided that they comply with applicable local laws.

ARTICLE 4 – OFFERING PERIOD

Unless otherwise determined by the Committee, the Plan will operate using consecutive six-month Offering Periods.

Each Eligible Employee who enrolls in the Plan will automatically participate in future Offering Periods unless the Participant withdraws from the Plan or becomes ineligible to participate in the Plan.

The Committee may, at its discretion, modify the duration or timing of future Offering Periods, including establishing a new Offering Period or terminating an Offering Period early in connection with a corporate transaction.

ARTICLE 5 – Participation and Payroll Deductions

5.1 Enrollment

Eligible Employees may enroll by completing the prescribed enrollment process through the Company’s designated brokerage platform.

5.2 Payroll Deductions

Participants may elect payroll deductions from 1% to 15% of Compensation, subject to any applicable annual limit specified by Code Section 423(b)(8).

Payroll deductions will begin on the first payroll following the Enrollment Date and continue through the Offering Period unless changed or terminated by the Participant.

5.3 Changes to Deductions

Participants may decrease or discontinue deductions during an Offering Period as permitted by the Committee. Increases may be restricted until the next Offering Period.

5.4 Carryover

At the end of each Offering Period, unused payroll deductions will be carried forward to the next Offering Period unless refunded at the request of the Participant or as required by law.

ARTICLE 6 – Purchase of Shares

6.1 Purchase Price

Unless otherwise determined by the Committee, the Purchase Price will equal 85% of the lesser of:

(a) the Fair Market Value on the Enrollment Date, or
(b) the Fair Market Value on the Purchase Date.

Xylem 2026 Proxy Statement | B2

6.2 Purchase Limits

Purchases under the 423 Component are subject to:

●	the applicable IRS annual limit,
●	the maximum number of Shares authorized under Article 12, and
●	any per-offering or per-Participant limits set by the Committee, at its discretion.

6.3 Fractional Shares

Fractional Shares may be purchased unless prohibited by applicable law or brokerage rules.

6.4 Pro Rata Allocation

If the total number of Shares to be purchased exceeds the number available, purchases shall be reduced on a pro rata basis.

ARTICLE 7 – Withdrawal

A Participant may withdraw from an Offering Period at any time prior to the Purchase Date. Upon withdrawal:

●	no further payroll deductions will be taken, and
●	accumulated payroll deductions will be refunded as soon as reasonably practicable.

A Participant’s re-enrollment is permitted only at the next Offering Period.

Article 8 – Termination of PARTICIPATION

Participation ends immediately upon a Participant’s:

●	termination of employment,
●	loss of eligibility under Article 3, or
●	transfer to employment by a non-participating Affiliate.

Accumulated payroll deductions will be refunded unless otherwise prohibited by the Committee, except as required by applicable law.

Article 9 – Corporate Transactions

In the event of a merger, acquisition, sale of substantially all assets, or similar transaction of the Company or a participating Affiliate, the Committee may take any action it deems appropriate, including:

●	shortening an Offering Period,
●	canceling outstanding rights with a cash refund,
●	continuing the Plan with the acquiring company,
●	substituting equivalent purchase rights.

Any adjustments will be made consistent with Treas. Reg. §1.423-2.

Xylem 2026 Proxy Statement | B3

Article 10 – Administration

The Plan will be administered by the Committee, which has full authority to:

●	interpret the Plan,
●	establish Offering Periods,
●	determine eligibility pursuant to Article 3,
●	adopt Plan administration rules and procedures (including for Non-423),
●	handle securities, tax, and payroll compliance requirements, including in consultation with advisors and the Plan administrator,
●	delegate administrative duties, as appropriate.

The Committee’s determinations are final and binding.

Article 11 – Shares Subject to the Plan

The maximum number of Shares that may be issued under the Plan is 4,000,000, subject to adjustment under Article 12. Shares may be newly issued, treasury shares, or shares acquired on the open market.

Article 12 – Adjustments

In the event of common stock splits, recapitalizations, spin-offs, reverse splits, or other corporate events, the Committee will adjust:

●	the number of Shares available,
●	the number of Shares subject to purchase rights,
●	the Purchase Price,
●	and any applicable limitations.

Adjustments will be made in a manner consistent with Section 423.

Article 13 – PLAN Amendment and Termination

The Committee may amend, suspend, or terminate the Plan at any time, provided that:

●	shareholder approval is provided if and as required under Section 423 or applicable rules of the exchange on which Shares are traded, and
●	no amendment may materially impair outstanding rights without Participant consent (unless amendment is required by law).

Article 14 – No Employment Rights

Participation in the Plan does not create a right to continued employment or interfere with the Company’s right to modify employment terms.

Article 15 – Governing Law

The Plan is governed by U.S. federal law and the laws the Company’s state of incorporation.

Xylem 2026 Proxy Statement | B4

Article 16 – Non-423 Component

The Committee may establish separate rules, offerings, appendices, contribution methods, withholding rules, and administrative processes for employees outside the United States to comply with local tax, payroll, securities, exchange control, and employment requirements.

Such rules may differ from the 423 Component and shall not be required to comply with Section 423.

Article 17 – Effective Date and Term

The Plan becomes effective upon Board approval, subject to shareholder approval where required. The Plan shall continue until terminated by the Committee or until the Shares issued under the Plan are exhausted.

Article 18 – Successors

All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19 – General provisions

19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall Include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.2 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4 Securities Law Compliance. With respect to Company Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

19.5 Registration and Listing. The Company may use reasonable endeavors to register Shares with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

19.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to;

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Xylem 2026 Proxy Statement | B5

19.8 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have employees, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates shall be covered by the Plan;

(b)	Modify the administrative terms and conditions of any Award granted to Eligible Employees outside the United States to comply with applicable foreign laws;
(c)

Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans or modifications to Plan terms and procedures established under this Plan by the Committee shall be attached to this Plan document as appendices; and

(d)	Take any action, before or after Shares are issued that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals,
(e)

Notwithstanding the above, the Committee may not take any actions hereunder, and no Shares will be issued that would violate the Securities Exchange Act of 1933, as amended, the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

19.9 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a ·non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.10 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth In the Plan. The Plan is not subject to ERISA.

19.11 Retirement and Welfare Plans. The value of Shares issued under this Plan will not be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's retirement plans (both qualified and non-qualified) or welfare benefit plans.

Xylem 2026 Proxy Statement | B6

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V89537-P46332-Z92066 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! XYLEM INC. 301 WATER STREET SE WASHINGTON, DC 20003 XYLEM INC. 1. Election of nine members of the Xylem Inc. Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3 AND 4. 1a. Earl R. Ellis 1b. Robert F. Friel 1c. Lisa Glatch 1d. Victoria D. Harker 1e. Mark D. Morelli 1f. Jerome A. Peribere 1g. Matthew F. Pine 1h. Lila Tretikov 1i. Uday Yadav NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 2. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026. 3. Advisory vote to approve the compensation of our named executive officers. 4. Implementation of the Xylem Inc. 2026 Employee Stock Purchase Plan. (When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.) SCAN TO VIEW MATERIALS & VOTEw WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting are available through 11:59 PM (ET) the day before the Annual Meeting. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. During The Meeting - Go to www.virtualshareholdermeeting.com/XYL2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V89538-P46332-Z92066 Annual Meeting of Shareholders Thursday, May 14, 2026, 8:00 a.m. (ET) Online at: www.virtualshareholdermeeting.com/XYL2026 SEC PROXY ACCESS NOTICE Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be held on Thursday, May 14, 2026 at 8:00 a.m. (ET) online at www.virtualshareholdermeeting.com/XYL2026: The 2026 Notice and Proxy Statement and 2025 Annual Report on Form 10-K are available on the Internet at www.proxyvote.com. Continued and to be signed on reverse side The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Kelly O'Shea and Stacy Cozad, or either of them, each with full power of substitution as proxies, to vote all shares of Xylem Inc. common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Annual Meeting and at any adjournments or postponements. For participants in a Xylem Retirement Savings Plan: Your plan trustee will vote the Xylem shares credited to your savings plan account in accordance with your voting instructions. The trustee will vote the savings plan shares for which no voting instructions are received ("Undirected Shares") in the same proportion as the shares in the same savings plan for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the savings plans, participants are "named fiduciaries" to the extent of their authority to direct the voting of Xylem Inc. shares credited to their savings plan account and their proportionate share of Undirected Shares. Participants under these plans should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridge before 11:59 p.m. (ET), on May 11, 2026. By submitting voting instructions by telephone or Internet, or by signing and returning this voting instruction card, you direct the trustee of the savings plan to vote these shares, by proxy, as designated herein, at the Annual Meeting. The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the Annual Meeting and at any adjournments or postponements. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XYLEM INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2026.